EXHIBIT 4.1
                                                                     -----------


                                                               EXECUTION VERSION



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                               PURCHASE AGREEMENT

                                      AMONG

                             NEXTWAVE WIRELESS LLC,

                          EACH GUARANTOR NAMED HEREIN,

                                       AND

                           THE PURCHASERS NAMED HEREIN

                                  RELATING TO:

                          SENIOR SECURED NOTES DUE 2010

                                       OF

                              NEXTWAVE WIRELESS LLC




                            DATED AS OF JULY 17, 2006



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                                TABLE OF CONTENTS

                                                                            PAGE



ARTICLE I      PURCHASE, SALE AND ISSUANCE OF SECURITIES.....................1

      1.1   Issuance of Notes................................................1

      1.2   Sale and Purchase of the Notes; the Closing; Issuance of
            Warrants.........................................................1

      1.3   Purchasers' Representations and Acknowledgement..................3

      1.4   Expenses.........................................................5

      1.5   Indemnification..................................................6

      1.6   Registration of Notes; etc.......................................8

      1.7   Tax Matters......................................................9

ARTICLE II     CLOSING CONDITIONS...........................................12

      2.1   Completion of Due Diligence.....................................12

      2.2   Opinion of Counsel..............................................12

      2.3   Representations and Warranties True.............................12

      2.4   Compliance with this Agreement; No Default......................13

      2.5   Delivered Documents.............................................13

      2.6   Issuance of the Notes...........................................13

      2.7   Governmental Authorizations; No Violation.......................14

      2.8   Financial Statements............................................14

      2.9   Payment of Fees and Expenses....................................14

      2.10  Purchase Permitted by Applicable Laws; Legal Investment.........14

      2.11  Security Interests in Collateral................................14

ARTICLE III    HOLDERS' SPECIAL RIGHTS......................................15

      3.1   Service Charges.................................................15

      3.2   Direct Payment..................................................15

      3.3   Lost, etc. Notes................................................16

      3.4   Inspection......................................................16

ARTICLE IV     REPRESENTATIONS AND WARRANTIES...............................17

      4.1   Organization, Powers............................................17

      4.2   Qualification and Good Standing.................................17

      4.3   Company and Subsidiaries; Capitalization........................17

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                                TABLE OF CONTENTS
                                   (continued)
                                                                            PAGE


      4.4   Due Authorization...............................................18

      4.5   No Conflict.....................................................18

      4.6   Governmental Consents...........................................18

      4.7   Binding Obligations.............................................18

      4.8   No Default; Contracts and Spectrum Leases.......................19

      4.9   Use of Proceeds.................................................19

      4.10  Financial Condition.............................................19

      4.11  No Material Adverse Change; Absence of Undisclosed
            Liabilities.....................................................20

      4.12  Title to Collateral; Properties; Liens..........................20

      4.13  FCC Licenses....................................................20

      4.14  Intellectual Property...........................................21

      4.15  Litigation; Adverse Facts.......................................22

      4.16  Payment of Taxes................................................23

      4.17  Compliance With Laws; Governmental Authorizations, Insurance....23

      4.18  Affiliate Transactions..........................................24

      4.19  Investment Company Act..........................................24

      4.20  Securities Activities...........................................25

      4.21  ERISA...........................................................25

      4.22  Certain Fees....................................................25

      4.23  Environmental Matters...........................................25

      4.24  Employee Matters................................................26

      4.25  Solvency........................................................26

      4.26  Indebtedness....................................................26

      4.27  No Violation of Regulations of Board of Governors of
            Federal Reserve System..........................................26

      4.28  Private Offering................................................27

      4.29  Disclosure......................................................27

      4.30  Representations and Warranties..................................27

      4.31  Creation, Perfection and Priority of Liens......................27

      4.32  Subsidiary Rights...............................................28

                                TABLE OF CONTENTS
                                   (continued)
                                                                            PAGE

      4.33  Ranking of Notes................................................28

      4.34  Independent Auditors............................................28

      4.35  Books and Records...............................................28

      4.36  Money Laundering................................................28

ARTICLE V      COVENANTS....................................................29

      5.1   Financial Statements and Other Reports..........................29

      5.2   Payment of Notes................................................31

      5.3   Satisfaction of Obligations; Taxes..............................31

      5.4   Maintenance of Property; Insurance..............................31

      5.5   Corporate Existence.............................................32

      5.6   Books and Records...............................................32

      5.7   Compliance with Law, Maintenance of FCC Licenses................32

      5.8   Use of Proceeds.................................................32

      5.9   Issuance of Additional Guaranties; Additional Collateral........33

      5.10  Spectrum Cash Account; Asset Sale Proceeds Account..............34

      5.11  Limitation on Restricted Payments...............................35

      5.12  Liens and Related Matters.......................................36

      5.13  Indebtedness....................................................37

      5.14  Asset Sales.....................................................37

      5.15  Merger and Consolidation........................................38

      5.16  Intentionally Omitted...........................................39

      5.17  Limitation on Transactions With Affiliates......................39

      5.18  Offer to Repurchase Upon Change of Control......................40

      5.19  Nature of Business..............................................41

      5.20  Investment Company Act..........................................42

      5.21  Waiver of Stay, Extension or Usury Laws.........................42

      5.22  Spectrum Holdings...............................................42

      5.23  Amendments of Organizational Documents..........................42

      5.24  OFAC............................................................42

      5.25  Maintenance of Cash Balance/Cash Reserve Account................43

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                                TABLE OF CONTENTS
                                   (continued)
                                                                            PAGE

      5.26  Intentionally Omitted...........................................43

      5.27  License Subsidiaries............................................43

      5.28  Parent..........................................................43

ARTICLE VI     DEFAULTS AND REMEDIES........................................43

      6.1   Event of Default................................................43

      6.2   Acceleration....................................................46

      6.3   Other Remedies..................................................46

      6.4   Waiver of Past Defaults.........................................47

      6.5   Rights of Holders of Notes to Receive Payment...................47

ARTICLE VII    [INTENTIONALLY OMITTED]......................................47

ARTICLE VIII   REDEMPTION AND REPURCHASE OF THE NOTES.......................47

      8.1   Optional Redemption; Mandatory Redemption.......................47

      8.2   Selection of Notes to Be Redeemed or Purchased..................49

      8.3   Notice of Redemption............................................49

      8.4   Effect of Notice of Redemption..................................49

      8.5   Deposit of Redemption or Purchase Price.........................49

      8.6   Notes Redeemed or Purchased in Part.............................50

ARTICLE IX     DEFINITIONS..................................................50

ARTICLE X      MISCELLANEOUS................................................66

      10.1  Notices.........................................................66

      10.2  Successors and Assigns; Assignments.............................67

      10.3  Amendment and Waiver............................................68

      10.4  Release of Security Interest or Guaranty; Release of
            Guarantor.......................................................68

      10.5  Interest Rate Limitation........................................69

      10.6  Counterparts....................................................69

      10.7  Headings........................................................70

      10.8  Governing Law...................................................70

      10.9  Consent to Jurisdiction and Service of Process..................70

      10.10 Waiver of Jury Trial............................................70

      10.11 Survival of Warranties and Certain Agreements...................71

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                                TABLE OF CONTENTS
                                   (continued)
                                                                            PAGE

      10.12 Failure or Indulgence Not Waiver; Remedies Cumulative...........71

      10.13 Independence of Covenants.......................................71

      10.14 Marshalling; Payments Set Aside.................................71

      10.15 Set-Off.........................................................72

      10.16 Classification of Transaction...................................72

      10.17 Exculpation.....................................................72

      10.18  Entire Agreement...............................................72

      10.19 Severability....................................................73

      10.20 Confidentiality.................................................73

      10.21 Ratable Sharing.................................................74

      10.22 Independent Nature of Purchasers' Obligations and Rights........74

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                             SCHEDULES AND EXHIBITS
                             ----------------------

Schedule 1.2A     Purchase Price
Schedule 1.2B     Purchasers
Schedule 4.3      Corporate and Capital Structure
Schedule 4.8      Material Contracts
Schedule 4.13     FCC Licenses
Schedule 4.13B    Additional Existing Licenses
Schedule 4.14     Intellectual Property
Schedule 4.15     Claims and Proceedings
Schedule 4.18     Affiliate Transactions
Schedule 4.21     Qualified Plans and Multiemployer Plans
Schedule 4.22     Broker's Fees
Schedule 4.23     Environmental Matters
Schedule 4.26     Indebtedness
Schedule 5.10(a)  Closing Expenses
Schedule 5.12     Liens
Schedule 5.13     Existing Indebtedness
Schedule 5.14     FCC License/Foreign Licenses/Leases and Subleases
Schedule 5.14(c)  Lease or Sublease Markets
Schedule 5.22     Inquam Option


Exhibit A         Form of Note
Exhibit B         Form of Opinion of Company Counsel
Exhibit C         Tax Matters Certificate
Exhibit D         Form of Collateral Agency Agreement
Exhibit E         Form of Guaranty
Exhibit F         Form of Security Agreement
Exhibit G         Intentionally Omitted
Exhibit H         Form of Warrant Agreement
Exhibit I         Form of Account Control Agreement
Exhibit J         Form of Registration Rights Agreement
Exhibit K         Form of Parent Guaranty

                               PURCHASE AGREEMENT

      PURCHASE AGREEMENT, dated as of July 17, 2006, among NextWave Wireless LLC, a limited liability company organized under the laws of the state of Delaware (the "ISSUER" or the "COMPANY", which term shall include the surviving company resulting from a merger of NextWave Wireless LLC into a wholly owned subsidiary of the Parent as contemplated herein), and each Guarantor from time to time party hereto (each, a "GUARANTOR" and collectively, the "GUARANTORS"), the Purchasers set forth in Schedule 1.2B (each, a "PURCHASER" and collectively, the "PURCHASERS"), and The Bank of New York (the "COLLATERAL AGENT"), as Collateral Agent.

      The parties hereto agree as follows:

                                   ARTICLE I

                    PURCHASE, SALE AND ISSUANCE OF SECURITIES
                    -----------------------------------------

      1.1   ISSUANCE OF NOTES.

      On or before the Closing (as defined below), the Company will have authorized the issuance of $350,000,000 in aggregate principal amount of its 7% Senior Secured Notes due July 14, 2010 (the "NOTES"). The Notes will be issued in the form attached hereto as Exhibit A and at the purchase price set forth on
Schedule 1.2A, with original issue discount as further described below. The Notes shall at all times be secured pursuant to the Collateral Documents and guarantied by the Guarantors and the Parent in accordance with this Agreement. Interest will accrue on the full principal amount of the Notes at a rate of 7% per annum, payable semi-annually in arrears as further described in this Agreement and the Notes; provided that, if the Conversion Date shall not have occurred on or prior to the Conversion Target Date, interest shall accrue at the rate of 12% per annum during the period from the Target Conversion Target Date to the Conversion Date. The Notes shall be subject to optional redemption, mandatory redemption and an obligation to make a repurchase offer upon the occurrence of a Change of Control, in each case as further set forth in this Agreement and the Notes.

      Capitalized terms used herein without definition have the meanings assigned to them in Article IX hereof.

      1.2   SALE AND PURCHASE OF THE NOTES; THE CLOSING; ISSUANCE OF WARRANTS.

            (a) In reliance upon the Purchasers' several representations made in Section 1.3 hereof and subject to the terms and conditions set forth in the Note Documents, the Company hereby agrees to sell to the Purchasers the Notes. In reliance upon the representations and warranties of the Company contained in the Note Documents, and subject to the terms and conditions set forth herein and therein, the Purchasers hereby agree to purchase the Notes from the Company. Having considered all facts relevant to a determination of the value of the Notes being acquired by the Purchasers on the Closing Date, the Company and the Purchasers have concluded and do hereby agree that, within the meaning of
Section 1273 of the Code, the issue price for each Note is as set forth in
Schedule 1.2A. The parties hereto recognize that this Agreement creates original issue discount as set forth in Schedule 1.2A to be taken into account by each Purchaser and the Company for United States federal income tax purposes on the


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



respective Notes, and they agree to adhere to this Agreement for such purposes and not to take any action inconsistent herewith. The inclusion of the foregoing provisions is not an admission by any Purchaser that it is subject to United States taxation.

            (b) The sale and purchase of the Notes to be purchased by the Purchasers will take place at a closing (the "CLOSING") at 9:00 a.m., New York City time on July 17, 2006, at the offices of O'Melveny & Myers LLP at Seven Times Square, New York, NY 10036 or at such other time and place as is mutually agreed to by the Company and the Purchasers (the "CLOSING DATE"). At the Closing, the Company will deliver to each Purchaser the principal amount of Notes set forth with respect to such Purchaser in Schedule 1.2B (in such permitted denomination or denominations and registered in its name or the name of such nominee or nominees as such Purchaser may request) against payment of the purchase price therefor by intra-bank or federal funds wire transfer of same day funds to the Company to be held in the Spectrum Cash Account in accordance with the terms and conditions of the Note Documents. The purchase price for each unit consisting of one Warrant and $1,000.00 principal amount of Notes shall be $850.00, and the aggregate purchase price to be paid by each Purchaser shall be as set forth with respect to such Purchaser in Schedule 1.2B.

            (c)   On  the  Conversion   Date  (unless  the  Company  shall  have
previously issued Purchaser Units pursuant to clause (e) below), the Company shall cause the Parent, subject to the terms and conditions set forth in the Note Documents, to issue the Warrants to the Purchasers (or, at the direction of any Purchaser, to any assignee of such Purchaser's rights under this Section 1.2(c)) on such Conversion Date, and the Purchasers shall acquire the Warrants in reliance upon the representations and warranties of the Company and the Parent contained in the Note Documents, and subject to the terms and conditions set forth herein and therein. As used herein, "WARRANTS" means warrants in substantially the form of Exhibit A to the Warrant Agreement to acquire an aggregate number of shares of Common Stock (the "WARRANT SHARES") equal to 5% of all issued and outstanding shares of Common Stock immediately after giving effect to the Conversion and before giving effect to the exercise of any Warrant and the issuance of Common Stock in respect thereof. As used herein, "COMMON STOCK" means the common stock, par value $0.001, of the Parent. Each Purchaser shall be issued a Warrant exercisable for a number of Warrant Shares representing such Purchaser's pro rata share of the aggregate number of Warrant Shares, as set forth with respect to such Purchaser in Schedule 1.2B.

            (d) The Conversion shall be effected in the manner described in the Form 10, and the Company shall provide the Holders, the Collateral Agent and their advisors with reasonable notice of the timing of the Conversion. On the Conversion Date, the Company shall cause the Parent to deliver (x) to the Collateral Agent, all such documents and instruments, including a certificate representing the Capital Stock of the Company and, if applicable, a pledge supplement or counterpart to the Security Agreement, as may be necessary or, in the opinion of the Required Holders or the Collateral Agent, desirable to create a valid and perfected First Priority Lien on the Capital Stock of the Company and any other assets of the Parent that constitute Collateral and to continue the valid and perfected First Priority Lien on the assets of the Company that constitute Collateral or are otherwise required in connection with the Parent Guaranty and (y) to each Holder, (i) certified copies of the Organizational Documents of each of the Parent and the Company, as in effect upon completion of the Conversion, together with good standing certificates from the Secretary of

State of the jurisdiction of organization or formation of the Parent and the Company respectively, each to be dated a recent date prior to their delivery to the Holders, (ii) a certificate executed by the secretary or an assistant secretary of the Parent as to (a) the incumbency and signatures of the officers of the Parent executing the Parent Guaranty and the Security Agreement and such other documents and instruments executed in connection therewith and (b) the fact that the attached resolutions of the Board of Directors of the Parent authorizing the execution, delivery and performance of the Note Documents to which the Parent is a party and such other documents and instruments are in full force and effect and have not been modified or rescinded, and (iii) a favorable opinion of counsel to the Parent and the Company, in form and substance reasonably satisfactory to the Holders, as to (a) the due organization or formation and good standing of the Parent and the Company (after giving effect to the Conversion) and the ownership of the Capital Stock of the Company by the Parent, (b) the due authorization, execution and delivery by the Parent of each Note Document to which the Parent is party and such other documents and instruments, (c) the enforceability of each Note Document to which Parent is party and such other documents and instruments, (d) the enforceability of the Warrants and status of Warrant Shares when issued in accordance with the Warrants, (e) the continued enforceability against the Company of each Note Document to which the Company is a party and (f) the creation, and perfection (and continued perfection) of the lien of the Collateral Agent on the assets of the Parent and the Company that constitute Collateral.

            (e) If the Conversion Date shall not have occurred on or prior to the earlier to occur of (x) the date that is 120 days following the Closing Date (or such later date as may be consented to in writing by the Required Holders in their sole discretion) (the "CONVERSION TARGET DATE") and (y) a Change of Control, the Company shall, on any Business Day that Required Holders, in their sole discretion, shall designate for such purpose, in the case of clause (x), and immediately preceding the date on which such Change of Control shall be effected, in the case of clause (y), issue a number of LLC Units (the "PURCHASER UNITS") to the Purchasers (or, at the direction of any Purchaser, to any assignee of such Purchasers' rights under this Section 1.2(e)) such that, immediately following the issuance thereof, the Purchaser Units would in the aggregate represent an interest equal to 5% of all LLC Units that were issued and outstanding immediately prior to such issuance. As used herein, "LLC UNITS" means the limited liability interests of any class of the Company. Each Holder acknowledges and agrees that any limited liability interests in the Company acquired in the form of the Purchaser Units shall be subject to the terms of the Company LLC Agreement, including without limitation, the restrictions on transfer contained therein, and each applicable Holder shall execute a counterpart of such agreement agreeing to be bound thereby as a "member". At the request of Required Holders, upon the issuance of the Purchaser Units, the Company shall deliver to the Holders a favorable opinion of counsel to the Company as to the due authorization and valid issuance of the LLC Units.

      1.3   PURCHASERS' REPRESENTATIONS AND ACKNOWLEDGEMENT.

            (a) Each Purchaser represents, severally and not jointly, that it is acquiring the Securities to be acquired by it for its own account, for investment purposes only and not with a view to any distribution thereof within the meaning of the Securities Act.


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


      Each Purchaser further represents, agrees and acknowledges, severally and not jointly, that it:

                  1. is an "accredited investor" as defined in Regulation D promulgated under the Securities Act;

                  2. did not employ any broker or finder in connection with the transactions contemplated by this Agreement (it being acknowledged that UBS, which has been employed by the Company in connection with the Transactions, does not constitute such a broker or finder for purposes of this representation);

                  3. understands that the Securities have not been registered under the Securities Act and are being issued by the Company in transactions exempt from the registration requirements of the Securities Act and the Company has not undertaken to register the Securities under the Securities Act or any state or blue sky law;

                  4. further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Purchaser) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts; and

                  5.    other   than   through   the   Company  or  one  of  its
Subsidiaries, is not an "applicant" as that term is defined at 47 C.F.R. Section 1.2105(c)(7)(i) (2006) with respect to FCC Auction No. 66 for Advanced Wireless Services FCC Licenses.

            (b) If any Purchaser desires to sell or otherwise dispose of all or any part of the Securities (other than pursuant to Rule 144, Rule 144A or an effective registration statement under the Securities Act), if requested by the Company, it will deliver to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, that an exemption from registration under the Securities Act is available. Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor, upon exercise thereof or in substitution thereof) shall bear the following legend:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER MAY NOT OFFER, SELL, TRANSFER, ASSIGN, PLEDGE, HYPOTHECATE, OR OTHERWISE DISPOSE OF OR ENCUMBER THE SECURITIES REPRESENTED BY THIS CERTIFICATE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE ISSUER OF THESE SECURITIES MAY REQUEST AN OPINION OF LEGAL COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO THE ISSUER THAT ANY SUCH OFFER, SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION, OR OTHER DISPOSITION OR ENCUMBRANCE IS

      EXEMPT FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, IF SUCH OFFER, SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OR ENCUMBRANCE IS NOT PURSUANT TO RULE 144, RULE 144A OR AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT."

            (c) Each Holder agrees, for the benefit of the other Holders only, that, in connection with the purchase of the Securities, it has relied on the representations of the Company herein, information provided by the Company, its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries, and its own appraisal of the creditworthiness of the Company and its Subsidiaries. No individual Holder (or Affiliate or representative of any Holder) is acting as a financial advisor or fiduciary to any other Holder, or shall have any duty or responsibility to any other Holder, either initially or on a continuing basis. Without limiting the foregoing, no individual Holder (or Affiliate or representative of any Holder) shall have any duty or responsibility to any other Holder to make any investigation on behalf of any Holder or to provide any Holder with any credit or other information with respect to the Company and its Subsidiaries, whether coming into its possession before the purchase of the Securities, or at any time thereafter, and no Holder (or Affiliate or representative of any Holder) shall have any responsibility with respect to the accuracy or completeness of any information provided to Holders. Holders acknowledge and agree that (i) the Holders, in such capacity, have no right to representation on the Board of Directors of the Company, Parent or any Subsidiary thereof, or to have an observer at meetings of any such Board, and that (ii) any Person affiliated or associated with an individual Holder who may serve as a member of the Board of Directors of the Company, Parent or any Subsidiary thereof is doing so in that Person's individual capacity, not as a representative of any Holder, and, in such capacity, shall have no duty or responsibility to any Holder.

      1.4   EXPENSES.

            (a) Whether or not any of the Notes are sold, the Company will pay all reasonable costs and expenses incurred by the Purchasers in connection with the transactions contemplated by this Agreement, including, without limitation:

                  1. all reasonable out-of-pocket expenses (other than Taxes) incurred by the Purchasers in connection with the preparation, negotiation, execution and delivery of the Note Documents, including without limitation due diligence and analysis (including as to FCC Licenses, Spectrum Leases and other Spectrum Holdings), examinations and appraisals;

                  2. to the extent not specifically included in clause (1) above, the reasonable fees and expenses of O'Melveny & Myers LLP, who are acting as counsel to one or more Purchasers in connection with the preparation, negotiation, execution and delivery of the Note Documents; and

                  3. all reasonable out-of-pocket expenses (including the fees and disbursements of counsel) incurred by the Holders in connection with any amendment, modification, waiver, consent (whether or not such amendment, waiver or consent becomes effective), or preservation or enforcement of rights under the Note Documents or any other documents contemplated hereby or thereby.

      Notwithstanding the foregoing, the Company's liability with respect to clauses (1) and (2) shall not exceed the maximum amount set forth in the letter agreement, dated as of June 8, 2006, between Avenue Capital Management II, L.P. (solely in its capacity as investment advisor on behalf of Avenue Investments, L.P., Avenue International, Ltd. and Avenue Special Situations Fund IV, L.P.) and the Company.

      Whether or not any of the Notes are sold, the Company will pay all reasonable costs and expenses incurred by the Collateral Agent in connection with the transactions contemplated by this Agreement, including, without limitation:

            (1) the costs and expenses outlined in that certain fee schedule dated June 28, 2006;

            (2) to the extent not specifically included in clause (1) above, the reasonable fees and expenses of McGuire, Craddock & Strother, P.C., who are acting as counsel to the Collateral Agent in connection with the preparation, negotiation, execution and delivery of the Note Documents; and

            (3) all reasonable out-of-pocket expenses (including the fees and disbursements of counsel) incurred by the Collateral Agent in connection with any amendment, modification, waiver, consent (whether or not such amendment, waiver or consent becomes effective), or preservation or enforcement of rights under the Note Documents or any other documents contemplated hereby or thereby.

      1.5   INDEMNIFICATION.

            (a) In addition to all rights and remedies available to the Purchasers at law or in equity, the Company and the Guarantors (collectively, the "INDEMNIFYING PARTIES") shall jointly and severally indemnify and hold harmless the Purchasers, the Collateral Agent, each subsequent Holder and their respective affiliates, stockholders, partners, members, officers, directors, employees, agents, representatives, controlling persons, successors, heirs and assigns (collectively, the "INDEMNIFIED PARTIES") and save and hold each of them harmless against and pay on behalf of or reimburse such party as and when incurred for any loss (but not including any diminution in value of the Notes), liability, demand, claim, action, cause of action, cost, damage, deficiency, penalty, fine or expense, whether or not arising out of any claims by or on behalf of the Company or any of its Subsidiaries or any third party, including interest, penalties, and reasonable attorneys' fees and expenses of one counsel to the Indemnified Parties (or such additional counsel as may reasonably be required by reason of a conflict of interest among or between Indemnified Parties) and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "LOSSES") which any such party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

                  1. any misrepresentation or breach of a representation or warranty on the part of any Note Party under any Note Document;

                  2. without duplication of Section 1.5(a)(1) above, any misrepresentation in or omission from any of the representations, warranties, statements, schedules and exhibits hereto, certificates or other instruments or documents furnished to the Holders by or on behalf of any Note Party made in or pursuant to any Note Document;

                  3. any non-fulfillment or breach of any covenant or agreement on the part of any Note Party under any Note Document;

                  4. any Environmental Claim; or

                  5. (except with respect to Taxes) any claim (whenever made) relating in any way to any Note Party and any claim (whenever made) arising out of, relating to, resulting from or caused by any transaction, status, event, condition, occurrence or situation relating to, arising out of or in connection with (A) the execution, delivery and performance of this Agreement, the other Note Documents and the documents and agreements contemplated hereby or thereby or (B) any actions taken by or omitted to be taken by any of the Indemnified Parties in connection with any Note Document.

provided, however, that no Indemnified Party shall be entitled to such rights and remedies to the extent that such Losses occur solely as a result of the willful misconduct, or the gross negligence on the part of any Indemnified Party, as finally determined by a court of competent jurisdiction.

            (b) All indemnification rights hereunder shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby without limit, regardless of any investigation, inquiry or examination made for or on behalf of, or any knowledge of the Purchasers, their advisors and/or any of the Indemnified Parties or the acceptance by the Company of any certificate or opinion, and shall inure to the benefit of any purchaser of the Notes in accordance with the terms hereof notwithstanding such Person's assignment or transfer of its Note.

            (c)   If for any reason the indemnity provided for in this Section
1.5 is unavailable to any Indemnified Party or is insufficient to hold each such Indemnified Party harmless from all such Losses arising with respect to the transactions contemplated by this Agreement, then the Company and the Guarantors jointly and severally shall contribute to the amount paid or payable for such Losses in such proportion as is appropriate to reflect not only the relative benefits received by the Company and the Guarantors on the one hand and such Indemnified Party on the other but also the relative fault of the Company and the Guarantors and the Indemnified Party as well as any relevant equitable considerations. In addition, the Company and the Guarantors, jointly and severally, agree to reimburse any Indemnified Party upon demand for all reasonable expenses (including legal counsel fees) incurred by such Indemnified Party in connection with investigating, preparing or defending any such action or claim; provided, however, that such Indemnified Party is entitled to be indemnified hereunder with respect to such claim. The indemnity, contribution and expenses reimbursement obligations that the Company and the Guarantors have under this Section 1.5 shall be in addition to any liability that the Company and the Guarantors may otherwise have at law or in equity. The Company and the Guarantors further agree that the indemnification and reimbursement commitments set forth in this Agreement shall apply whether or not the Indemnified Party is a formal party to any such lawsuits, claims or other proceedings.

            (d) Any indemnification or payments in respect of contribution of any Purchaser or any other Indemnified Party by the Company or the Guarantors pursuant to this Section 1.5 shall be effected by wire transfer of immediately available funds from the Company or any Guarantor to an account designated by such Purchaser or any other Indemnified Party within ten Business Days after the incurrence of a Loss.

      1.6   REGISTRATION OF NOTES; ETC.

            (a) The Issuer will maintain (and make available for inspection by the Holders upon reasonable prior notice at reasonable times) at its address referred to in Section 10.1(c) a register for the recordation of, and shall record, the names and addresses of Holders (and any changes thereto), the respective amounts of the Notes of each Holder from time to time and the amount that is due and payable, and paid, to each Holder (the "REGISTER"). Promptly following the Closing and each subsequent change to the Register, Issuer shall provide a copy of the Register to the Collateral Agent. The Issuer shall deem and treat the Persons listed as Holders in the Register as the holders and owners of the corresponding Notes listed therein for all purposes of this Agreement; all amounts owed with respect to any Note shall be owed to the Holder listed in the Register as the owner thereof; and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Holder shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Notes. Each Holder shall record on its internal records the amount of its Notes and each payment in respect hereof, and any such recordation shall be conclusive and binding on the Issuer, absent manifest error, subject to the entries in the Register, which shall, absent manifest error, govern in the event of any inconsistency with any Holder's records. Failure to make any recordation in the Register or in any Holder's records, or any error in such recordation, shall not affect any Notes or any obligation thereunder.

            (b) Subject to Section 10.2, a Holder may transfer a Note to a new Holder only by surrendering such Note to the Company duly endorsed for transfer or accompanied by a duly executed instrument of transfer naming the new Holder (or the current Holder if submitted for exchange only).

            (c) Upon surrender for registration of transfer of any Notes, the Issuer, at its expense, will mark the surrendered Notes as canceled, and execute and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same type, and of a like aggregate principal amount. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. Notes shall not be transferred in denominations of less than $1,000,000; (provided that if necessary to enable the registration of transfer by a Holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000). Promptly upon the transfer of any Note, the Issuer shall provide written notice of such transfer to the Collateral Agent, including the date of such transfer, the amount of Note or Notes transferred and the name of and payment instructions for the transferee.

            (d) Notes may be exchanged at the option of any Holder thereof for Notes of a like aggregate principal amount, as applicable, but in different denominations. Whenever any Notes are so surrendered for exchange, the Issuer, at its expense, will mark the surrendered Notes as canceled, and execute and deliver the Notes that the Holder making the exchange is entitled to receive.

            (e) All Notes issued upon any registration of transfer or exchange of such Notes will be the legal and valid obligations of the Company, evidencing the same interests, and entitled to the same benefits, as the Notes surrendered upon such registration of transfer or exchange.

            (f) Every Note presented or surrendered for registration of transfer or exchange will (if so required) be duly endorsed or will be accompanied by a written instrument of transfer in form reasonably satisfactory to the Company, duly executed by the Holder thereof or its attorney duly authorized in writing.

            (g) Upon receipt of a Note pursuant to clause (b) or (d) above and any forms, certificates or other evidence with respect to Tax matters that the new Holder may be required to deliver the Company pursuant to Section 1.7, the Company will record the relevant information in the Register.

            (h) Any transfer of any of the Notes is subject to Section 1.3(b) hereof and will not be valid unless and until such transfer is recorded in the Register.

      1.7   TAX MATTERS

            (a) Any and all payments by or on behalf of the Issuer hereunder or under the Notes or other Note Documents that are made to or for the benefit of a Holder shall be made free and clear of and without deduction or withholding on account any Taxes. If the Issuer or any other Person on behalf of the Issuer shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under any Notes or other Note Documents to a
Holder:

                  1. the Issuer shall notify such Holder of any such requirement or any change in any such requirement as soon as it becomes aware of it;

                  2. the Issuer shall timely pay any such Tax to the relevant Governmental Authority when such Tax is due, in accordance with Applicable Law;

                  3. unless such Tax is an Excluded Tax, the sum payable shall be increased to the extent necessary to ensure that, after making the required deductions (including deductions applicable to additional sums payable under this clause), each Holder receives on the due date a net sum equal to the sum it would have received had no such deduction been required or made; and

                  4. within 30 days after the Company receives a receipt of payment of any Tax which the Issuer is required by clause (2) above to pay, shall deliver to the applicable Holder the original or a certified copy of an official receipt or other satisfactory evidence of the payment and its remittance to the relevant Governmental Authority.

            (b) In addition, without limiting the provisions of paragraph (a) above, the Issuer agrees to timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law and within thirty (30) days after the Issuer receives a receipt for payment of any such Taxes, the Issuer shall furnish to the applicable Holder the a copy of such receipt.

            (c) The Issuer will indemnify each Holder, within 10 days after demand therefor, for the full amount of any Covered Taxes or Other Taxes (including for the full amount of any Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 1.7(c)) paid by such Holder, as the case may be, and any penalties (other than penalties imposed by reason of such Holder's gross negligence or willful misconduct), interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Covered Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Issuer by a Holder shall be conclusive absent manifest error.

            (d) If a Holder receives a refund of any Covered Taxes or Other Taxes as to which it has been indemnified by the Issuer or with respect to which the Issuer paid additional amounts pursuant to this Section 1.7, it shall pay to the Issuer an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Issuer pursuant to this
Section 1.7 with respect to the Covered Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Holder and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided, however, that the Issuer, upon the request of such Holder, agrees to repay the amount paid over to the Issuer to such Holder in the event that such Holder is required to repay such refund to such Governmental Authority.

            (e)   Unless not legally entitled to do so:

                  1. each Holder shall deliver such forms or other documentation prescribed by Applicable Law or reasonably requested by the Issuer as will enable the Issuer to determine whether or not such Holder is subject to backup withholding or information reporting requirements;

                  2. any Holder that is entitled to an exemption from or reduction of any Tax with respect to payments hereunder or under the Notes or any other Note Document shall deliver to the Issuer, on or prior to the date on which such Holder becomes a Holder under this Agreement (and from time to time thereafter, as may be necessary in the determination of the Issuer, in the reasonable exercise of its discretion), such properly completed and duly executed forms or other documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding;

                  3. without limiting the generality of the foregoing, any Holder shall deliver to the Issuer (in such number of copies as shall be reasonably requested by the Issuer) on or prior to the date on which such Holder becomes a Holder under this Agreement (and from time to time thereafter, as may be necessary in the determination of the Issuer, in the reasonable exercise of its discretion), whichever of the following is applicable:

                        (A) unless such Holder has otherwise established to the reasonable satisfaction of the Issuer that it is an exempt recipient (as defined in Section 6049(b)(4) of the Code and the United States Treasury Regulations thereunder) properly completed and duly executed copies of Internal Revenue Service Form W-9,

                        (B) properly completed and duly executed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

                        (C) properly completed and duly executed copies of Internal Revenue Service Form W-8ECI,

                        (D) in the case of a Holder claiming the benefits of the exemption for "portfolio interest" under
                              Section 881(c) of the Internal Revenue Code, (A) a duly executed certificate in the form of Exhibit C hereto to the effect that such Holder is not (i) a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (ii) a ten-percent shareholder (within the meaning of Sections 881(c)(3)(B) or 871(h)(3)(B) of the Internal
                              Revenue Code) of the Issuer, or (iii) a controlled foreign corporation described in Section 881(c)(3)(C) of the Internal Revenue Code and (B) properly completed and duly executed copies of Internal Revenue Service Form W-8BEN, and

                        (E) properly completed and duly executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in any Tax,

                  in each case together with such supplementary documentation as may be prescribed by Applicable Law to permit the Issuer to determine the withholding or deduction required to be made, if any.

            (f) Without limiting the generality of the foregoing, each Holder hereby agrees, from time to time after the initial delivery of such forms, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material respect, that such Holder shall promptly (1) deliver to the Issuer two original copies of renewals, amendments or additional or successor forms, properly completed and duly executed by such Holder, together with any other certificate or statement of exemption required in order to confirm or establish that such Holder is an exemption from or reduction of any Tax with respect to payments to such Holder under the Note Documents, or (2) notify the Issuer of its inability to deliver any such forms, certificates or other evidence.

            (g) Any Holder claiming any additional amounts payable pursuant to this Section 1.7 shall use its reasonable best efforts to change the jurisdiction of its lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that would be payable or may thereafter accrue and would not be otherwise materially disadvantageous to such Holder.

            (h) The obligations of the Issuer under this Section 1.7 shall survive the payment of the Notes and the termination of this Agreement.


                                   ARTICLE II

                               CLOSING CONDITIONS
                               ------------------

      The Purchasers' obligation to purchase and pay for the Notes shall be subject to the satisfaction of each of the following conditions on or before the Closing Date:

      2.1   COMPLETION OF DUE DILIGENCE.

      The Purchasers shall have completed a due diligence investigation of the Company and its Subsidiaries (including, without limitation, business (including with respect to Spectrum Leases and Spectrum Holdings), insurance, tax and legal due diligence investigations) satisfactory to the Purchasers in their sole discretion.

      2.2   OPINION OF COUNSEL.

      The Purchasers and the Collateral Agent shall have received opinions in form and substance satisfactory to the Purchasers and the Collateral Agent, dated the Closing Date from Weil, Gotshal & Manges LLP or, with respect to the FCC Licenses and related matters, Patton Boggs, LLP, each counsel for the Company and the Guarantors, covering the matters set forth on Exhibit B with respect to the Company and the Guarantors, and covering such other matters incident to the transactions contemplated hereby as the Purchasers and the Collateral Agent may reasonably request.

      2.3   REPRESENTATIONS AND WARRANTIES TRUE

      The representations and warranties of the Company and the Guarantors contained in this Agreement are true and correct in all material respects on and as of the date hereof and the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete on and as of such earlier date).

      2.4   COMPLIANCE WITH THIS AGREEMENT; NO DEFAULT.

      The Company and the Guarantors shall have performed and complied with all agreements, covenants and conditions contained in the Note Documents or any other document contemplated hereby or thereby to be performed or complied with by it on or before the Closing Date, and after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default shall have occurred and be continuing hereunder.

      2.5   DELIVERED DOCUMENTS.

      On or before the Closing Date, each of the Company and the Guarantors shall deliver to the Purchasers with respect to the Company or such Guarantor, as the case may be, each, unless otherwise noted, dated the Closing Date:

            (a) Note Documents. Copies of the Note Documents, duly executed by each party thereto.

            (b) Officer's Certificate. A certificate dated the Closing Date and signed by a Responsible Officer of the Company certifying that the conditions set forth in this Article II have been satisfied on and as of such date.

            (c) Secretary's Certificate. A certificate, dated the Closing Date and signed by the Secretary of the Company and each Guarantor, certifying as to the board and other resolutions and Organizational Documents attached thereto and as to all other corporate or other organizational proceedings relating to the authorization, execution and delivery of the Notes and the Note Documents.

            (d) Good Standing Certificates. A good standing certificate from the Secretary of State of such Person's jurisdiction of organization and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of such jurisdiction, each dated a recent date prior to the Closing Date.

            (e) Incumbency Certificates. Signature and incumbency certificates of the officers of each Person executing the Note Documents, and any other documents, instruments and certificates required to be executed by such Person in connection herewith or therewith.

            (f) Such other documents or certificates as the Purchasers or the Collateral Agent may reasonably request.

      2.6   ISSUANCE OF THE NOTES.

      Pursuant to Section 1.2 hereof, the Company shall have issued and delivered $350,000,000 in aggregate principal amount of Notes to the Purchasers. The Collateral Agent shall have accepted for deposit the Initial Escrow Funds.

      2.7   GOVERNMENTAL AUTHORIZATIONS; NO VIOLATION.

      The Company and the Guarantors shall have received all material Governmental Authorizations (including any required Governmental Authorizations from the FCC) and sent or made all material notices, filings, registrations and qualifications required to be obtained, sent or made in connection with the consummation of the Transactions. The consummation by the Company and the Guarantors of the Transactions shall not materially contravene, violate or conflict with any Applicable Law.

      2.8   FINANCIAL STATEMENTS.

      The Company shall have delivered to the Purchasers, on the Closing Date, the financial statements referred to in Section 4.10.

      2.9   PAYMENT OF FEES AND EXPENSES.

      The Company shall have paid the expenses referred to in Section 1.4 hereof.

      2.10  PURCHASE PERMITTED BY APPLICABLE LAWS; LEGAL INVESTMENT.

      Each Purchaser's purchase of and payment for the Notes to be purchased by it:

                  1. shall not be prohibited by any Applicable Law or governmental regulation; and

                  2. shall be permitted by the laws and regulations of the jurisdictions to which it is subject.

      2.11  SECURITY INTERESTS IN COLLATERAL.

      The Purchasers shall have received evidence satisfactory to the Purchasers and the Collateral Agent that the Company and the Guarantors shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (b) and (c) below) that may be necessary or, in the opinion of the Purchasers or the Collateral Agent, desirable in order to create in favor of the Collateral Agent for the benefit of the Holders of the Notes a valid and (upon such filing and recording or other action set forth below) perfected First Priority security interest in the entire Collateral in accordance with the Collateral Documents . Such actions shall include, without limitation, the following:

            (a) Stock Certificates. Delivery to the Collateral Agent of certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to the Purchasers and the Collateral Agent) representing all Capital Stock pledged pursuant to the Security Agreement;

            (b) Searches and UCC Termination Statements. Delivery to the Collateral Agent of (a) the results of a recent search, by a Person satisfactory to the Purchasers, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal property of the Company and any of the Guarantors, together with copies of all such filings disclosed by such search, and (b) termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement);

            (c) UCC Financing Statements. Delivery to the Collateral Agent of UCC financing statements with respect to all Collateral of the Company and each Guarantor, for filing in all jurisdictions as may be necessary or, in the opinion of the Purchasers, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents; and

            (d) Accounts/Account Control Agreements. Establishment of each of the Spectrum Cash Account, the Cash Reserve Account and the Asset Sales Proceeds Account at a financial institution reasonably satisfactory to Holders; delivery to the Collateral Agent of one or more Account Control Agreements covering each such account; and funding of the Cash Reserve Account in accordance with Section
5.25 hereof.

      Notwithstanding anything to the contrary in this Article 2, with respect to the conditions precedent referenced, the Collateral Agent shall not be responsible for determining the satisfaction of such conditions precedent, or liable for any failure thereof.

                                  ARTICLE III

                             HOLDERS' SPECIAL RIGHTS
                             -----------------------

      The Company hereby agrees to grant to each Holder the following special rights:

      3.1   SERVICE CHARGES.

      No service charge shall be made for any registration of transfer or exchange of the Notes.

      3.2   DIRECT PAYMENT.

            (a) The Company will pay or cause to be paid all amounts payable in cash with respect to any Note (without any presentment of such Note and without any notation of such payment being made thereon) by crediting (before 3:00 p.m., New York time on the date when due in accordance with this Agreement and the Note), by intra-bank or federal funds wire transfer to each Holder's account in any bank in the United States as may be designated and specified in writing by such Holder at least two Business Days prior to the applicable payment. Each Purchaser's initial bank account for this purpose is on such Purchaser's signature page hereto, and if no notice is given pursuant to the previous sentence hereof, such transfer shall be made to such initial bank account.

            (b) Notwithstanding anything to the contrary contained in the Notes, if any principal payable with respect to a Note is payable on a Legal Holiday, then the Company will pay such amount on the next succeeding Business

Day, and interest will accrue on such amount up to, but excluding, the date on which such amount is paid and payment of such accrued interest will be made concurrently with the payment of such amount; provided that the Company may elect to pay in full (but not in part) any such amount on the last Business Day prior to the date such payment otherwise would be due, and no such additional interest will accrue on such amount.

            (c) Notwithstanding anything to the contrary contained in the Notes, if any interest payable with respect to a Note is payable on a Legal Holiday, then the Company will pay such amount on the next succeeding Business Day. In such event, the interest amount payable will include interest calculated from the last scheduled interest payment date up to but excluding such next succeeding Business Day; provided that the Company may elect to pay in full (but not in part) any such amount on the last Business Day prior to the date such payment otherwise would be due, and no such additional interest will accrue on such amount.

      3.3   LOST, ETC. NOTES.

      Notwithstanding any provision in any Note Document to the contrary, if any
Note is mutilated, destroyed, lost or stolen, then the affidavit of the Holder's treasurer or assistant treasurer (or other authorized officer), briefly setting forth the circumstances with respect to such mutilation, destruction, loss or theft, will be accepted as satisfactory evidence thereof, and no indemnity, security or payment of charges or expenses will be required as a condition to the execution and delivery by the Company or the transfer agent, as the case may be, with respect to such Note, of new Notes for a like amount, in substitution therefor, other than such Purchaser's or such Holder's reasonably satisfactory unsecured written agreement to indemnify the Company or the transfer agent, as the case may be.

      3.4   INSPECTION.

      Following the Closing, the Company (a) will allow the Holders the right, during normal business hours and upon reasonable prior notice, to visit and inspect any of the offices, to examine all their books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with the Company's designated representative, officers (and by this provision, the Company authorizes its officers to discuss the affairs, finances and accounts of the Company and the Guarantors), all at such times and as often as may be reasonably requested, but not more frequently than twice per Fiscal Year unless an Event of Default has occurred and is continuing and (b) authorizes its public accountants to discuss the affairs, finances and accounts of the Company and the Guarantors, in each case, subject to any limitations imposed by law or by confidentiality agreements binding on the Company or the relevant Guarantor and excluding materials subject to attorney-client privilege or attorney work product. The costs and expenses of such inspections will be paid by the Holders, provided that if an Event of Default then exists, such costs and expenses incurred by the Holders will be paid by the Company and the Guarantors. The Company shall be entitled to participate in or observe all such visits, inspections, examinations and discussions.

                                   ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES
                       ------------------------------

      The Company and the Guarantors hereby, jointly and severally, represent and warrant (w) on and as of the date of this Agreement and (x) on and as of the Closing Date, and immediately after giving effect to the Transactions, that:

      4.1   ORGANIZATION, POWERS.

      The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Guarantor that is a corporation is duly incorporated, validly existing and in good standing under the laws of its state of incorporation. Each Guarantor that is a partnership or limited liability company is duly organized and a validly existing partnership or limited liability company, as the case may be, under the laws of its jurisdiction of formation and is in good standing in such jurisdiction. Each of the Company and the Guarantors has all requisite corporate, partnership or limited liability company power and authority, as applicable, to own and operate its respective properties and to carry on its respective business as now conducted and as proposed to be conducted, to enter into this Agreement and the other Note Documents, to carry out the transactions contemplated hereby and thereby and, in the case of the Company, to issue and deliver the Securities and pay the obligations incurred under the Note Documents, and, in the case of each Guarantor, to issue its respective Guaranty and enter into the Collateral Documents to which it is a party.

      4.2   QUALIFICATION AND GOOD STANDING.

      The Company and each of the Guarantors is qualified or authorized to do business and is in good standing in the jurisdiction of its organization and in every other jurisdiction where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

      4.3   COMPANY AND SUBSIDIARIES; CAPITALIZATION.

      Schedule 4.3 sets forth a true and correct list of the holders of 5% or more of the Capital Stock of the Company and its Subsidiaries as of the Closing Date. Upon consummation of the Transactions to be consummated on the Closing Date, (i) there will be 491,042,171 LLC Units issued and outstanding, (ii) the maximum number of additional LLC Units issuable pursuant to the options, warrants and other rights set forth on Schedule 4.3 will be59,770,125 and (iii) all of the issued and outstanding Capital Stock of the Company shall have been duly authorized and validly issued. Upon consummation of the Conversion and upon issuance of the Warrants or the Purchaser Units, as applicable, all of the issued and outstanding Capital Stock of the Company and, if applicable, the Parent shall have been duly authorized and validly issued, fully paid and nonassessable, and all of such Capital Stock of the Company shall be owned by the Parent. Schedule 4.3 sets forth a true and correct list of every Subsidiary of the Company as of the Closing Date. Each such Subsidiary is, directly or indirectly, 100% owned by the Company except as otherwise described on Schedule
4.3. Except as set forth on Schedule 4.3, as of the Closing Date, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, employee stock plans or other similar agreements or understandings for the purchase or acquisition of any shares of Capital Stock or other securities of the Company or any of its Subsidiaries. The Guarantors constitute all of the License Subsidiaries and Material Subsidiaries.

      4.4   DUE AUTHORIZATION.

      The execution, delivery and performance of the Note Documents and the issuance and delivery of the Securities and the Guaranties, as applicable, and the consummation of the Transactions have been duly authorized by all necessary corporate, limited liability company and/or partnership action, as applicable, on the part of the Company and each of the Guarantors. The Conversion has been duly authorized by all necessary limited liability company action on the part of the Company and its members.

      4.5   NO CONFLICT.

      The execution, delivery and performance by the Company and each Guarantor of the Note Documents, including the issuance and delivery of the Securities and the Guaranties, as applicable, and the consummation of the Transactions do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Company or any of the Guarantors, or violate any Organizational Documents of the Company or any of the Guarantors, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any FCC License, Spectrum Lease or other Material Contract of any Note Party, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Note Party (except pursuant to the Note Documents), (iv) require any approval of stockholders, partners or members or any approval or consent of any Person under any Contractual Obligation of any Note Party, except for such approvals or consents obtained on or before the Closing Date or (v) give rise (except pursuant to the Note Documents) to any preemptive rights, rights of first refusal or other similar rights on behalf of any Person under any Applicable Law or any provision of the Organizational Documents of any Note Party or any Material Contract to which any Note Party is a party or by which any Note Party is bound.

      4.6   GOVERNMENTAL CONSENTS.

      The execution, delivery and performance by each Note Party of the Note Documents, the issuance and delivery of the Securities and the Guaranties, as applicable, and the consummation of the Transactions do not and will not require any Governmental Authorization by any Governmental Authority (including the FCC) except to the extent obtained on or before the Closing Date or, in respect of Parent, the Conversion Date.

      4.7   BINDING OBLIGATIONS.

            (a) On and as of the date hereof, with respect to this Agreement, and on and as of the Closing Date, with respect to all Note Documents required to be delivered on or prior to such date, each Note Document has been, duly executed and delivered by each Note Party party thereto and is the legally valid and binding obligation of each Note Party party thereto, enforceable against such Note Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability, whether considered at law or equity.

            (b) The Notes have been duly authorized by the Company and when executed and authenticated, will be entitled to the benefits of this Agreement and will constitute the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability, whether considered at law or equity.

      4.8   NO DEFAULT; CONTRACTS AND SPECTRUM LEASES.

            (a) Schedule 4.8 sets forth a complete list of each Material Contract and each Spectrum Lease (including all amendments or modifications thereto). The Company has made available to the Purchasers true and complete copies of all Material Contracts and Spectrum Leases (including all amendments or modifications thereto) to which the Company or any Guarantor is a party or to which it or any of them or any of their respective properties is subject.

            (b) Except as set forth on Schedule 4.15, neither the Company nor any of the Guarantors is in default in the payment or performance of any of its Material Contracts or Spectrum Leases or has received any notice of default thereunder, and no such default has occurred or will occur as a result of the execution and delivery of the Note Documents and consummation of the Transactions. The Company has no knowledge of any event which, upon the giving of notice or the passage of time, or both, would give rise to any default in the performance by it or, to its knowledge, any other party thereto, of any obligation under any Material Contract or Spectrum Lease.

            (c) Subsidiaries of the Company are the sole owners and holders of all of the leasehold or license interests granted by each Spectrum Lease. Except as disclosed on Schedule 4.15, each Material Contract and Spectrum Lease is, and on the Closing Date will be, in full force and effect, constituting valid and binding obligations of the parties thereto and enforceable in accordance with their respective terms. Except as disclosed on Schedule 4.15, neither the Company nor any Subsidiary has received any notice that any party to any of the Material Contracts or Spectrum Leases intends to cancel or terminate any such Material Contract or Spectrum Lease.

      4.9   USE OF PROCEEDS.

      The net proceeds from the sale of the Notes hereunder will be deposited into the Spectrum Cash Account and be applied pursuant to and in accordance with the applicable Account Control Agreement and the provisions of Section 5.10.

      4.10  FINANCIAL CONDITION.

            (a) The audited consolidated balance sheet of the Company and its Subsidiaries dated December 31, 2005, and the related audited consolidated statements of income or operations, shareholders' equity and cash flows for the Fiscal Year ended on that date have been delivered to the Purchasers. The audited consolidated balance sheet of the Company and its Subsidiaries dated December 31, 2005, and the related audited consolidated statements of income or operations, shareholders' equity and cash flows for the Fiscal Year ended on that date, were prepared in accordance with GAAP consistently applied throughout the respective periods covered thereby, fairly present, in all material respects, the financial condition of such Persons as at the dates indicated and the results of their operations and their cash flows for the periods indicated, except as otherwise indicated therein.

            (b) The unaudited consolidated balance sheets of the Company and its Subsidiaries as at the end of each Fiscal Quarter ended more than 45 days prior to the Closing Date, consisting of a consolidated balance sheet and the related consolidated statements of income and cash flows for the periods indicated were prepared in accordance with GAAP consistently applied throughout the respective periods covered thereby, and certified by the chief financial officer of the Company that they fairly present, in all material respects, the financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, except for the absence of footnotes and as otherwise expressly noted therein.

      4.11  NO MATERIAL ADVERSE CHANGE; ABSENCE OF UNDISCLOSED LIABILITIES.

      Since December 31, 2005, no event or change has occurred that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth in the financial statements referred to in Section 4.10, since December 31, 2005, neither the Company nor any of its Subsidiaries has incurred any obligations or liabilities that would be required to be reflected on a balance sheet or the notes prepared thereto in accordance with GAAP consistently applied, other than obligations or liabilities incurred in the ordinary course of business.

      4.12  TITLE TO COLLATERAL; PROPERTIES; LIENS.

      Except as disclosed on Schedule 4.15, the Company and each of the Guarantors have (i) good title to its Collateral, (ii) good and marketable title in fee simple to all real property owned by it which is material to the business of the Company and its Subsidiaries and (iii) good title to or valid leasehold interests in all of its personal property which is material to the business of the Company and its Subsidiaries. Upon the completion of the Transactions, the Collateral Agent has and shall continue to have a First Priority Lien in and to the Collateral. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens (other than Liens held by the Collateral Agent and Permitted Liens).

      4.13  FCC LICENSES.

            (a) Schedule 4.13 contains a true and complete list, as of the date of this Agreement, of (i) each FCC License which the FCC has issued to the Company or any of its Subsidiaries, identifying the holder of each such FCC License and (ii) all material pending applications filed with the FCC by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has any Foreign Spectrum Holdings as of the Closing Date.

      Except as set forth on Schedule 4.13 hereto, as of the Closing Date, (i) each of the FCC Licenses listed on Schedule 4.13 is valid, binding, in full force and effect, and enforceable by the Company or any Subsidiary party thereto in accordance with its terms; (ii) the Company or any Subsidiary which is the holder of each such FCC License has performed all accrued obligations thereunder in all material respects and has not received written notice of intention to terminate any FCC License or written notice alleging a material default (other than letters of default that have been rescinded or with respect to defaults that have been cured or waived); (iii) no event caused by, relating to or affecting the Company or any Subsidiary which is the holder of an FCC License has occurred which (with or without the giving of notice or lapse of time, or both) would constitute a material default or material breach by the Company or any Subsidiary party of the terms of such FCC License, the Communications Act or the FCC Rules, (iv) neither the Company nor any Subsidiary has modified any of the material terms of any FCC License held by the Company or a Subsidiary and
(v) to the knowledge of the Company, no holder of an Underlying License is in breach or default in any material respect thereunder and no event caused by, relating to or affecting any holder of an Underlying License has occurred which (with or without the giving of notice or lapse of time, or both) would constitute a material default or material breach by such party of the terms of such Underlying License, the Communications Act or the FCC Rules. True and complete copies of the FCC Licenses listed in Schedule 4.13, including all substantive amendments, waivers and modifications thereto in the possession of the Company or any Subsidiary party thereto as of the date of this Agreement, together with all material pending applications filed with the FCC, have been made available to the Purchasers by the Company prior to the date hereof. The Company has not entered into any agreement, written or oral, or made any commitment to enter into any such agreement, pursuant to which the Company would accept any interference other than such interference contemplated by the applicable FCC Licenses, Underlying Licenses and FCC Rules, or to permit any additional signals in the Geographic Service Area covered by such FCC Licenses or Underlying Licenses and, to the Company's knowledge, there is not any such interference or additional signal.

            (b) Neither the Company nor any of its Subsidiaries is a party to or has knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings which could in any manner threaten or adversely affect the validity or continued effectiveness of the FCC Licenses of any such Person or give rise to any order of forfeiture or could otherwise reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has any reason to believe that the FCC Licenses listed and described in Schedule 4.13 will not be renewed in the ordinary course. The Company and each Subsidiary have filed in a timely matter all material reports, applications, documents, instruments and information required to be filed by it pursuant to the FCC Rules. No licenses, authorizations, permits or other rights other than the FCC Licenses are required under the Communications Act or the FCC Rules to operate the business of the Company in substantially the manner it is being operated as of the date hereof and as of the Closing Date.

      4.14  INTELLECTUAL PROPERTY.

            (a) The Company and the Guarantors own (or have valid licenses with respect to) all right, title and interest in and to all trademarks and service marks, tradenames, patents, copyrights and trade secrets identified on

Schedule 4.14 (collectively, the "INTELLECTUAL PROPERTY") (other than pending patent applications and any docketed disclosures), free and clear of all Liens, other than Liens permitted pursuant to Section 5.12(a). Except for Intellectual Property relating to WiMAX technology, as to which no representation is made herein, the Intellectual Property constitutes all such property as is material to the conduct of the business of the Company and the Guarantors. All material Intellectual Property (other than pending patent applications and any docketed disclosures) is subsisting, in full force and effect, and is valid and enforceable. Except as set forth on Schedule 4.14, as of the Closing Date, none of the owned or licensed Intellectual Property is subject to any outstanding order, ruling decree, judgment or stipulation to which the Company is or has been made a party.

            (b) Except as set forth on Schedule 4.14, as of the Closing Date, there are no agreements or arrangements (including covenants not to sue, non-assertion, settlement or similar agreements or consents) to which the Company is a party (i) pursuant to which any of the owned Intellectual Property has been licensed to or used by any Person other than the Company, or which permits use by any such other Person; or (ii) that restrict the rights of the Company to use or enforce any of the owned Intellectual Property.

            (c) To the knowledge of the Company, the conduct of the business of the Company and its Subsidiaries does not infringe upon, misappropriate or otherwise violate the Intellectual Property rights of any other Person, except that no representation or warranty is made relating to the development of the Company's WiMAX technology and products. Except as set forth on Schedule 4.15, as of the Closing Date, no claim or demand of any Person against the Company or its Subsidiaries has been made, nor is there any proceeding that is pending or to the knowledge of the Company threatened, which (in any such case) (i) challenges the rights of the Company or its Subsidiaries in respect of any Intellectual Property or (ii) asserts that the Company or any of its Subsidiaries is infringing or otherwise in conflict with, or is required to pay any royalty, license fee, charge or other amount with regard to, any Intellectual Property.

            (d) Except to the extent set forth on Schedule 4.15, to the knowledge of the Company, no Person is infringing upon or misappropriating, or has infringed upon or misappropriated (i) any owned Intellectual Property or the rights of the Company in any owned Intellectual Property or (ii) any Intellectual Property licensed to the Company or the rights of the Company therein.

            (e) Except to the extent the Company, in its commercially reasonable judgment, has determined otherwise, the Intellectual Property capable of such registration, filing or issuance has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or the United States Copyright Office.

            (f) All material licenses of Intellectual Property to the Company are valid and enforceable.

      4.15  LITIGATION; ADVERSE FACTS.

      Except as set forth on Schedule 4.15, as of the Closing Date, there is no action, suit, proceeding, arbitration or governmental investigation at law or in equity or before or by any Governmental Authority pending or, to the best knowledge of the Company, threatened, in writing against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries, which, either singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is (i) in material violation of any Applicable Law or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any Governmental Authority binding on the Company or any of its Subsidiaries.

      4.16  PAYMENT OF TAXES.

      All returns and reports of the Company and its Subsidiaries required to be filed by any of them with respect to material Taxes have been timely filed (or extended), and all material Taxes imposed upon the Company or its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been timely paid other than those which are being contested by the Company or such Subsidiary in good faith and by appropriate proceedings promptly instituted and diligently conducted and for which reserves or other appropriate provisions, if any, as may be required in conformity with GAAP shall have been made or provided therefor. There is no audit or assessment of a material Tax proposed in writing against the Company or any of its Subsidiaries as of the date of this representation other than those which are being contested by the Company or such Subsidiary in good faith and by appropriate proceedings and for which reserves or other appropriate provisions, if any, as may be required in conformity with GAAP shall have been made therefor. The Parent, from and after the Conversion Date, will not be a U.S. real property interest within the meaning of Section 897 of the Code. Prior to the Conversion, the Company is taxable as a partnership for Federal income tax purposes and local income tax purposes, and not as an association taxable as a corporation. As of the Conversion Date, the Parent will be taxable as a corporation for Federal income tax purposes.

      The reasonably estimated amount of tax distributions payable under the Company LLC Agreement to holders of LLC Units after the date hereof in respect of the period ended June 30, 2006, is $1,200,000.

      4.17  COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS; INSURANCE.

            (a) Each of the Company and its Subsidiaries has obtained all Governmental Authorizations required for the conduct of its business substantially as described in the Form 10. Each of the Company and its Subsidiaries is in compliance with all such Governmental Authorizations and all Applicable Laws, and all such Governmental Authorizations are in full force and effect, except to the extent that noncompliance, or the failure to be in full force and effect, could not reasonably be expected to have a Material Adverse Effect. No violations have been recorded in respect of any such Governmental Authorization, and no proceeding is pending or, to the knowledge of the Company and the Guarantors, threatened to revoke or limit any Governmental Authorization. All (i) Spectrum Holdings, including all FCC Licenses, and (ii) Spectrum Leases, by their terms and as performed and conducted by the parties thereto, are in compliance in all material respects with all Applicable Laws, including the Communications Act and the FCC Rules. With respect to all Spectrum Leases that require Governmental Authorization, including the authorization of the FCC, the Company or the holder of the applicable Underlying Licenses has obtained such Governmental Authorization and such Governmental Authorization is in full force and effect, except as disclosed on Schedules 4.8 or 4.13.

            (b) The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and with such deductibles as is customary in the business in which the Company and its Subsidiaries are engaged and which management of the Company believes to be prudent. All policies for such insurance are in full force and effect and all premiums due thereon have been paid. Neither the Company nor any Subsidiary has been refused any insurance coverage that is material to the business of the Company and that has been sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

      4.18  AFFILIATE TRANSACTIONS.

      Except as specifically disclosed on Schedule 4.18, there have not been any material transactions or loans (including guarantees of any kind) between the Company or any of its Subsidiaries and (i) other Persons that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, the Company or any of its Subsidiaries, (ii) individuals owning, directly or indirectly, an interest in the Company or any of its Subsidiaries that gives them significant influence over the Company of any of its Subsidiaries, (iii) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of the Company or any of its Subsidiaries, including directors and senior management of companies and close members of such individuals' families, and (iv) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any Person described in (ii) or (iii) or over which such a Person is able to exercise significant influence (including enterprises owned by directors or major stockholders of the Company or any of its Subsidiaries and enterprises that have a member of key management in common with the Company or any of its Subsidiaries). For purpose of this Section 4.18:
(i) significant influence over an enterprise is the power to control the financial and operating policy decisions of the enterprise; and (ii) stockholders beneficially owning a 5% interest in the voting power of the Company or any of its Subsidiaries are presumed to have a significant influence on the Company or any of its Subsidiaries. Except as disclosed on Schedule 4.18, no employee, officer, stockholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and
(iii) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the Company's board of directors).

      4.19  INVESTMENT COMPANY ACT.

      Neither the Company nor any of its Subsidiaries or, immediately after receipt of payment for the Notes and the consummation of the Transactions, will be an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended.

      4.20  SECURITIES ACTIVITIES.

      Neither the Company nor any of the Guarantors is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

      4.21  ERISA.

            (a) Schedule 4.21 lists all Qualified Plans and Multiemployer Plans as of the Closing Date. The Company and each of its Subsidiaries are in compliance in all material respects with all requirements of each Plan, and each Plan materially complies, and is operated in material compliance, with all applicable provisions of law. The Company is not aware, after due inquiry, of any item of non-compliance which could reasonably be expected to (i) result in the loss of Plan qualification or tax-exempt status, or (ii) give rise to a material excise tax or other penalty imposed by a Governmental Authority. No proceeding, claim, lawsuit and/or investigation (other than a routine claim for benefits) is pending concerning any Plan, which proceeding, claim, lawsuit or investigation could reasonably be expected to result in a material liability. All required contributions have been and will be made in accordance with the provisions of each Qualified Plan and Multiemployer Plan, and with respect to the Company or any ERISA Affiliate, there are no, and have been no Unfunded Pension Liabilities in excess of $1,000,000 or Withdrawal Liabilities.

            (b) No ERISA Event has occurred or could reasonably be expected to occur with respect to any Qualified Plan, Multiemployer Plan or Plan.

            (c) Members of the Controlled Group currently comply and have complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code.

      4.22  CERTAIN FEES.

      Except as set forth on Schedule 4.22, neither the Company nor any Person acting on its behalf has entered into any agreement or arrangement as a result of which any broker's or finder's fee or commission will be payable by the Company with respect to the Note Documents or any of the Transactions contemplated hereby, and the Company hereby indemnifies the Purchasers against, and agrees that it will hold the Purchasers harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred by the Company in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability incurred by the Company.

      4.23  ENVIRONMENTAL MATTERS.

      Except as set forth on Schedule 4.23, neither the Company nor any of the Guarantors nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or the Release or threatened Release of any Hazardous Materials that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.23, neither the Company nor any of the Guarantors has received any request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9604) or any comparable law related to a matter that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.23, there are and have been no violations of Environmental Laws or Release of Hazardous Materials which could reasonably be expected to form the basis of an Environmental Claim against the Company or any of the Guarantors that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.23, neither the Company nor any of the Guarantors nor to the Company's knowledge, any predecessor of the Company or any of the Guarantors has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of the Company's or any of the Guarantors' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent, except for any such activity conducted in material compliance with Environmental Laws and in a manner that individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 4.23, compliance with all current requirements pursuant to or under Environmental Laws could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 4.23, no event or condition has occurred or is occurring with respect to the Company or any of the Guarantors relating to any Environmental Law, any Release or threatened Release of Hazardous Materials, or any other Hazardous Material Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

      4.24  EMPLOYEE MATTERS.

      There is no strike or work stoppage in existence or, to the best knowledge of Company and the Guarantors, threatened in writing involving the Company or any of its Subsidiaries.

      4.25  SOLVENCY.

      The Company individually and the Company and the Guarantors, taken as a whole on a consolidated basis, are, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith, will be Solvent.

      4.26  INDEBTEDNESS.

      The capitalization table on Schedule 4.26 sets forth and identifies in reasonable detail all outstanding short-term and long-term Indebtedness of the Company and its Subsidiaries, after giving effect to the Transactions and the other transactions contemplated by this Agreement.

      4.27 NO VIOLATION OF REGULATIONS OF BOARD OF GOVERNORS OF FEDERAL RESERVE SYSTEM.

      None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act or any Regulation issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

      4.28  PRIVATE OFFERING.

      Subject to the truth and accuracy of the representations and warranties of the Purchasers hereunder, the sale of the Notes and the issuance of any other Securities pursuant to this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act. In the case of each offer or sale of the Notes or issuance of other Securities, no form of general solicitation or general advertising was used by the Company or its representatives, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

      The Purchasers are the only purchasers of the Notes, and the only acquirors of the rights to receive the Warrants or the Purchaser Units. No similar securities have been issued and sold by the Company within the six-month period immediately prior to the date hereof. The Company agrees that neither it, nor anyone acting on behalf of it, will offer or sell the Securities, or any similar securities, in the future if such offer or sale will bring the issuance and/or sale of the Securities hereunder within the provisions of Section 5 of the Securities Act.

      4.29  DISCLOSURE.

      The representations and warranties of the Company and the Guarantors contained in this Agreement and the information contained in the other documents, certificates and written statements furnished to any of the Purchasers by or on behalf of the Company or the Guarantors for use in connection with the transactions contemplated by this Agreement, including the Form 10 and other documents filed by any Note Party with the SEC, when taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

      4.30  REPRESENTATIONS AND WARRANTIES.

      All statements contained in any certificate delivered to the Purchasers or the Collateral Agent by or on behalf of any Note Party pursuant to or in connection with this Agreement as of the Closing shall be deemed to constitute representations and warranties under this Agreement with the same force and effect as the representations and warranties expressly set forth herein.

      4.31  CREATION, PERFECTION AND PRIORITY OF LIENS.

      The execution and delivery of the Collateral Documents by the Company and each of the Guarantors, together with the actions taken on or prior to the date hereof pursuant to Section 2.11 are effective to create in favor of the Collateral Agent, as security for the obligations under the Note Documents, a valid First Priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to the Collateral Agent for filing (but not yet filed), the periodic filing of UCC continuation statements in respect of UCC financing statements (including any fixture filings) filed by or on behalf of the Holders of the Notes.

      4.32  SUBSIDIARY RIGHTS.

      The Company or, as of the Conversion Date, the Parent or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as are owned by the Company, Parent or such Subsidiary.

      4.33  RANKING OF NOTES.

      No Indebtedness of the Company or any of its Subsidiaries is senior to the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

      4.34  INDEPENDENT AUDITORS.

      Ernst & Young LLP, who have certified the consolidated financial statements of the Company as of December 31, 2005, are independent public accountants within the meaning of the Securities Act.

      4.35  BOOKS AND RECORDS.

      The books of account, ledgers, order books, records and documents of the Company and its Subsidiaries (in the case of any acquired Subsidiary, since the date of its acquisition) accurately and completely reflect all information relating to the respective business of the Company and its Subsidiaries, the nature, acquisition, maintenance, and location of each of their respective assets, and the nature of all transactions giving rise to material obligations or accounts receivable of the Company or its Subsidiaries, as the case may be, except where the failure to so reflect such information could not reasonably be expected to have a Material Adverse Effect. The minute books of the Company and its Subsidiaries (in the case of any acquired Subsidiary, since the date of its acquisition) contain accurate records in all material respects of all meetings and accurately reflect in all material respects all other actions taken by the stockholders, boards of directors and all committees of the boards of directors, and other governing Persons of the Company and its Subsidiaries, respectively.

      4.36  MONEY LAUNDERING.

      The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA PATRIOT ACT of 2001 (the "PATRIOT ACT") and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to the laws, regulations and Executive Orders and sanctions programs administered by OFAC, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, "Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism" (66 Fed. Reg. 49079 (2001); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V (collectively, the "ANTI-MONEY LAUNDERING/OFAC LAWS").


                                    ARTICLE V

                                    COVENANTS
                                    ---------

      So long as any of the Notes remain unpaid and outstanding, the Company and each of the Guarantors covenant to the Holders of outstanding Notes as follows:

      5.1   FINANCIAL STATEMENTS AND OTHER REPORTS.

      The Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. The Company will deliver to the Collateral Agent and the Holders:

            (a) Quarterly Financials: as soon as available and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year (other than the last Fiscal Quarter of each Fiscal Year), the unaudited consolidated balance sheet of the Company (or, following the Conversion Date, the Parent) and its Subsidiaries as at the end of such fiscal period and the related consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal period and for the period from the beginning of the then current Fiscal Year to the end of such fiscal period, reviewed by Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by the Company, setting forth in each case in comparative form (x) with respect to such statements of income, the corresponding figures for the corresponding periods for the previous Fiscal Year, and (y) with respect to such balance sheets, the corresponding figures as of the end of the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of the Company (or, following the Conversion Date, the Parent) that they fairly present, in all material respects, the financial condition of the Company (or, following the Conversion Date, the Parent) and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated; provided, that the delivery by the Company of quarterly reports on Form 10-Q of the Company or the Parent, as applicable, and its consolidated Subsidiaries (which shall include all material information contained in the Officer's Certificate delivered in connection therewith pursuant to clause (c)) shall satisfy the requirements of this Section 5.1(a);

            (b) Year-End Financials: as soon as available and in any event within 90 days after the end of each Fiscal Year, (a) the consolidated balance sheet of the Company (or, following the Conversion Date, the Parent) and its

Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of the Company (or, following the Conversion Date, the Parent) and its Subsidiaries for such Fiscal Year, all in reasonable detail and certified by the chief financial officer of the Company (or, following the Conversion Date, the Parent) that they fairly present, in all material respects, the financial condition of the Company (or, following the Conversion Date, the Parent) and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, and (b) in the case of such consolidated financial statements, a report thereon of Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by the Company, which report shall be unqualified, shall express no assumptions or qualifications concerning the ability of the Company (or, following the Conversion Date, the Parent) and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Company (or, following the Conversion Date, the Parent) and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; provided, that the delivery by the Company of annual reports on Form 10-K of the Company or Parent, as applicable, and its consolidated Subsidiaries (which shall include all material information contained in the Officer's Certificate delivered in connection therewith pursuant to clause (c)) shall satisfy the requirements of this Section 5.1(b);

            (c) Compliance Certificates: together with each delivery of financial statements pursuant to subdivisions (a) and (b) above, an Officer's Certificate of the Company stating that the signer has reviewed the terms of this Agreement and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Company (or, following the Conversion Date, the Parent) and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes a Default or an Event of Default, or, if any such condition or event exists, specifying the nature and period of existence thereof and what action the Company or other Note Party has taken, is taking and proposes to take with respect thereto;

            (d) Events of Default, etc.: promptly upon any officer of the Company obtaining knowledge of (a) any condition or event that constitutes a Default or an Event of Default, or becoming aware that any Holder has given notice with respect to a claimed Default or Event of Default, (b) any violation of any law, statute, rule, regulation or ordinance of any Governmental Authority, or of any agency thereof, binding on the Company or any of the Guarantors which has had or could reasonably be expected to have a Material Adverse Effect, or (c) any condition or event that could reasonably be expected to result in a violation or breach of the terms or conditions of any FCC License, Underlying License or Spectrum Lease, or result in the termination, invalidity or loss of any material rights under any FCC License, Underlying License or Spectrum Lease or (d) the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Default, Event of Default, default, event or condition, and what action the Company or other Note Party has taken, is taking and proposes to take with respect thereto;

            (e) ERISA Events: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action the Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

            (f) ERISA Notices: with reasonable promptness, copies of (a) all notices received by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (b) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Holders shall reasonably request; and.

            (g) Build-Out Reports: from time to time and, upon the reasonable prior request of a Holder, provided that such information is not otherwise available in documents filed by the Company or the Parent, as applicable, with the SEC, reports concerning the status of the Company's (or applicable Subsidiary's) satisfaction of its build-out and service requirements in connection with its FCC Licenses and Spectrum Leases.

      5.2   PAYMENT OF NOTES.

      The Company will promptly pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.

      5.3   SATISFACTION OF OBLIGATIONS; TAXES.

            (a) The Company will, and will cause each of its Subsidiaries to, perform all obligations under any Contractual Obligation to which the Company or any of its Subsidiaries is bound, or to which any of its properties is subject, except where the failure to perform would not reasonably be expected to have a Material Adverse Effect.

            (b) The Company will, and will cause each of its Subsidiaries to, pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises, and all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable before the same shall become a Lien (other than Liens permitted pursuant to Section 5.12(a) upon any of its properties or assets); provided that no such Tax or claims need be paid if being contested in good faith by appropriate proceedings and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

      5.4   MAINTENANCE OF PROPERTY; INSURANCE.

            (a) The Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition in all material respects, ordinary wear and tear and accidental or unforeseen circumstances excepted, all properties necessary in the business of the Company and each of its Subsidiaries, and all Collateral, and from time to time will make or cause to be made all necessary repairs, renewals and replacements thereof, consistent with industry practice.

            (b) The Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry.

      5.5   CORPORATE EXISTENCE.

      Except as otherwise permitted pursuant to the terms of this Agreement, the Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence; provided, however, that the Company shall not be required to, and its Subsidiaries shall not be required to, preserve any such corporate existence of any Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of its business and the business of its Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to Holders of the Notes, and provided that such Subsidiary does not hold any Spectrum Holdings, other than such Spectrum Holdings as the Company would not be required to maintain in full force and effect in accordance with Section 5.7(c) below.

      5.6   BOOKS AND RECORDS.

      The Company will, and will cause each of its Subsidiaries to, keep complete and accurate books and records in conformity with GAAP.

      5.7   COMPLIANCE WITH LAW, MAINTENANCE OF FCC LICENSES.

      The Company will, and will cause each of its Subsidiaries to:

            (a) comply with all Applicable Laws except for such noncompliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

            (b) maintain all Governmental Authorizations in compliance with all Applicable Law except for such noncompliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; and

            (c) maintain in full force and effect the FCC Licenses and Spectrum Leases and any Foreign Licenses or Foreign Spectrum Leases necessary for the operation of its business, and comply with the construction, operating and reporting requirements of the FCC or other applicable Governmental Authority, including the satisfaction of all FCC and other service and/or buildout requirements, except for such noncompliance or failures to maintain, that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      5.8   USE OF PROCEEDS.

      The Company will apply the proceeds from the sale of the Notes in accordance with Sections 4.9 and 5.10 hereof.

      5.9   ISSUANCE OF ADDITIONAL GUARANTIES; ADDITIONAL COLLATERAL.

            (a) In the event that, after the Closing Date, (I) the Company or any Subsidiary of the Company forms or acquires a License Subsidiary or any other Material Subsidiary or (II) Packet Video Corporation acquires any assets that constitute Collateral, the Company will promptly notify the Collateral Agent (who shall notify the Holders) of that fact and cause each such License Subsidiary and Material Subsidiary to execute and deliver to the Collateral Agent a counterpart of the Guaranty and the Security Agreement, or, if applicable, cause Packet Video Corporation to execute and deliver to the Collateral Agent a counterpart of the Security Agreement and, if applicable, shall cause the immediate parent of such Subsidiary (including any such Foreign Subsidiary) to execute a counterpart of the Security Agreement, and, in each case, all such further documents and instruments as may be necessary or, in the opinion of the Required Holders, or the Collateral Agent, desirable to create a valid and perfected First Priority Lien on all of the assets of such Subsidiary that constitute Collateral, as well as a pledge of the Subsidiary's Capital Stock. Notwithstanding the foregoing, (i) no Foreign Subsidiary shall be required to execute and deliver the Guaranty or the Security Agreement and (ii) the Capital Stock of a Foreign Subsidiary required to be pledged pursuant to the provisions of the Security Agreement shall apply only to a Foreign Subsidiary that is directly owned by the Company or a Domestic Subsidiary and shall be limited to 66% of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)). The Company shall also deliver to the Holders of the Notes, together with such counterpart of the Guaranty and the Security Agreement and other documents and instruments, (i) certified copies of such Guarantor's Organizational Documents, together with a good standing certificate from the Secretary of State of the jurisdiction of its organization or formation, each to be dated a recent date prior to their delivery to the Holders of the Notes, (ii) a certificate executed by the secretary or an assistant secretary of such Guarantor as to (a) the incumbency and signatures of the officers of such Guarantor executing the counterpart of the Guaranty and the Security Agreement and such other documents and instruments executed in connection therewith and (b) the fact that the attached resolutions of the Governing Authority of such Guarantor authorizing the execution, delivery and performance of the counterpart of the Guaranty and the Security Agreement and such other documents and instruments are in full force and effect and have not been modified or rescinded, and (iii) a favorable opinion of counsel to the Company and such Guarantor, in form and substance reasonably satisfactory to the Holders, as to (a) the due organization or formation and good standing of such Guarantor, and the ownership of the Capital Stock thereof, (b) the due authorization, execution and delivery by such Guarantor of the counterpart of the Guaranty and the Security Agreement and such other documents and instruments, and (c) the enforceability of the counterpart of the Guaranty and the Security Agreement and such other documents and instruments.

            (b) Each of the Company and each of the Guarantors will (i) cause the Collateral to be subject at all times to a First Priority Lien, perfected in favor of the Collateral Agent to secure the obligations pursuant to the terms and conditions of the Collateral Documents or, with respect to any such property acquired subsequent to the Closing Date, such other additional security documents as the Holders shall reasonably request, subject in any case to Liens permitted hereunder and (ii) deliver such other documentation as the Required Holders or the Collateral Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC financing statements and other items of the types required to be delivered pursuant to Section 2.11, all in form, content and scope reasonably satisfactory to the Required Holders or the Collateral Agent. Without limiting the generality of the above, the Company and the Guarantors will cause (a) 100% of the issued and outstanding Capital Stock of each Domestic Subsidiary that is a Material Subsidiary and (b) 66% of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary of the Company that is directly owned by the Company or a Domestic Subsidiary and that is a Material Subsidiary to be subject at all times to a First Priority, perfected Lien in favor of the Collateral Agent pursuant to the terms and conditions of the Collateral Documents or such other security documents as the Required Holders or the Collateral Agent shall reasonably request.

      5.10  SPECTRUM CASH ACCOUNT; ASSET SALE PROCEEDS ACCOUNT.

            (a) The Company shall cause the proceeds from the sale of the Notes to be deposited into the Spectrum Cash Account. Subject to Section 5.10(b), the Company shall use any amounts in the Spectrum Cash Account solely
(i) to make the payments described on Schedule 5.10(a), (ii) to make optional prepayments of Notes in accordance with and to the extent permitted under
Section 8.1(a), (iii) to make deposits in accordance with FCC Rules to qualify for FCC auctions as to which the Company or a wholly-owned Subsidiary of the Company is registered to bid for Permitted Spectrum Holdings, (iv) for the acquisition of Permitted Spectrum Holdings for a purchase price not to exceed $0.25 per MHz-POP or for payment of lease payments under Spectrum Leases or Foreign Spectrum Leases entered into after the date hereof in respect of Permitted Spectrum Holdings on terms that are economically equivalent to a purchase price not to exceed $0.25 per MHz-POP, and (v) to reimburse the Company for amounts expended by the Company during the period from July 1, 2006 through the Closing Date for (x) the acquisition of Permitted Spectrum Holdings for a purchase price not to exceed $0.25 per MHz-POP, (y) payment of lease payments under Spectrum Leases or Foreign Spectrum Leases entered into during such period in respect of Permitted Spectrum Holdings on terms that are economically equivalent to a purchase price not to exceed $0.25 per MHz-POP, or (z) deposits described in clause (iii); provided, in the case of clauses (iii), (iv) and (v), that no Default or Event of Default shall have occurred and be continuing after giving effect thereto; and provided further that, in the case of deposits described in clause (iii) (or reimbursement of such deposits pursuant to clause
(v)), any amount of such deposit that will not be applied to purchase Permitted Spectrum Holdings on the terms set forth in clause (iv) shall be reimbursed to the Spectrum Cash Account promptly upon completion of the auction and FCC certification by public notice of the winning bidders, to the extent that the Company or any of its Subsidiaries is a winning bidder, but on terms that are not permitted under clause (iv), and otherwise promptly following return of the deposit by the FCC. The Company shall give each Holder prompt written notice of any such deposit, the results of any auction for which such deposit was made, and the consummation of any such acquisition or lease transaction after the date hereof, which notice shall include a brief description of the Permitted Spectrum Holdings acquired or leased and the economic terms thereof.

            (b) The Company shall use any amounts in or deposited in the Asset Sale Proceeds Account solely to make redemption of Notes pursuant to Section 8.1(b) or, if prior to the second anniversary of the Closing Date, Section 8.1(a). In the case of a redemption prior to the second anniversary of the Closing Date pursuant to Section 8.1(a), the Company shall state in the Notice of Redemption the aggregate amount of proceeds in the Asset Sale Proceeds Account that will be applied to effect such redemption. No later than 3 Business Days prior to the Redemption Date specified in the Redemption Notice, the Collateral Agent shall deliver to the Account Bank a consent to the release of such proceeds from the Asset Sale Proceeds Account on such Redemption Date.

            (c) All amounts credited to the Spectrum Cash Account and the Asset Sale Proceeds Account shall be invested solely in Cash Equivalents of a type described in clauses (i) through (iv) of the definition thereof, and all such Cash Equivalents shall be held in, and credited to, such accounts.

            (d) Without limiting the provisions of this Agreement, including this Section 5.10, nothing in this Agreement shall be deemed to restrict or otherwise limit the amounts bid, the FCC Licenses that would be the subject of such bidding or any other bidding strategies of the Company or the Guarantors that participate in any FCC auction, including Auction No. 66 for Advanced Wireless Services FCC Licenses.

      5.11  LIMITATION ON RESTRICTED PAYMENTS.

      Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment; provided that the foregoing shall not prohibit:

            (a) Restricted Payments made to the Company or any Guarantor, or by any Subsidiary that is not a Guarantor on a pro rata basis to the holders of its Capital Stock;

            (b) the repurchase of Capital Stock of the Company deemed to occur upon the exercise of options or warrants to the extent that such Capital Stock represents all or a portion of the exercise price;

            (c) Restricted Payments constituting the repurchase of Capital Stock of the Company or, after the Conversion, the Parent, constituting fractional shares, in an aggregate amount not exceeding $100,000 per Fiscal Year;

            (d) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or, after the Conversion, the Parent, held by any current or former employee, consultant or director of the Company or, after the Conversion, the Parent, or any of its Subsidiaries pursuant to the terms of any employee equity subscription agreement, stock option agreement or similar agreement approved by a majority of the disinterested members of the Board of Directors of the Company, or, after the Conversion, the Parent, in an aggregate amount not exceeding $500,000 per Fiscal Year;

            (e) Restricted Payments, to holders of Capital Stock of the Company prior to the Conversion Date, in an aggregate amount not to exceed 40% of the taxable income allocable to such Holders solely with respect to their ownership interest in the Company for the period from January 1, 2006 to the Conversion Date and otherwise in accordance with the terms of the Company LLC Agreement as in effect on the date hereof, and other Restricted Payments, if any, to such holders required to be made under the terms of the Company LLC Agreement as in effect on the date hereof; and

            (f) after the Conversion Date, Restricted Payments to the Parent in an amount not to exceed the amount required by the Parent to pay any consolidated, combined or unitary Taxes of the Company and/or any of its Subsidiaries that are due and payable within 10 days of the Restricted Payment.

      5.12  LIENS AND RELATED MATTERS.

            (a) Prohibition on Liens. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of the Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC or under any similar recording or notice statute, except:

                  1.    Permitted Liens;

                  2. Liens with respect to Capital Leases and Liens on any asset existing at the time of acquisition of such asset by the Company or a Subsidiary, or Liens to secure the payment of all or any part of the purchase price of an asset upon the acquisition of such asset by the Company or a Subsidiary or to secure any Indebtedness permitted hereby incurred by the Company or a Subsidiary at the time of the acquisition of such asset, which

Indebtedness is incurred for the sole purpose of financing all or any part of the purchase price thereof (and does not exceed such purchase price); provided, however, that the Lien shall apply only to the asset so acquired and proceeds thereof and shall not apply to any Collateral; and provided further, that all such Liens do not in the aggregate secure Indebtedness in a principal amount in excess of $25,000,000 at any time outstanding; and

                  3.    Liens described in Schedule 5.12 annexed hereto.

            (b) No Restrictions on Subsidiary Distributions to the Company or Other Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by the Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of the Company, (iii) make loans or advances to the Company or any other Subsidiary of the Company, or (iv) transfer any of its property or assets to the Company or any other Subsidiary of the Company, except (a) as provided in the Note Documents, (b) as to transfers of assets, as may be provided in an agreement with respect to a sale of such assets and (c) as to any assets subject to Liens permitted under Section 5.12(a), as may be permitted in any agreement relating to Indebtedness secured by such Lien permitted under Section 5.12(a).

            (c) No Negative Pledges. Neither the Company nor any of its Subsidiaries shall enter into any agreement or remain party to any agreement prohibiting the creation or assumption of any Lien upon any of the Collateral, whether now owned or hereafter acquired, to secure obligations under any Note Documents, including this Agreement.

      5.13  INDEBTEDNESS.

      The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except that:

            (a) the Company and the Guarantors may become and remain liable with respect to the Indebtedness arising or existing under this Agreement, the Notes, the Guaranty and the other Note Documents;

            (b) the Company may become and remain liable with respect to Indebtedness to any Guarantor, any Guarantor may become and remain liable with respect to Indebtedness to the Company or any Guarantor, and any Subsidiary that is not a Guarantor may become and remain liable with respect to Indebtedness to any other Subsidiary that is not a Guarantor;

            (c) the Company and the Guarantors, as applicable, may become and remain liable with respect to Indebtedness of the type described in Section 5.12(a)(2) in an aggregate principal amount not in excess of $25,000,000 at any time outstanding;

            (d) the Company and the Guarantors may become and remain liable with respect to Indebtedness arising under Spectrum Leases that are Capital Leases under GAAP;

            (e) the Company and the Guarantors may incur short-term Indebtedness to the FCC in respect of the purchase price of FCC Licenses acquired by a License Subsidiary pursuant to FCC auctions, including FCC Auction No. 66 for Advanced Wireless Services FCC Licenses; provided that all such amounts are paid in full when payment is due in accordance with FCC Rules; and

            (f) the Company and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in Schedule 5.13 annexed hereto.

      5.14  ASSET SALES.

      The Company will not, and will not permit any of its Subsidiaries to, consummate any Asset Sale, unless (A) the Net Proceeds thereof are (x) in the case of any Asset Sale consummated prior to the second anniversary of the Closing Date, delivered to the Collateral Agent for deposit in the Asset Sale Proceeds Account pending the mandatory redemption of Notes on the second anniversary of the Closing Date pursuant to Section 8.1(b) and (y) in the case of any Asset Sale consummated on or after the second anniversary of the Closing Date, applied to make a mandatory redemption of Notes pursuant to Section 8.1(b); (B) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale that yields Net Proceeds greater than the aggregate original purchase price paid by the Company or any of its Subsidiaries for such assets or Capital Stock; and (C) all of the consideration received in the Asset Sale by the Company or such Subsidiary is in the form of cash or Cash Equivalents; provided that:

            (a) the Company may retain up to an aggregate of $1,500,000 in Net Proceeds resulting from any one or more Asset Sales during the term of the Notes each of which individually does not result in Net Proceeds greater than $1,500,000;

            (b) in the case of any Asset Sale of a New License, which sale is consummated prior to the second anniversary of the Closing Date, an amount equal to the Net Proceeds thereof ("NEW LICENSE PROCEEDS") shall be delivered, at the Company's option, either to the Collateral Agent for deposit into the Spectrum Cash Account and applied as provided in Section 5.10(a) or delivered to the Asset Sale Proceeds Account;

            (c) in the case of (i) an Asset Sale that will yield Net Proceeds sufficient, together with any other amounts then on deposit in the Asset Sale Proceeds Account, to redeem the Notes in whole at the purchase price provided under Section 8.1(a) hereof, or (ii) any Asset Sale that is consummated more than 15 Business Days after the Company has delivered an officer's certificate in accordance with Section 5.25(c), provided that no Holder has objected to the conclusions in such certificate, such Net Proceeds may be less than the aggregate original purchase price; provided that, if such Asset Sale described in clause (i) is consummated prior to the second anniversary of the Closing Date, the Company shall deliver a Notice of Redemption in accordance with
Section 8.3 no later than the date of consummation of such Asset Sale, which Notice of Redemption shall indicate that the Notes will be redeemed in whole on the redemption date specified therein; and provided further that such Net Proceeds shall be deposited into and maintained in the Asset Sale Proceeds Account until the specified redemption date; and

            (d) the Company shall not, and shall not permit its Subsidiaries to lease or sublease any of its rights under or in respect of any FCC License or Foreign License, provided that the Company and its Subsidiaries may enter into such leases or subleases in no more than five of the markets set forth on
Schedule 5.14(c) hereof (one lease per market, for a maximum of five leases) provided further that, solely to the extent that the Net Proceeds of such lease or sublease are applied to pay scheduled interest on the Notes (or reserved for such purpose, in an amount not to exceed the aggregate amount of the next scheduled interest payment), such Net Proceeds are not required to be applied as described in clause (x) or (y) above, as applicable.

      5.15  MERGER AND CONSOLIDATION.

      The Company shall not, and shall not permit its Subsidiaries to, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or change its form of organization, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, or (iii) consummate a stock sale or other business combination (including without limitation, a reorganization, recapitalization, spin-off or scheme or arrangement) with another Person, whereby such other Person acquires more than 50% of the outstanding shares of Common Stock; except that (w) any Subsidiary of the Company may merge into (A) any wholly-owned Subsidiary of the Company that is a Guarantor of the Notes or (B) with or into another Person, provided that, after giving effect to any such merger described in clause (A) or
(B), no Default or Event of Default shall have occurred and be continuing and provided further that, in the case of clause (B), if such Subsidiary is a Material Subsidiary (or is otherwise a Note Party), such Subsidiary shall be the surviving entity, shall have reaffirmed all of its obligations under the Note Documents and shall continue to be a wholly-owned Subsidiary of the Company, and in all other cases (except a merger in connection with an Asset Sale that is permitted by the terms hereof) the surviving entity shall be a Subsidiary of the Company, (x) the Company may merge with or into a wholly owned Delaware subsidiary of the Parent to effect the Conversion, (y) on or after the Conversion Date, the Company may merge with and into the Parent, provided that the Parent shall have assumed all of the obligations of the Company hereunder and under the Notes and other Note Documents, and shall have delivered to each Holder evidence satisfactory to Required Holders and Collateral Agent (including without limitation, if requested by Required Holders, a legal opinion of Counsel to Parent) that the Notes and other obligations of Company under the Note Documents are enforceable against Parent and that Collateral Agent continues to have a First Priority Lien on all Collateral of Company, and (z) subject to
Section 5.18, prior to the Conversion Date, the Company may merge with or into another Person, provided that the surviving entity shall be a corporation organized in a jurisdiction in the United States, shall have assumed all of the obligations of the Company hereunder and under the Notes and other Note Documents, and shall have delivered to each Holder evidence satisfactory to Required Holders and Collateral Agent (including without limitation, if requested by Required Holders, a legal opinion of Counsel to the Company) that the obligations of the Company under the Note Documents are enforceable against such Person and that the Collateral Agent continues to have a First Priority

Lien on all Collateral, and provided further that, after giving effect to such merger, no Default or Event of Default shall have occurred and be continuing.

      5.16  INTENTIONALLY OMITTED.

      5.17  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

            (a) The Company will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guaranty with, or for the benefit of, any Affiliate of the Company (each an "AFFILIATE TRANSACTION") except as disclosed on Schedule 4.18, unless:

                  1. the Affiliate Transaction is, or series of Related Affiliate Transactions are, on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person on an arm's length basis;

                  2. the Company delivers to each of the Holders a resolution of the Board of Directors of the Company set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (1) of this
Section 5.17(a) and that such Affiliate Transaction has been approved by a majority of the independent members of the Board of Directors of the Company; provided that such Officer's Certificate shall only be required in connection with an Affiliate Transaction or series of Related Affiliate Transactions in excess of $5,000,000; and

                  3. with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10,000,000, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, valuation, appraisal or investment banking firm of national standing.

            (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 5.17(a) hereof:

                  1. transactions between or among the Company or any Guarantor;

                  2. reasonable and customary salaries and fees paid to members of the boards of directors and officers of the Company and its Subsidiaries;

                  3. reasonable and customary indemnifications and insurance arrangements for the benefit of Persons that are officers or members of the boards of directors of the Company and its Subsidiaries on or after the Closing Date, whether such Persons are current or former officers or members at the time such indemnifications or arrangements are entered into;

                  4. salary, bonus, employee stock option, stock repurchase, employee benefit compensation, business expense reimbursement, health care, insurance and other like benefits, severance, termination and other employment-related agreements, arrangements or plans and other compensation and employment arrangements with directors, officers, managers and employees in the ordinary course of business, including, without limitation, in connection with any employment agreements or benefits arrangements between the Company and any of its Subsidiaries with employees; or

                  5. transactions between or among the Company or any Subsidiary on the one hand, and any Purchaser or Holder (or their representatives), on the other hand, with respect to or in connection with the Note Documents.

      5.18  OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

            (a) Upon the occurrence of a Change of Control, the Company will make an offer (a "CHANGE OF CONTROL OFFER") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Notes at a purchase price in cash equal to (i) if such Change of Control shall have occurred on or prior to the third anniversary of the Closing Date, 105% of the aggregate principal amount of Notes repurchased and (ii) if such Change of Control shall have occurred after the third anniversary of the Closing Date, 102% of the aggregate principal amount of Notes repurchased, plus, in each such case, accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date the "CHANGE OF CONTROL PAYMENT"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

                  1. that the Change of Control Offer is being made pursuant to this Section 5.18 and that all Notes tendered will be accepted for payment;

                  2. the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE");

                  3. that any Note (or portion thereof) not tendered will continue to accrue interest;

                  4. that, unless the Company defaults in the payment of the Change of Control Payment, all Notes (or portion thereof) accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

                  5. that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Company at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                  6. that Holders will be entitled to withdraw their election if the Company receives, not later than the close of business on the fourth Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

                  7. that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

      The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 5.18, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 5.18 by virtue of such compliance.

            (b) On the Change of Control Payment Date, the Company will, to the extent lawful, accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer.

      The Company will promptly (but in any case not later than two Business Days after the Change of Control Payment Date) make payment in accordance with
Section 3.2, to each Holder of Notes properly tendered, the Change of Control Payment for such Notes, and the Company will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple of $1,000.

      5.19  NATURE OF BUSINESS.

      The Company will not, and will not permit any of its Subsidiaries to, engage in any material respect in any business substantially different from a Permitted Business.

      5.20  INVESTMENT COMPANY ACT.

      The Company will not, and will not permit any of its Subsidiaries to, become an investment company subject to registration under the Investment Company Act of 1940, as amended.

      5.21  WAIVER OF STAY, EXTENSION OR USURY LAWS.

      The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which prohibit or forgive the Company or such Guarantor from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) the Company and each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the holders of the Notes, but will suffer and permit the execution of every such power as though no such law had been enacted.

      5.22  SPECTRUM HOLDINGS.

      All Spectrum Holdings of the Company and its Subsidiaries shall be owned by a License Subsidiary that is a Guarantor or, in the case of Foreign Spectrum Holdings, except as provided on Schedule 5.22 or to the extent Applicable Law or the reasonable tax planning requirements of the Company and its Subsidiaries require otherwise, a Foreign Subsidiary that is directly and wholly owned by the Company or a Domestic Subsidiary that is a wholly-owned Subsidiary of the Company. At no time shall the Company or a Guarantor lease, transfer, or otherwise alienate any portion of the Spectrum Holdings, except in accordance with Section 5.14. The Company and the Guarantors will take the actions required to maintain the value and utility of the spectrum in the Spectrum Holdings including, without limitation, exercising diligence in preventing any increased interference or undesired signal levels in the radio frequencies specified in the FCC Licenses, Underlying Licenses, Foreign Licenses and licenses relating to any Foreign Spectrum Lease throughout the entirety of the Geographic Service Area (or similar foreign area) specified in such licenses. All such actions in respect of US Spectrum Holdings shall be consistent with the Communications Act and the FCC Rules.

      5.23  AMENDMENTS OF ORGANIZATIONAL DOCUMENTS.

      Company shall not, nor shall it permit any of its Subsidiaries to amend, supplement or otherwise change the Organizational Documents in a manner that is adverse to the Holders.

      5.24  OFAC.

      Neither Company nor any Subsidiary of Company: (i) will become a person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079(2001)), (ii) will engage in any dealings or transactions prohibited by Section 2 of such executive order, or be otherwise associated with any such person in any manner violative of Section 2, or (iii) will otherwise become a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other OFAC regulation or executive order.

      5.25  MAINTENANCE OF CASH BALANCE/CASH RESERVE ACCOUNT.

      (a) On the Closing Date, the Company shall deposit $75,000,000 in cash (which cash shall not be derived from the sale of the Notes) into the Cash Reserve Account and shall maintain a minimum balance of $75,000,000 in such account at all times. All amounts credited to the Cash Reserve Account shall be invested solely in Cash Equivalents of a type described in clauses (i) through

(iv) of the definition thereof, and all such Cash Equivalents shall be held in, and credited to, such account.

      (b) In the event that the Company delivers a notice of optional redemption pursuant to Section 8.3, which notice indicates that the Notes will be redeemed in whole at the applicable redemption price and separately notifies the Collateral Agent no later than 15 Business Days prior to the specified Redemption Date that there are insufficient funds on deposit in the Asset Sale Proceeds Account to fund the entire redemption price, no later than 3 Business Days prior to the Redemption Date specified in the Redemption Notice, the Collateral Agent shall deliver to the Account Bank a consent to the release of all amounts on deposit in the Cash Reserve Account on such Redemption Date; provided, that the entire principal amount of the Notes and all related interest and applicable premium are paid or made available for payment as of such specified Redemption Date.

      (c) If the Company determines, prior to the second anniversary of the Closing Date, that the amount on deposit in the Asset Sale Proceeds Account is sufficient to redeem the Notes in whole on such second anniversary at the purchase price applicable under Section 8.1(b) and to pay all interest (including default interest) that would have accrued on such second anniversary of the Closing Date if no interest payments were made from the date of determination to such second anniversary, the Company may deliver to the Holders and the Collateral Agent a certificate of the chief financial officer of the Company certifying the aggregate amount on deposit in the Asset Sale Proceeds Account and demonstrating that such amount is sufficient to redeem the Notes in whole on such second anniversary of the Closing Date and to pay all such accrued interest, and a confirmation from the Account Bank of the amount then on deposit in the Asset Sale Proceeds Account. If no Holder shall have objected to the conclusions in the Officer's Certificate within 15 Business Days of receipt thereof, the Collateral Agent shall deliver to the Account Bank a consent to the release of all amounts on deposit in the Cash Reserve Account.

      5.26  INTENTIONALLY OMITTED.

      5.27  LICENSE SUBSIDIARIES.

      The Company covenants and agrees that from and after the Closing Date, it shall cause each FCC License and Spectrum Lease to be held directly by a corporation, limited liability company, or limited partnership organized under the laws of a jurisdiction in the United States that (a) is a wholly-owned direct or indirect Subsidiary of the Company, (b) does not engage in any business or activity other than the ownership and use of one or more FCC Licenses and/or Spectrum Leases and activities incidental thereto, (c) does not own or acquire any assets other than one or more FCC Licenses and/or Spectrum Leases and Capitol Stock of a Subsidiary with operating personnel for FCC-related business, and (d) does not have or incur any Indebtedness or other liabilities other than liabilities under the Note Documents, liabilities imposed by laws, including tax liabilities, or other liabilities incidental to its existence and permitted business and activities (any corporation, limited liability company, or limited partnership satisfying the foregoing requirements, a "LICENSE SUBSIDIARY").

      5.28  PARENT.

      The Parent shall be a holding company and shall not engage in any business or other activities, other than the issuance of its Capital Stock, the ownership of the Capital Stock of the Company, such activities as are customary for a publicly traded holding company that is not itself an operating company, and other activities expressly contemplated hereby.


                                   ARTICLE VI

                              DEFAULTS AND REMEDIES
                              ---------------------

      6.1   EVENT OF DEFAULT.

      Each of the following is an "EVENT OF DEFAULT":

            (a) the Company defaults and such default continues for a period of 5 days in the payment when due of interest or fees on the Notes or other fees or payments under this Agreement;

            (b) the Company defaults in the payment when due of the principal of, or premium, if any, on the Notes;

            (c) the Company fails to observe or perform any term or condition contained in Sections 1.2(c), 1.2(d), 4.9, 5.4(b), 5.5, 5.7(c) and 5.10 through
5.28 of this Agreement or the Parent fails to observe or perform any term in
Section 10(d) through (l) of the Parent Guaranty;

            (d) any Note Party fails to observe or perform any covenant in any Note Document, other than as set forth in Section 6.1(c) or any other covenant a default in the performance of which is covered elsewhere in this Section 6.1, for 20 days after the earlier of (1) the date the such Note Party becomes aware of the default or (2) written notice to the Company by Holders representing twenty-five percent (25%) in aggregate principal amount of the outstanding Notes specifying the default and demanding that such default be remedied and stating that such notice is a "Notice of Default";

            (e) (1) a payment default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company, the Parent or any Subsidiary in excess of $7,500,000, whether such Indebtedness now exists, or is created after the date of this Agreement, or (2) the occurrence of any other default or event of default under any such mortgage, indenture or instrument, if, in either such case, the effect of such default or event of default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee on behalf of such holder or holders) to cause, such Indebtedness to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise);

            (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company, the Parent or any Subsidiary, which judgment or judgments are not paid, discharged or stayed for a period of 30 days; provided that the aggregate of all such undischarged judgments (exclusive of any applicable, independent third party insurance coverage or third party indemnity, on terms and conditions and from indemnitors reasonably acceptable to the Holders, exceeds $7,500,000;

            (g)   the Company, the Parent or any Subsidiary:

                  1.    commences a voluntary bankruptcy proceeding;

                  2. consents to the entry of an order for relief against it in an involuntary bankruptcy case;

                  3. consents to the appointment of a custodian of it or for all or substantially all of its property;

                  4. makes a general assignment for the benefit of its creditors; or

                  5.    generally is not paying its debts as they become due;

            (h) (1) a court of competent jurisdiction enters an order or decree under any bankruptcy law that:

                  (A) is for relief against the Company, the Parent or any Subsidiary;

                  (B) appoints a custodian for all or substantially all of the property of the Parent, the Company or any Subsidiary; or orders the liquidation of the Parent, the Company or any Subsidiary; or

                  (C) orders the liquidation of the Company, the Parent or any Subsidiary; and

            the order or decree remains unstayed and in effect for 30 consecutive days; or

                  (2) a bankruptcy proceeding is commenced against the Company, the Parent or any Subsidiary and such proceeding shall continue for 30 consecutive days without being dismissed, bonded or discharged.

            (i) the Security Agreement, the Parent Guaranty or any Guaranty is held in any judicial proceeding to be unenforceable or invalid in any material respect or shall cease for any reason (other than the payment in full of the obligations under this Agreement or any other termination thereof in accordance with the terms hereof) to be in full force and effect in any material respect or the Parent, the Company, any Guarantor, or any Person acting on behalf of any such Person, shall deny or disaffirm in writing its obligations under its Guaranty, Parent Guaranty or under the Security Agreement (other than in accordance with the terms hereof);

            (j) any representation, warranty, certification or other statement made or furnished to the Holders by or on behalf of the Company, the Parent or any Subsidiary in this Agreement, any Note Document or any instrument, certificate or financial statement furnished (in compliance with or in reference thereto) proves to be false, incorrect, breached, or misleading in any material respect when made or furnished;

            (k) one or more ERISA Events occur that individually or in the aggregate result in or could reasonably be expected to result in liability of the Company, the Parent, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $7,500,000 during the term of this Agreement; or Unfunded Pension Liabilities exist individually or in the aggregate for all Plans (excluding for purposes of such computation any Plans with respect to which assets exceed benefit liabilities), which exceeds $7,500,000;

            (l) any FCC License or Foreign License or other Spectrum Holdings owned or held by the Company or its Subsidiaries and required for the lawful ownership, lease, control, use, operation, management or maintenance of any Wireless Communications System owned by the Company or its Subsidiaries shall be cancelled, terminated, rescinded, revoked, suspended, impaired, otherwise finally denied renewal, or otherwise modified in any material adverse respect, or shall be renewed on terms that materially and adversely affect the economic or commercial value or usefulness thereof, the result of which, individually or in the aggregate together with similar events with respect to other FCC Licenses, Foreign Licenses or other Spectrum Holdings held by the Company or its Subsidiaries, could reasonably be expected to have a Material Adverse Effect; one or more of the FCC Licenses, Foreign Licenses or other Spectrum Holdings held by the Company or its Subsidiaries, the loss of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, shall no longer be in full force and effect; or any other proceeding shall have been instituted by or shall have been commenced before any Governmental Authority that more likely than not will result in the cancellation, termination, rescission, revocation, impairment or suspension of one or more such FCC License, Foreign License or other Spectrum Holdings or result in such modification of one or more such FCC Licenses, Foreign Licenses or other Spectrum Holdings that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            (m) the Conversion Date shall not have occurred, or any obligation of the Company under Section 1.2(c) or (d) hereof shall not have been fulfilled, in either case on or prior to December 31, 2006; and

            (n) the Shelf Registration Statement (as defined in the Registration Rights Agreement) shall not have been filed with the SEC on the date required by the Registration Rights Agreement and any such failure shall not have been cured within 20 days after written notice thereof by any Holder.

      6.2   ACCELERATION.

      Upon the occurrence of an Event of Default (an "Insolvency Default") specified in clause (g) or (h) of Section 6.1 hereof, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, Holders of not less than 51% of the outstanding principal amount of the Notes may declare all the Notes to be due and payable by notice in writing to the Company specifying the respective Event of Default and that it is a "Notice of Acceleration." In any such event, the Notes will become due and payable together with, (x) if due prior to the third anniversary of the Closing Date, an amount equal to five percent (5%) of the principal amount of the Notes outstanding as of the date of such Insolvency Default or the date such notice of acceleration is delivered, as applicable or
(y) if due on or after the third anniversary of the Closing Date, an amount equal to two percent (2%) of the principal amount of the Notes outstanding as of the date of such Insolvency Default or the date such notice of acceleration is delivered, as applicable.

      The Required Holders by written notice to the Company may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or the premium that has become due solely because of the acceleration) have been cured or waived.

      6.3   OTHER REMEDIES.

            (a) If an Event of Default occurs and is continuing, the Holders of the Notes or the Collateral Agent, as applicable, may pursue any available remedy (i) to collect the payment of principal, premium, and interest on the Notes, (ii) to enforce the performance of any provision of the Notes, this Agreement, the Parent Guaranty or the Guaranty, or (iii) exercise remedies under the Collateral Documents.

            (b) A delay or omission by any Holder of a Note or the Collateral Agent in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

      6.4   WAIVER OF PAST DEFAULTS.

      Required Holders may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except (i) a continuing Default or Event of Default in the payment of the principal of, premium or interest on, the Notes and (ii) a Default or Event of Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Agreement; provided, however, that the Required Holders may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

      6.5   RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

      Notwithstanding any other provision of this Agreement, the right of any Holder of a Note to receive payment of principal, premium and interest on such Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                                  ARTICLE VII

                             [INTENTIONALLY OMITTED]
                             -----------------------

                                  ARTICLE VIII

                     REDEMPTION AND REPURCHASE OF THE NOTES
                     --------------------------------------

      8.1   OPTIONAL REDEMPTION; MANDATORY REDEMPTION.

            (a) The Company may at any time redeem all of the Notes, or any portion of the Notes (in a minimum of $5,000,000 and integral multiples of $1,000,000), upon not less than 30 nor more than 60 days' prior written notice, at a redemption price equal to the sum of (i) the principal amount of the Notes to be redeemed plus (ii) accrued and unpaid interest with respect to the principal amount of the Notes to be redeemed as of the applicable redemption date, plus (iii) the Applicable Premium.

            (b) On (x) the second anniversary of the Closing Date, in the case of any Net Proceeds of Asset Sales on deposit in the Asset Sale Proceeds Account or (y) within three Business Days of the relevant Asset Sale, in the case of any Net Proceeds of an Asset Sale consummated on or after the second anniversary of the Closing Date, the Company shall make a redemption of Notes in an amount equal to such Net Proceeds, at a redemption price equal to the sum of (i) the principal amount of the Notes to be redeemed plus (ii) accrued and unpaid interest with respect to the principal amount of the Notes to be redeemed as of the applicable redemption date, plus (iii) the Applicable Premium; provided that the Company shall not be required to redeem Notes hereunder until the aggregate principal amount of Notes to be redeemed shall exceed $2,500,000.

            (c) As used herein, "APPLICABLE PREMIUM" means (w) if any redemption pursuant to clause (a) occurs prior to the second anniversary of the Closing Date, an amount equal to five percent (5%) of the principal amount of the Notes to be redeemed plus the Make-Whole Amount, (x) if any redemption pursuant to clause (a) or (b) occurs on or after the second anniversary of the Closing Date but prior to the third anniversary of the Closing Date, an amount equal to five percent (5%) of the principal amount of the Notes to be redeemed,
(y) if such redemption pursuant to clause (a) or (b) occurs on or after the third anniversary of the Closing Date but prior to the date that is forty-five
(45) days prior to the Maturity Date, an amount equal to two percent (2%) of the principal amount of the Notes to be redeemed, and (z) if such redemption occurs thereafter, zero.

            (d) As used herein "MAKE-WHOLE AMOUNT" means an amount equal to the then present value of the remaining scheduled interest payments on the Notes avoided by such redemption), discounted at a rate equal to the sum of (a) 0.50%and (b) a rate (the "Treasury Rate") that is equal to the yield to maturity of actively traded United States Treasury securities having a maturity equal to the remaining life of the Notes to be redeemed; provided, however, that if no United States Treasury security has an average life equal to the remaining life, the yields (the "Other Yields") for the two maturities of the United States Treasury securities having average lives most closely corresponding to such remaining life and trading in the secondary market at the price closest to the principal amount thereof shall be calculated, and the Treasury Rate shall be the yield interpolated or extrapolated from such Other Yields on a straight-line basis, rounding in each of such relevant periods to the nearest month; such yields to maturity to be determined in each case by interpolating linearly from the yield to maturity of actively traded, currently quoted United States Treasury securities whose maturities are closest to such remaining life, as such yields to maturity are quoted by the Knight-Ridder Financial Information division of Knight-Ridder, Inc. (or such other source as may be mutually acceptable to the Company and Required Holders) at 12:00 p.m. (noon) (New York City time) on the date of such redemption, all as reasonably determined by Required Holders after consultation with the Company.

            (e) Any redemption pursuant to this Section 8.1 shall be made pursuant to the provisions of Sections 8.2 through 8.6 hereof.


      8.2   SELECTION OF NOTES TO BE REDEEMED OR PURCHASED.

      If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Company will select Notes for redemption or purchase on a pro rata basis.

      8.3   NOTICE OF REDEMPTION.

      In the case of any optional redemption of Notes pursuant to Section 8.1(a) hereof, at least 30 days but not more than 60 days before the applicable redemption date, the Company will mail or cause to be mailed, by first class mail or courier, notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

      The notice will identify the Notes to be redeemed and will state:

                  1. the redemption date;

                  2. the redemption price;

                  3. if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

                  4. that Notes redeemed in full must be surrendered to the Company to collect the redemption price;

                  5. that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; and

                  6. the Section of this Agreement pursuant to which the Notes called for redemption are being redeemed.

      8.4   EFFECT OF NOTICE OF REDEMPTION.

      Once the notice of redemption is mailed in accordance with Section 8.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

      8.5   DEPOSIT OF REDEMPTION OR PURCHASE PRICE.

      Payments on Notes that are to be redeemed or purchased in an offer to purchase will be made in accordance with Section 3.2 of this Agreement.

      If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest will be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the redemption or purchase date until such principal is paid at the rate provided in the Notes and in Section 5.2 hereof.

      8.6   NOTES REDEEMED OR PURCHASED IN PART.

      Upon surrender of a Note that is redeemed or purchased in part, the Company will issue at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.


                                   ARTICLE IX

                                   DEFINITIONS
                                   -----------

      As used in this Agreement, the following terms shall have the following meanings:

      "ACCOUNT CONTROL AGREEMENT" means one or more agreements in substantially the form of Exhibit I executed by the financial institution or securities intermediary at which each of the Spectrum Cash Account, the Cash Reserve Account and the Asset Sale Proceeds Account is maintained, pursuant to which such financial institution or securities intermediary confirms and acknowledges the Collateral Agent's security interest in such accounts, and agrees that the financial institution or securities intermediary, as the case may be, will comply with instructions originated by the Collateral Agent as to the disposition of funds in such account, without further consent by any Note Party.

      "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, a Person shall be deemed to "CONTROL" or be "CONTROLLED BY" a Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

      "AFFILIATE TRANSACTIONS" has the meaning assigned to such term in Section 5.17.

      "AGREEMENT" means this Purchase Agreement and all Schedules, Exhibits and Annexes attached hereto.

      "ANTI-MONEY LAUNDERING/OFAC LAWS" has the meaning given such term in
Section 4.36.

      "APPLICABLE LAWS" means, collectively, all statutes, laws, rules, regulations, ordinances, decisions, writs, judgments, decrees, and injunctions of any Governmental Authority affecting the Company or any of its Subsidiaries or any collateral or any of their other assets, whether now or hereafter enacted and in force, and all Governmental Authorizations relating thereto.

      "ASSET SALES" means the sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition by the Company or any of its Subsidiaries to any Person of any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, the Capital Stock of any of the Company's Subsidiaries, provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Section 5.15 and not by the provisions of Section 5.14. In addition, the term "Asset Sale" shall exclude:

            (a) sales or other dispositions of obsolete, damaged, surplus, worn-out, condemned, unsuitable or not required property and equipment;

            (b) licensing of intellectual property in the ordinary course of business;

            (c) sale or transfer of cash or Cash Equivalents in the ordinary course of business;

            (d) any surrender or waiver of contract rights or the settlement release or surrender of contract, tort or other litigation claims in the ordinary course of business; and

            (e) any sale or disposition of property or assets by a Subsidiary to the Company or a Guarantor, or by a Subsidiary that is not a Guarantor to another Subsidiary that is not a Guarantor.

            (f) any transaction or series of related transactions resulting in aggregate gross proceeds to the Company and its Subsidiaries of $250,000 or less.

      "ASSET SALE PROCEEDS ACCOUNT" means an account of the Company established with a financial institution reasonably satisfactory to the Purchasers, for the purpose set forth in Section 5.10(c) and subject to an Account Control Agreement.

      "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof or similar governing body.

      "BUSINESS DAY" means any day that is not a Legal Holiday.

      "CAPITAL LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

      "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights, or options to purchase or other arrangements or rights to acquire any of the foregoing.

      "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guarantied as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date;
(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) through (iv) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

      "CASH RESERVE ACCOUNT" means an account of the Company established with a financial institution reasonably satisfactory to the Purchasers, for the purpose set forth in Section 5.25 and subject to an Account Control Agreement.

      "CHANGE IN LAW" means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation, treaty or order, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, (iii) any determination of a court or other Governmental Authority or (iv) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

      "CHANGE OF CONTROL" means the occurrence of any of the following events:

            (a) the approval by the holders of the Company's Capital Stock or the Capital Stock of the Parent of any plan or proposal for liquidation or dissolution;

            (b) any person or group (as defined in Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended) (other than a person or group comprised solely of holders of the Company's Capital Stock as of the date hereof) shall become the beneficial owner (as so defined), directly or indirectly, of shares representing more than 35% of the aggregate voting power represented by the issued and outstanding Capital Stock of the Company; or

            (c) the Continuing Directors shall cease to constitute a majority of the Board of Directors of the Company or, from and after the Conversion Date, the Parent.

      For the avoidance of doubt, the occurrence of the Conversion Date shall not be deemed to constitute a Change of Control.

      "CHANGE OF CONTROL OFFER" has the meaning assigned to such term in Section 5.18.

      "CHANGE OF CONTROL PAYMENT" has the meaning assigned to such term in
Section 5.18.

      "CHANGE OF CONTROL PAYMENT DATE" has the meaning assigned to such term in
Section 5.18.

      "CLOSING" has the meaning assigned to such term in Section 1.2.

      "CLOSING DATE" has the meaning assigned to such term in Section 1.2.

      "CODE" means the Internal Revenue Code of 1986, as amended to the date hereof from time to time hereafter, and any successor statute.

      "COLLATERAL" has the meaning assigned to such term in the Security Agreement.

      "COLLATERAL AGENT" means The Bank of New York, acting in its capacity as collateral agent for the benefit of the Holders of the Notes under the Collateral Agency Agreement, together with its successors and assigns.

      "COLLATERAL AGENCY AGREEMENT" means the Collateral Agency Agreement dated as of the date hereof, in substantially the form of Exhibit D hereto, by and between the Holders and the Collateral Agent.

      "COLLATERAL DOCUMENTS" means the Security Agreement, the Collateral Agency Agreement, each Account Control Agreement and all other instruments or documents delivered by any Note Party pursuant to this Agreement or any of the other Note Documents in order to grant to the Collateral Agent, on behalf of holders of the Notes, a First Priority Lien on any property of such Note Party as security for the obligations.

      "COMMON STOCK" has the meaning assigned to such term in Section 1.2(c).

      "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended.

      "COMPANY" has the meaning assigned to such term in the introductory paragraph of this Agreement.

      "COMPANY LLC AGREEMENT" means the Amended and Restated Limited Liability Agreement of the Company dated as of April 13, 2005.

      "COMPLIANCE CERTIFICATE" means an Officer's Certificate delivered in accordance with Section 5.1(c).

      "CONTINUING DIRECTORS" means the directors of the Company on the Closing Date, and each other director if, in each case, such other director's nomination for election to the Board of Directors of the Company (or, following the Conversion Date, the Parent) is recommended by at least a majority of the then Continuing Directors.

      "CONTRACTUAL OBLIGATION" means as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

      "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Guarantor, are treated as a single employer under Section 414 of the Code.

      "CONVERSION" means the transaction whereby the Company merges with or into a wholly-owned subsidiary of the Parent, and becomes a wholly-owned Subsidiary of the Parent on the Conversion Date.

      "CONVERSION DATE" means the effective date of the filing of the certificate of merger with the Secretary of State of the State of Delaware, or any other action pursuant to which the Company becomes a wholly owned Subsidiary of the Parent.

      "CONVERSION TARGET DATE" shall have the meaning assigned to such term in
Section 1.2(e).

      "COVERED TAXES" shall mean Taxes other than Excluded Taxes and Other
Taxes.

      "DEFAULT" means a condition or event that, after notice or after any applicable grace period has lapsed, or both, would constitute an Event of Default.

      "DOMESTIC SUBSIDIARY" means a Subsidiary incorporated, organized or otherwise formed under the laws of any state in the United States of America or the District of Columbia.

      "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in
Section 3(3) of ERISA which is or within the last five (5) years was maintained or contributed to by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

      "ENVIRONMENTAL CLAIM" means any investigation, written notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of, or liability under, any Environmental Law; (ii) in connection with any Release or threatened Release of or exposure to Hazardous Material; or (iii) in connection with any actual or alleged damage, injury, threat or harm to, natural resources or the environment.

      "ENVIRONMENTAL LAWS" means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities (i) imposing liability or establishing standards for conduct for the preservation and protection of the environment; (ii) relating to any Hazardous Materials; or (iii) occupational safety and health, industrial hygiene or land use matters, as they relate to protection or preservation of the environment or toxic materials, substances or wastes, in any manner applicable to the Company or any of its Subsidiaries or any Facility.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and regulations promulgated thereunder.

      "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Company (or, following the Conversion Date, the Parent) within the meaning of Section 414(b), 414(c), 414(m) or 414(o) of the Code or Section 4001 of ERISA.

      "ERISA EVENT" means (a) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan; (b) a withdrawal by the Company, the Parent or any ERISA Affiliate from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by the Company, the Parent any Guarantor or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA; (e) a failure by the Company, the Parent, any Guarantor or any member of the Controlled Group to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company, the Parent, any Guarantor or any ERISA Affiliate; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan; or (i) a non-exempt prohibited transaction occurs with respect to any Plan for which the Company or any Subsidiary of the Company may be directly or indirectly liable.

      "EVENT OF DEFAULT" has the meaning assigned to such term in Section 6.1.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, from time to time, and any successor statute.

      "EXCLUDED TAXES" means, with respect to any Holder or any other recipient of any payment to be made by or on account of any obligation of the Issuer hereunder (i) taxes that are imposed on the net income (however denominated) and franchise taxes imposed in lieu thereof (a) by the United States, (b) by any other Governmental Authority under the laws of which such recipient is organized or has its principal office or maintains its applicable lending office, or (c) by any Governmental Authority as a result of a present or former connection between such recipient and the jurisdiction of such Governmental Authority (other than any such connection arising solely from such recipient having executed, delivered or performed its obligations or received a payment under, or enforced, any of the Note Documents), (ii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any of the Issuer is located, and (iii) any tax that (x) is imposed on amounts payable at the time such recipient becomes a party hereto (or designates a new office), or (y) is attributable to such recipient's failure or inability (other than as a result of a Change in Law after such recipient becomes a party hereto) to comply with its obligations under Sections 1.7(d), except, in the case of clause (x), to the extent that such recipient (or its assignor, if any) was entitled, at the time of designation of a new office (or assignment), to receive additional amounts from the Issuer with respect to such withholding tax pursuant to Section 1.7.

      "EXISTING LICENSES" means (i) each FCC License owned by the Company or a Subsidiary thereof on the Closing Date, including all such Licenses listed on
Schedule 4.13, (ii) any rights of the Company or a Subsidiary held as of the Closing Date in respect of any Underlying License as set forth on Schedule 4.8 (Underlying Licenses are set forth on Schedule 4.13) and (iii) upon the acquisition thereof by the Company or any Subsidiary, (w) each FCC License as to which there is an application pending before the FCC as of the Closing Date, as set forth on Schedule 4.13, if such application is granted and the related transfer or assignment is consummated, (x) each FCC License as to which the FCC has consented, as of the Closing Date, to a transfer to the Company or a Subsidiary, as set forth on Schedule 4.13, and (y) each FCC License listed on
Schedule 4.13B, and all Spectrum Leases and Spectrum Holdings in respect of any of the foregoing.

      "FACILITIES" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Company.

      "FAIR MARKET VALUE" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving undue pressure or compulsion to complete the transaction on the part of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Agreement).

      "FCC" means the Federal Communications Commission and any successor thereto.

      "FCC LICENSE" means any paging, mobile telephone, specialized mobile radio, microwave, personal communications services or other license, permit, consent, certificate of compliance, franchise, approval, waiver or authorization granted or issued by the FCC, including authorizing or permitting the acquisition, construction or operation of any Wireless Communications System.

      "FCC RULES" means all rules, regulations, written policies, orders and decisions of the FCC adopted under the Communications Act, in each case as from time to time in effect.

      "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is perfected and has priority over any other Lien on such Collateral.

      "FISCAL QUARTER" means a fiscal quarter of a Fiscal Year.

      "FISCAL YEAR" means the fiscal year of the Company and its Subsidiaries ending on December 31 of each calendar year.

      "FOREIGN LICENSE" means any paging, mobile telephone, specialized mobile radio, microwave, personal communications services or other license, permit, consent, certificate of compliance, franchise, approval, waiver or authorization granted or issued by any Governmental Authority other than the FCC, including authorizing or permitting the acquisition, construction or operation of any Wireless Communications System.

      "FOREIGN SPECTRUM HOLDINGS" means the right of a Person to use a defined portion of the radiofrequency spectrum resulting from the Person being the holder of Foreign Licenses, and rights of the Person arising under Foreign Spectrum Leases.

      "FOREIGN SPECTRUM LEASE" means any lease, license, agreement or other arrangement to which any Foreign Subsidiary of the Company is now or may hereafter become a party pursuant to which any such Foreign Subsidiary leases, licenses or otherwise acquires or obtains any rights, whether exclusive or non-exclusive, with respect to radiofrequency specified in a Foreign License issued to the lessor or sublessor, in each case, as amended, restated, supplemented or otherwise modified from time to time.

      "FOREIGN SUBSIDIARY" means a Subsidiary that is not a Domestic Subsidiary.

      "FORM 10" means Amendment No.1 to the Form 10 Registration Statement filed by the Company with the SEC on June 28, 2006.

      "GAAP" means the generally accepted accounting principles in the United States as in effect as of the Closing Date, provided that with respect to Sections 5.1 and 5.6, GAAP shall mean generally accepted accounting principles in the United States as in effect from time to time.

      "GEOGRAPHIC SERVICE AREA" means the geographic area over which a licensee is entitled to transmit signals pursuant to an FCC License or Underlying License. In the case of site-based licenses in the Educational Broadband Service and Broadband Radio Service, this area is bounded by a circle having 35 mile radius and centered at the stations' reference coordinates, which was the previous protected service area to which incumbent licensees were entitled prior to January 10, 2005, and is bounded by the chords drawn between intersection points of the licensee's previous 35 mile protected service area and those of respective adjacent market co-channel licensees.

      "GOVERNMENTAL AUTHORITY" means (a) the government of the United States of America or any state or other political subdivision thereof, (b) any government or political subdivision of any other jurisdiction in which the Company or any of its Subsidiaries conducts business, or which properly asserts jurisdiction over any Facilities, (c) any entity properly exercising executive, legislative, judicial, regulatory or administrative functions of any such government or (d) any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

      "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

      "GUARANTY" means the Guaranty executed and delivered by existing Material Subsidiaries of the Company on the Closing Date and to be executed and delivered by additional Material Subsidiaries of the Company from time to time thereafter in accordance with Section 5.9, substantially in the form of Exhibit E annexed hereto.

      "GUARANTORS" means each of:

            (1) the guarantors party to the Guaranty; and

            (2) any other Subsidiary that executes a Guaranty in accordance with the provisions of this Agreement,

and their respective successors and assigns.

      "HAZARDOUS MATERIALS" means any chemical, material or substance, the generation, use, storage, transportation or disposal of which, or the exposure to which, is prohibited, limited or regulated pursuant to an Environmental Law.

      "HOLDER" OR "HOLDERS" means the Purchasers (as initial holders of the Notes) and their respective successors or assignees in whose name a Note is registered.

      "INDEBTEDNESS" means, as applied to any Person, (i) all obligations for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA, trade payables incurred in the ordinary course of business, volume based vendor arrangements accounted for as deferred income on the balance sheet of the Company and obligations under earn-out agreements which are not yet earned),
(iv) all obligations evidenced by notes, bonds (other than performance or surety bonds), debentures or other similar instruments, (v) all Indebtedness created or arising under any conditional sale or other title retention agreement with respect to any property or assets acquired by such Person (even though the rights and remedies of the seller or the lender under such agreement in the event of default are limited to repossession or sale of such property or assets), (vi) all obligations, contingent or otherwise, as an account party under any letter of credit or under acceptance, letter of credit or similar facilities to the extent not reflected as trade liabilities on the balance sheet of such Person in accordance with GAAP, (vii) all contingent obligations in respect of obligations of the kind referred to in clauses (i) through (vi) above, and (viii) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

      "INDEMNIFIED PARTIES" has the meaning assigned to such term in Section
1.5.

      "INDEMNIFYING PARTIES" has the meaning assigned to such term in Section
1.5.

      "INITIAL ESCROW FUNDS" means an amount equal to $297,500,000, representing the gross proceeds of the issuance and sale of the Notes to the Purchasers.

      "INTELLECTUAL PROPERTY" has the meaning assigned to such term in Section 4.14(a).

      "INVESTMENTS" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guaranties or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers, directors and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that the term "Investment" shall not include: (a) trade and customer accounts receivable for goods furnished or services rendered in the ordinary course of business and payable in accordance with customary trade terms and (b) deposits, advances and prepayments to suppliers for goods and services in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto minus all payments received in respect thereof, including payments of principal, interest, proceeds of sale or other disposition and cash dividends or distributions in respect thereof, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

      "ISSUER" has the meaning assigned to such term in the preamble.

      "LEGAL HOLIDAY" means a Saturday, Sunday or day on which banks and trust companies in the principal place of business of the Company or in New York are not required to be open. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and interest shall accrue for the intervening period.

      "LICENSE SUBSIDIARY" has the meaning assigned to that term in Section
5.27.

      "LIEN" means any lien, mortgage, pledge, assignment, security interest, fixed or floating charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any financing lease in the nature thereof but not including Operating Leases and any agreement to give any security interest) and any trust or deposit or other preferential arrangement having the practical effect of any of the foregoing.

      "LLC UNITS" has the meaning assigned to such term in Section 1.2(e).

      "LOSSES" has the meaning assigned to such term in Section 1.5.





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



      "MAKE-WHOLE AMOUNT" has the meaning given such term in Section 8.1(d) hereof.

      "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

      "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the ability of the Company and its Subsidiaries to perform, or of the Collateral Agent and Holders to enforce, the obligations under the Note Documents, (b) the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Parent (from and after the Conversion Date), the Company and its Material Subsidiaries taken as a whole or (c) the validity or enforceability of this Agreement or any of the other Note Documents or the rights or remedies of the Holders hereunder or thereunder.

      "MATERIAL CONTRACTS" means any or all of the following, as the context may require: (i) any material indenture, mortgage, deed of trust, agreement or other instrument evidencing or with respect to indebtedness in a principal amount in excess of $7,500,000 to which the Company or any of its Subsidiaries is a party and (ii) any other document, agreement or instrument that is material to the operation or business of the Company and its Subsidiaries, taken as a whole.

      "MATERIAL SUBSIDIARY" means each of NextWave Broadband Inc., a Delaware corporation, Packet Video Corporation, a Delaware Corporation, NW Spectrum Co., a Delaware Corporation, AWS Wireless, Inc., a Delaware corporation, each other License Subsidiary, each Foreign Subsidiary that holds any Foreign Spectrum Holdings and each other Subsidiary of the Company or Parent that constitutes a "Significant Subsidiary" within the meaning of Regulation S-X promulgated by the SEC.

      "MATURITY DATE" means July 15, 2010.

      "MAXIMUM RATE" has the meaning assigned to such term in Section 10.5.

      MHZ-POP" means the channel capacity held in MHz multiplied by the population of the Geographic Service Area for which such rights are held, as reasonably determined by the Company in a manner generally consistent with past practice.

      "MULTIEMPLOYER PLAN" means a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) and to which the Company or any member of the Controlled Group may have any liability.

      "NEW LICENSE" means an FCC License, Foreign License or rights in respect of an Underlying License or under a Foreign Spectrum Lease that, in each case, is not an Existing License.

       "NEW LICENSE PROCEEDS" has the meaning given such term in Section 5.14(b) hereof.

      "NET PROCEEDS" means, with respect to any Asset Sale, cash proceeds of such Asset Sale net of bona fide direct costs of sale including, without limitation, (i) income taxes actually paid or reasonably estimated to be actually payable, as the case may be, as a result of such Asset Sale, (ii) transfer, sales, use and other taxes payable in connection with such Asset Sale,
(iii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness that is secured by a Lien on the stock or assets in question or Indebtedness that is required to be repaid under the terms thereof as a result of such Asset Sale, (iv) brokers' and financial advisors' commissions and reasonable fees and expenses of counsel and other advisors (including, without limitation, accountants and investment bankers) and other reasonable costs and expenses incurred or estimated to be incurred in connection with such Asset Sale, (v) amounts to be paid to third parties having a beneficial interest in the assets sold, and (vi) reasonable reserves against indemnities or other obligations (so long as such indemnity or other obligations are outstanding) in respect of post-closing and purchase price adjustments (including adjustments related to the performance or results of any divested or acquired business) in connection with the acquisition or disposition of assets permitted hereunder.

      "NOTE DOCUMENTS" means this Agreement, the Notes, the Warrant Agreement (or, in the event that Purchaser Units are issued, the limited liability agreement of the Company as relates to the Purchaser Units, and any other agreement or instrument representing the Purchaser Units), the Warrants, the Warrant Shares, the Registration Rights Agreement, the Guaranty, the Parent Guaranty, the Collateral Documents, the Collateral Agency Agreement and all certificates, instruments and other documents made or delivered in connection herewith and therewith.

      "NOTE PARTIES" means, collectively, the Parent, the Company, the Guarantors and any other Subsidiary of the Company that is a party to a Note Document and "NOTE PARTY" means any of them.

      "NOTES" has the meaning assigned to such term in Section 1.1.

      "OFAC" means the Office of Foreign Assets Control of the United States Department of the Treasury, or any successor office or agency.

      "OFFICER'S CERTIFICATE" means, with respect to any Person, a certificate executed on behalf of such Person (x) if such Person is a partnership or limited liability company, by the chairman of the Board of Directors (if an officer), chief executive officer, or chief financial officer or vice president of its general partner or managing member or other Person authorized to do so by its Organizational Documents, (y) if such Person is a corporation, on behalf of such corporation by its chairman of the Board of Directors (if an officer) or chief executive officer or its chief financial officer or vice president, and (z) if such person is the Company or a Subsidiary of the Company, a Responsible Officer.

      "OPERATING LEASE", as applied to any Person, means any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease.

      "ORGANIZATIONAL DOCUMENTS" means, with respect to any Person, the bylaws, partnership agreement, limited liability company agreement, operating agreement, management agreement or other similar or equivalent organizational, charter or constitutional agreement or arrangement.

      "OTHER TAXES" means any present or future stamp, documentary, excise, privilege, property, intangible taxes, charges or similar levies arising from any payment made under any and all Note Documents or from the execution or delivery by the Company or any of the Guarantors or from the filing or recording or maintenance of, or otherwise with respect to the exercise or enforcement by the Holders of their respective rights under any and all Note Documents.

      "PARENT" means NextWave Wireless Inc., a Delaware corporation that, upon consummation of the Conversion, will own 100% of the issued and outstanding Capital Stock of the Company.

      "PARENT GUARANTY" means the Parent Guaranty to be executed and delivered by Parent effective as of the Conversion Date in substantially the form of Exhibit K hereto.

      "PATRIOT ACT" has the meaning given such term in Section 4.36.

      "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

      "PERMITTED BUSINESS" means any business in which the Company or any of its Subsidiaries was engaged on the date hereof and any business that is a reasonable extension thereof or is ancillary or related thereto.

      "PERMITTED LIENS" means the following types of Liens:

            (1) Liens in favor of the Collateral Agent securing the obligations of the Company and the Guarantors under this Agreement;

            (2) Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons imposed without action of such parties, provided that payment thereof is not yet required;

            (3) Liens incurred or deposits made in the ordinary course of business of the Company and any of the Guarantors in connection with worker's compensation, unemployment insurance, other business-related insurance, social security and other like laws;

            (4) Leases, subleases, licenses and sublicenses granted to others in the ordinary course of business not interfering in any material respect with the conduct of the business of the Company and any of the Guarantors, and any interest or title of a lessor, sublessor, licensor or sublicensor or under any lease, sublease, license or sublicense;

            (5) Liens arising from judgments, decrees or attachments to the extent and only so long as such judgment, decree or attachment does not constitute an Event of Default;

            (6) Easements, reservations, rights of way, restrictions, minor defects or irregularities in title and other similar liens affecting real property not interfering in any material respect with the ordinary conduct of the business of the Company and any of the Guarantors;

            (7) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods;

            (8) Liens which constitute the right of set off of a customary nature of banker's lien with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with the arrangements entered into with banks in the ordinary course of business;

            (9) Liens incurred in connection with the extension, renewal or refinancing of the obligations secured by Liens of the type herein above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien;

            (10)  Liens in favor of the Company or any of the Guarantors;

            (11) Liens for Taxes the payment of which, at the relevant time, is not required by Section 5.3 hereof; and

            (12) Precautionary financing statement filings regarding Operating Leases.

      "PERMITTED SPECTRUM HOLDINGS" means (i) US Spectrum Holdings in any of the following spectrum bands: AWS, WCS, EBS, and BRS, and (ii) Foreign Spectrum Holdings or Spectrum Holdings in other spectrum bands, provided that the aggregate purchase price paid for all such Foreign Spectrum Holdings and Spectrum Holdings in other spectrum bands, plus the aggregate obligations of the Company and its Subsidiaries under Foreign Spectrum Leases and Spectrum Leases of rights in other spectrum bands, shall not exceed $10,000,000.

      "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

      "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company, any Guarantor or any member of the Controlled Group sponsors or maintains or to which the Company, any Guarantor or any member of the Controlled Group has liability.

      "PURCHASER UNITS" has the meaning assigned to such term in Section 1.2(e).

      "PURCHASERS" has the meaning assigned to such term in the introductory paragraph of this Agreement.

      "QUALIFIED PLAN" means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) years, but excluding any Multiemployer Plan.

      "REGISTER" has the meaning assigned to such term in Section 1.6(a).

      "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of even date herewith and operative as of the Conversion Date, among the Parent and the Purchasers, substantially in the form of Exhibit J to this Agreement, as the same may be amended, supplemented and modified from time to time.

      "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

      "REPORTABLE EVENT" means, as to any Plan, (a) any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the thirty (30) day notice requirement under ERISA has been waived in regulations issued by the PBGC, (b) a withdrawal from a Plan described in Section 4063 of ERISA, or (c) a cessation of operations described in Section 4062(e) of ERISA.

      "REQUIRED HOLDERS" means Holders of at least two thirds (66-2/3%) of the aggregate principal amount of the outstanding Notes.

      "RESPONSIBLE OFFICER" means the chief executive officer, chief financial officer, president, any executive vice president or chief operating officer of the Company or the applicable Subsidiary, but in any event, with respect to financial matters, the chief financial officer, treasurer or controller of the Company or of the applicable Subsidiary.

      "RESTRICTED PAYMENTS" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of Company or Parent now or hereafter outstanding (other than a dividend payable solely in additional shares of the same class of Capital Stock to the holders of that class), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Company or Parent now or hereafter outstanding,
(iii) any payment made to retire, or to obtain the surrender of, any outstanding, options or other rights to acquire shares of any class of Capital Stock of Company or Parent now or hereafter outstanding (other than the Warrants, the Warrant Shares or, if applicable, Purchaser Units) and (iv) any payment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness subordinated to the Notes.

      "RULE 144" means Rule 144 as promulgated by the SEC under the Securities Act, as amended from time to time, and any successor rule or Regulation thereto.

      "SEC" means the Securities and Exchange Commission.

      "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute or law thereto.

      "SECURITY" has the meaning set forth in Section 2(l) of the Securities
Act.

      "SECURITY AGREEMENT" means the Security Agreement dated as of even date herewith among the Collateral Agent, the Company and the Guarantors (other than Packet Video Corporation), substantially in the form of Exhibit F to this Agreement, as the same may be amended, supplemented and modified from time to time.

      "SECURITIES" means, collectively, the Notes and the Warrants or the Purchaser Units, as applicable.

      "SOLVENT" means, with respect to any Person, that as of the date of determination both (i) (a) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities but excluding amounts payable under intercompany promissory notes) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under Applicable Laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      "SPECTRUM CASH ACCOUNT" means an account of the Company established with a financial institution reasonably satisfactory to the Purchasers, for the purpose set forth in Section 5.10(a) and subject to an Account Control Agreement.

      "SPECTRUM HOLDINGS" means US Spectrum Holdings and/or Foreign Spectrum Holdings.

      "SPECTRUM LEASE" means any lease, license, agreement or other arrangement to which any Note Party is now or may hereafter become a party pursuant to which any Note Party leases, licenses or otherwise acquires or obtains any rights, whether exclusive or non-exclusive, with respect to radiofrequency specified in an Underlying License, in each case, as amended, restated, supplemented or otherwise modified from time to time.

      "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by the Person or one or more of the other Subsidiaries of that Person or a combination thereof.

      "TAXES" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax, penalties and any similar liabilities with respect thereto.

      "TRANSACTIONS" means the consummation of the transactions contemplated under this Agreement and the other Note Documents.

      "UNDERLYING LICENSE" means any license granted by the FCC to a Person who is the lessor to the Company or its Subsidiaries under a Spectrum Lease or, in the case of a sublease, to the Person who is the lessor to the applicable sublessor to the Company or its Subsidiaries.

      "UBS" means UBS Securities LLC.

      "UNFUNDED PENSION LIABILITIES" means the amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, with respect to Qualified Plans only.

      "US SPECTRUM HOLDINGS" means the right of a Person to use a defined portion of the radiofrequency spectrum within a Geographic Service Area, including rights resulting from such Person being the holder of FCC Licenses and rights of such Person arising under Spectrum Leases.

      "WARRANT" has the meaning assigned to such term in Section 1.2(c).

      "WARRANT AGREEMENT" means the Warrant Agreement dated as of even date herewith, among the Company and the Purchasers, substantially in the form of Exhibit H to this Agreement, as the same may be amended, supplemented and modified from time to time.

      "WARRANTS SHARES" has the meaning assigned to such term in Section 1.2(c).

      "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

            (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

            (2) the then outstanding principal amount of such Indebtedness.

      "WIRELESS COMMUNICATIONS SYSTEM" means any system to provide telecommunications services, including, without limitation, specialized mobile radio system, radio paging system, mobile telephone system, cellular radio telecommunications system, conventional mobile telephone system, personal communications system, EBS/ITFS-based system or BRS/MDS/MMDS-based system, data transmission system or any other paging, mobile telephone, radio, microwave, communications, broadband or data transmission system.

      "WITHDRAWAL LIABILITIES" means the amount of withdrawal liability as determined in accordance with Section 4201 of ERISA.

                                   ARTICLE X

                                  MISCELLANEOUS

      10.1  NOTICES.

      All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, first-class mail, telecopier or overnight air courier guarantying next day delivery:

            (a) if to the Purchasers or any Holder, to the address set forth on its signature page hereto or as otherwise provided in writing to the Company, with a copy to O'Melveny & Myers LLP, Seven Times Square, New York, NY 10036,
Attention: David J. Johnson, Jr., Esq.;

            (b) if to Collateral Agent, to the address set forth on its signature page hereto or as otherwise provided in writing to the Company and the Holders, with a copy to McGuire, Craddock & Strother, P.C., 500 North Akard, Suite 3550, Dallas, Texas 75210, Attention: Jonathan Thalheimer, Esq.; and

            (c) if to the Company or its Subsidiaries, to it at 12670 High Bluffs Drive, San Diego, CA 92130 (Facsimile No. 858-480-3112), Attention: FRANK CASSOU, Esq; with a copy (which shall not constitute notice) to Weil Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153-0119 Attention: Marita Makinen.

      All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guarantying next day delivery. The parties may change the addresses to which notices are to be given by giving five days' prior notice of such change in accordance herewith.

      10.2  SUCCESSORS AND ASSIGNS; ASSIGNMENTS.

            (a) This Agreement shall inure to the benefit of and be binding upon the successors and registered assigns of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders of Notes.

            (b) Each Holder may sell or assign all or any portion of its Note to any Person, at any time, subject to clause (e) below.

            (c) Each Holder may, in the ordinary course of its business and in accordance with the Note Documents and Applicable Law, including applicable securities laws, at any time sell to one or more Persons (each, a "Participant"), participating interests in all or a portion of its rights and obligations under this Agreement. Notwithstanding any such sale by such Holder of participating interests to a Participant, such Holder's rights and obligations under this Agreement shall remain unchanged, such Holder shall remain solely responsible for the performance thereof, and the Company shall continue to deal solely and directly with such Holder and shall have no obligations to deal with any Participant in connection with such Holder's rights and obligations under this Agreement or the Notes. Any agreement or instrument pursuant to which a Holder sells such a participation shall provide that such Holder shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Holder will not, without the consent of the Participant, agree to any amendment, modification or waiver directly affecting (i) an extension of the scheduled final maturity date of any Note allocated to such participation, or (ii) a reduction of the principal amount of or the rate of interest payable on any Note allocated to such participation. Subject to the further provisions of this subsection 10.2(c), Company agrees that each Participant shall be entitled to the benefits of
Section 1.7 to the same extent as if it were a Holder and had acquired its interest by assignment pursuant to Section 10.2. A Participant shall not be entitled to receive any greater payment under Section 1.7 than the applicable Holder would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with Company's prior written consent.

            (d) In the event that any Holder sells any participation or assigns or transfers any interest in any Note, each Participant, successor or assign shall agree to make the representations and warranties in Section 1.3 of this Agreement. Each assignee, by its purchase of a note, hereby agrees to be bound by the terms of the Collateral Agency Agreement.

            (e) In no event may a Holder sell any participation or assign or transfer any interest in any Note to a business competitor of the Company or any Guarantor.

            (f) The Company and each of the Guarantors shall assist any Holder in connection with any transfer, whether by sale or otherwise, assignment or participation permitted under this Agreement as reasonably required to enable the assigning or selling Holder to effect any such transfer, assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. The Company and each Guarantor shall certify the correctness, completeness and accuracy of all descriptions of each of them and their respective affairs contained in any selling materials provided by it and all other information provided by it and included in such materials.

            (g) Any Holder may furnish any information concerning the Company and the Guarantors in the possession of such Holder from time to time to transferees, assignees and participants (including prospective transferees, assignees and participants); provided that such Holder shall obtain from actual or potential transferees, assignees or participants confidentiality covenants substantially equivalent to those contained in Section 10.20.

      10.3  AMENDMENT AND WAIVER.

            (a) Except as heretofore expressly provided otherwise, this Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given; provided that the same are in writing and signed by the Company, the Guarantors and the Required Holders;

provided further, however, that any amendment, modification or supplement that:

                  1. reduces the aggregate principal amount of any Note;

                  2. (other than as set forth in this Agreement) reduces the rate of interest on any Note (including default interest), reduces the amount of principal or changes the principal maturity date of any Note or the redemption or prepayment provisions (other than any notice provisions relating thereto, which shall require only the written consent of the Required Holders);

                  3. makes any Note payable in money or property other than that stated in the Note; or

                  4. makes any change in Sections 6.2, 6.4, 6.5 or 10.10 hereof or this Section 10.3 (or any related defined terms) or in the definition of "Required Holders";

                  5. shall not be binding upon any Holder of any outstanding Note that has not consented thereto in writing.

            (b) For all purposes under this Agreement, in determining whether the Holders of the requisite principal amount of outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company, any Subsidiary of the Company or any Affiliate of the Company or any Subsidiary shall be disregarded.

      10.4  RELEASE OF SECURITY INTEREST OR GUARANTY; RELEASE OF GUARANTOR.

            (a) Upon the proposed sale or other disposition of any Collateral to any Person (other than an Affiliate of the Company) that is permitted by this Agreement or to which Required Holders have otherwise consented, or the sale or other disposition of all of the Capital Stock of a Guarantor to any Person (other than an Affiliate of the Company) that is permitted by this Agreement or to which Required Holders have otherwise consented, for which the Company or any of the Guarantors desire to obtain a security interest release or a release of the Guaranty from the Holders of the Notes, the Company or such Guarantor shall deliver an Officer's Certificate to the Holders and the Collateral Agent (i) stating that the Collateral or the Capital Stock subject to such disposition is being sold or otherwise disposed of in compliance with the terms hereof and (ii) specifying the Collateral or Capital Stock being sold or otherwise disposed of in the proposed transaction. Upon the receipt of such Officer's Certificate, the Collateral Agent shall, at the Company's expense, so long as the Collateral Agent (a) has no reason to believe that the facts stated in such Officer's Certificate are not true and correct and (b), if the sale or other disposition of such item of Collateral or Capital Stock constitutes an Asset Sale, shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery of the Net Proceeds from such Asset Sale as required by Section 5.14, execute and deliver such releases of its security interest in such Collateral or such Guaranty, as may be reasonably requested by the Company or such Guarantor.

            (b) If (i) a Guarantor (a "RELEASED GUARANTOR") shall have been unconditionally and absolutely released as a guarantor of and obligor with respect to any and all Indebtedness and such release is not part of a plan of financing that contemplates such Guarantor guarantying any other Indebtedness of the Company or becoming a co-obligor with respect thereto, and (ii) no Default or Event of Default shall have occurred and be continuing, the Company may deliver to the Collateral Agent an Officer's Certificate to such effect and from and after the date such Officer's Certificate is delivered to the Collateral Agent, such Released Guarantor shall, subject to this Section 10.4(b) if such Released Guarantor shall again become a Guarantor, be released from its obligations under the Guaranty.

      10.5  INTEREST RATE LIMITATION.

      Notwithstanding anything to the contrary contained in any Note Document, the interest paid or agreed to be paid under the Note Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Laws (the "MAXIMUM RATE"). If any Holder shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Notes, or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by any Holder exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Laws, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Notes hereunder.

      10.6  COUNTERPARTS.

      This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      10.7  HEADINGS.

      The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      10.8  GOVERNING LAW.

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      10.9  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

      ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ISSUER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND

DELIVERING THIS AGREEMENT, ISSUER FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

      (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

      (II)  WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

      (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ISSUER, AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1;

      (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER ISSUER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

      (V) AGREES THAT HOLDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ISSUER IN THE COURTS OF ANY OTHER JURISDICTION; AND

      (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 10.9 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

      10.10 WAIVER OF JURY TRIAL.

      ISSUER AND HOLDERS HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Issuer and Holders each acknowledge that this waiver is a material inducement for Issuer and Holders to enter into a business relationship that Issuer and Holders have already relied on the waiver in entering into this Agreement and that each will continue to rely on the waiver in their related future dealings. Issuer and Holders further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.10 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

      10.11 SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS.

      All agreements, representations and warranties made herein or in any Note Document shall survive the execution and delivery of this Agreement, the execution and delivery of the Securities hereunder and the Conversion. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Issuer set forth in sections 1.4, 1.5 and 1.7 shall survive repayment of the Notes and termination of this Agreement.

      10.12 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

      No failure or delay on the part of any Holder or Collateral Agent in the exercise of any power, right or privilege hereunder or under any Notes shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement and the other Note Documents are cumulative to and not exclusive of, any rights or remedies otherwise available.

      10.13 INDEPENDENCE OF COVENANTS.

      Except as otherwise expressly stated in a covenant herein, all covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default if such action is taken or condition exists.

      10.14 MARSHALLING; PAYMENTS SET ASIDE.

      No Holder or Collateral Agent shall be under any obligation to marshal any assets in favor of Issuer or any other party or against or in payment of any or all of the obligations. To the extent that Issuer makes a payment or payments to any Holder (or to the Collateral Agent for the benefit of Holders), or any Holder or Collateral Agent enforces any security interests or exercises their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

      10.15 SET-OFF.

      In addition to any rights now or hereafter granted under applicable Law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Holder is hereby authorized by Issuer at any time or from time to time, without notice to Issuer or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Holder to or for the credit or the account of Issuer against and on account of the obligations and liabilities of Issuer to that Holder under this Agreement and the other Note Documents, including all claims of any nature or description arising out of or connection with this Agreement or any other Note Document, irrespective of whether or not (i) that Holder shall have made any demand hereunder or (ii) the principal of or the interest on the Notes or any other amounts due hereunder shall have become due and payable pursuant to
Section 6.

      10.16 CLASSIFICATION OF TRANSACTION.

      Notwithstanding anything to the contrary herein contained, Holders, by entering into this Agreement or by any action pursuant hereto, will not be, and neither the Company nor Holders intend any Holder to be, deemed a partner or joint venturer with Issuer.

      10.17 EXCULPATION.

      The Company acknowledges that neither the Collateral Agent nor any of its affiliated entities, nor the partners of any Holder nor any investment manager or adviser to any Holder, any investor or participant in the partners of any Holders, nor any of their respective officers, directors, employees, partners, members or shareholders, assume any personal liability for any of the obligations under the Note Documents.

      10.18 ENTIRE AGREEMENT.

      The Note Documents and the Notes are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. The Note Documents supersede all prior agreements and understandings between the parties with respect to such subject matter. Nothing in any of the Note Documents or the Notes shall confer upon any other Person other than the parties hereto any right, remedy or claim under this Agreement.

      10.19 SEVERABILITY.

      In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Purchasers' rights and privileges shall be enforceable to the fullest extent permitted by law.

      10.20 CONFIDENTIALITY.

            (a) Each Holder and the Collateral Agent shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with such Holder's and Collateral Agent's customary procedures for handling confidential information of this nature, it being understood and agreed by Company that in any event a Holder or the Collateral Agent may make disclosures (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent requested by any Government Authority, (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or the other Note Documents, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.20, to any assignees of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of Company, (h) to the extent such information (i) is or becomes publicly available other than as a result of a breach of this Section 10.20 or (ii) becomes available to Collateral Agent or any Holder on a nonconfidential basis from a source other than Company or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Holder's, the Collateral Agent's or their respective Affiliates' investment portfolio in connection with ratings issued with respect to such Holder or its Affiliates; provided that, unless specifically prohibited by Applicable Law or court order, each Holder and the Collateral Agent shall promptly notify Company of any request by any Government Authority or representative thereof (other than any such request in connection with any regulatory examination or examination of the financial condition of such Holder or the Collateral Agent by such Government Authority) for disclosure of any such non-public information; and provided, further that in no event shall any Holder or the Collateral Agent be obligated or required to return any materials furnished by Company or any of its Subsidiaries. In addition, the Collateral Agent and the Holders may disclose the existence of the Note Documents and information about the Note Documents to market data collectors, similar service providers to the lending industry, and service providers to Collateral Agent and Holders.

            (b) From and after the occurrence of an effective registration statement of the Company under the Securities Act, no Holder shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the filings made by the Company with the SEC in compliance with Regulation FD unless such Holder (i) has been provided with an opportunity to decline receipt of such information and (ii) has affirmatively agreed to receive such information. For the purposes of this paragraph, material, nonpublic information shall not include any information which such Holder obtains or is privy to because such Holder has representation (direct or indirect) on the Company's Board of Directors.

      10.21 RATABLE SHARING.

      The Holders hereby agree among themselves that if any of them shall, whether by voluntary or mandatory payment (other than a payment or prepayment of the Notes made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Note Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Holder hereunder or under the other Note Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Holder) that is greater than the proportion received by any other Holder in respect of the Aggregate Amounts Due to such other Holder, then the Holder receiving such proportionately greater payment shall, unless such proportionately greater payment is required by the terms of this Agreement, (i) notify the Collateral Agent and each other Holder of the receipt of such payment and (ii) apply a portion of such payment to purchase assignments (which it shall be deemed to have purchased from each seller of an assignment simultaneously upon the receipt by such seller of its portion of such payment) of the Aggregate Amounts Due to the other Holders so that all such recoveries of Aggregate Amounts Due shall be shared by all Holders in proportion to the Aggregate Amounts Due to them; provided that (A) if all or part of such proportionately greater payment received by such purchasing Holder is thereafter recovered from such Holder upon the bankruptcy or reorganization of the Company or its Subsidiaries or otherwise, those purchases shall be rescinded and the purchase prices paid for such assignments shall be returned to such purchasing Holder ratably to the extent of such recovery, but without interest and (B) the foregoing provisions shall not apply to (1) any payment made by the Company pursuant to and in accordance with the express terms of this Agreement or (2) any payment obtained by a Holder as consideration for the assignment or transfer (other than an assignment or transfer pursuant to this Section 10.21) of its Note pursuant to
Section 10.2. The Company expressly consents to the foregoing arrangement and agrees that any purchaser of an assignment so purchased may exercise any and all rights of a Holder as to such assignment as fully as if that Holder had complied with the provisions of Section 10.2 with respect to such assignment. In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each purchasing Holder and each selling Holder agree to comply with the provisions of Section 10.2 at the request of a selling Holder or a purchasing Holder.

      10.22 INDEPENDENT NATURE OF PURCHASERS' OBLIGATIONS AND RIGHTS.

      The obligations of each Purchaser under any Note Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Note Document. Nothing contained herein or in any other Note Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Note Documents. Each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Note Documents, and it shall not be necessary for any other Purchase to be joined as an additional party in any proceeding for such purpose.



                            [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



COMPANY:                            NEXTWAVE WIRELESS LLC
-------



                                    By:   /s/  Frank Cassou
                                        --------------------------------
                                        Name:   Frank Cassou
                                        Title:  Executive Vice President


GUARANTORS:                         NEXTWAVE BROADBAND INC.,
----------                          NW SPECTRUM CO.,
                                    AWS WIRELESS INC.,
                                    PACKETVIDEO CORPORATION,


                                    Each By:   /s/  Frank Cassou
                                            --------------------------------
                                            Name:  Frank Cassou
                                            Title: Executive Vice President

COLLATERAL AGENT:                  THE BANK OF NEW YORK
----------------                    as Collateral Agent



                                    By:  /s/ Stephen C. Jerard
                                        ---------------------------------
                                      Name:  Stephen C. Jerard
                                     Title:  Vice President

                                    Address:    The Bank of New York,
                                                Asset Solutions Division
                                                600 East Las Colinas Blvd.
                                                Suite 1300
                                                Irving, Texas 75039
                                    Attention:  Director of Agent Services,
                                                Stephen Jerard

PURCHASERS:
----------


AVENUE INVESTMENTS, L.P.
By:  Avenue Partners, LLC, its General Partner


By:  /s/ Sonia Gardner
   ---------------------------
Name:  Sonia Gardner
Title: Member


Address: Avenue Capital Group
         535 Madison Avenue
         14th Floor
         New York, NY  10022
         Tel: (212) 878-3568
         Email:  rsymington@avenuecapital.com; bmulhern@avenuecapital.com
         Attn: Robert Symington
         Brian Mulhern
         James Resvanis
         Esther Posner


Initial Bank Account:   JP Morgan Chase Bank
                        ABA #:  021-000-021
                        FBO:    Citigroup Global Markets, Inc.
                        Acct:   066-645-646
                        F/F/C:  Avenue Capital Mgmt, II LP
                        Acct #: 522-36818-2-5
                        Attn:   Prime Broker Group

AVENUE SPECIAL SITUATIONS FUND IV, L.P.
By:  Avenue Capital Partners IV, LLC, its General Partner
By:  GL Partners IV, LLC, its Managing Member


By:  /s/ Sonia Gardner
   ---------------------------
Name:  Sonia Gardner
Title: Member


Address:  Avenue Capital Group
          535 Madison Avenue
          14th Floor
          New York, NY  10022
          Tel: (212) 878-3568
          Email:  rsymington@avenuecapital.com; bmulhern@avenuecapital.com
          Attn: Robert Symington
          Brian Mulhern
          James Resvanis
          Esther Posner


Initial Bank Account:   JP Morgan Chase Bank
                        ABA #:  021-000-021
                        FBO:    Citigroup Global Markets, Inc.
                        Acct:   066-645-646
                        F/F/C:  Avenue Capital Mgmt, II LP
                        Acct #: 522-36818-2-5
                        Attn :  Prime Broker Group
                        US Dollars

DK ACQUISITION PARTNERS, L.P.
By:  M.H. Davidson & Co., its General Partner


By: /s/ Anthony Yoseloff
   ---------------------------
Name:  Anthony Yoseloff
Title: General Partner


Address:

Credit Contact:         DK Acquisition Partners, L.P.
                        c/o Davidson Kempner Capital Management
                        65 East 55th Street, 19th Floor
                        New York, New York 10022
                        Attention: Michael Leffell
                        Telephone: 212-446-4090
                        Facsimile: 212-371-4318
                        E-Mail: mleffell@dkpartners.com


Operations Contact:     DK Acquisition Partners, L.P.
                        c/o Davidson Kempner Capital Management
                        65 East 55th Street, 19th Floor
                        New York, New York 10022
                        Attention: Donna Glynn
                        Telephone: 212-446-4022
                        Facsimile: 212-446-4033
                        E-Mail: dglynn@dkpartners.com


Initial Bank Account:   Citibank
                        ABA No.:    021-000-089
                        F/C:        Bear Stearns
                        Acct. No.:  09253186
                        F/B/O:      DK Acquisition Partners, L.P.
                        Acct. No.:  102-28500-26
                        USD

HIGHBRIDGE INTERNATIONAL LLC
By:  Highbridge Capital Management, LLC


By: /s/  Adam J. Chill
   ---------------------------
Name:  Adam J. Chill
Title: Managing Director


Address:                c/o Highbridge Capital Management, LLC
                        9 West 57th Street, 27th Floor
                        New York, NY 10019
                        Attn:  Ari J. Storch/Adam J. Chill
                        Tel: (212) 287-4720
                        Fax: (212) 751-0755
                        Email: ari.storch@hcmny.com/adam.chill@hcmny.com


Initial Bank Account:   Citibank
                        ABA #:  021-000-089
                        A/C: Bears Stearns Securities Corp.
                        A/C #:  09253186
                        FBO:  Highbridge International LLC
                        A/C #:  102-07954

INVESTCORP INTERLACHEN MULTI-STRATEGY MASTER FUND LIMITED
By:  Interlachen Capital Group LP, an Authorized Signatory


By:  /s/  Gregg T. Colburn
   ---------------------------
Name:   Gregg T. Colburn
Title:  Authorized Signatory


Address:    800 Nicollet Mall, Suite 2500
            Minneapolis, MN 55402
            Tel: (612) 659-4450
            Fax: (612) 659-4401
            Attn: Greg Colburn and Legal Department


Initial Bank Account:

Fed Wire:         Citibank, N.A. New York
                  ABA#:  021000089
                  Account:  Morgan Stanley & Co., NY
                  Account #:  38890774
                  Subaccounts:  Investcorp Interlachen Multi-Strategy Master
                                Fund Limited
                  Subaccount #:  038-C0961

Check:            Payable to same

Deliver to:       Morgan Stanley & Co.
                  1221 Ave. of the Americas - 28th Fl.
                  New York, NY 10020
                  Attn:  Vince Camileri, Prime Brokerage

POLYGON DEBT HOLDINGS LIMITED
By:  Polygon Investment Partners LLP, its investment manager



By:  /s/  A. Mattena
   ---------------------------
Name:   A. Mattena
Title:  PM


Address:    10 Duke of York Square
            London, SW3 4LY, U.K.


Initial Bank Account:

            Bank:                   UBS AG London
            Correspondent Bank:     UBS AG Stamford Branch
            Account No.:            101-WA-377104-000
            Swift BIC:              UBSWUS33
            Beneficiary BIC:        UBSWGB2LPBS
            Name:                   NextWave Wireless LLC

SILVER OAK CAPITAL, L.L.C.,
as agent for and on behalf of the entities attached hereto


By:  /s/  Joe Wekselblatt
   ---------------------------
Name:  Joe Wekselblatt
Title: Chief Financial Officer


Address:

Operational/Administrative Contract:        Angelo, Gordon, & Co., L.P.
                                            Accounting Department
                                            245 Park Avenue
                                            26th Floor
                                            New York, NY 10167
                                            Tel: (212) 692-2032
                                            Fax: (212) 867-1388
                                            Attn: Christopher Brescio

Closing Documentation/Credit Contract:      Angelo, Gordon, & Co., L.P.
                                            Accounting Department
                                            245 Park Avenue
                                            26th Floor
                                            New York, NY 10167
                                            Tel: (212) 692-2285
                                            Fax: (212) 867-6395
                                            Attn: Thomas Fuller


Initial Bank Account:   Citibank, N.A.
                        New York, NY
                          ABA #:  021-000089
                          A/C:  Bear Stearns Securities Corp.
                          A/C #:  09253186
                          Sub A/C: Silver Oak Capital, L.L.C.
                          Sub A/C #:  102-74048-2
                          Attn: George Fink and Leigh Waltzer
                          Ref:  {Credit Name}

================================================================================



                              DISCLOSURE SCHEDULES

                              TO PURCHASE AGREEMENT

                                      among

                             NEXTWAVE WIRELESS LLC,

                          Each GUARANTOR NAMED THEREIN

                                       and

                          THE PURCHASERS NAMED THEREIN

                                  Relating to:

                          Senior Secured Notes due 2010

                                       of

                              NextWave Wireless LLC

                            ------------------------





                            Dated as of July 17, 2006






================================================================================

                                  INTRODUCTION

      Attached to and forming a part of the Purchase Agreement, dated as of July 17, 2006, (the "Agreement") among NextWave Wireless LLC, a limited liability company organized under the laws of the state of Delaware (the "Issuer" or the "Company"), and each Guarantor from time to time party thereto (each, a "Guarantor" and collectively, the "Guarantors"), the Purchasers set forth in
Schedule 1.2B therein (each, a "Purchaser" and collectively, the "Purchasers"), and The Bank of New York, as Collateral Agent.

      The representations and warranties of the Issuer and the Guarantors in the Agreement are qualified by, and made subject to, the disclosures in these Schedules. Notwithstanding the foregoing, inclusion of information in these Schedules shall not be construed as an admission that such information is material to the business, assets, liabilities, financial condition, results of operations or prospects of the Issuer or the Guarantors, or otherwise material, or that such information is required to be included in these Schedules, and inclusion of information in connection with disclosure of matters that are not in the ordinary course of business shall not be construed as an admission that the included items or actions are not in the ordinary course of business.

                                                   Schedule 1.2A

                                                    Issue Price

------------------------------------------------------------------------------------------------------------------------------------
                                           Principal
 Purchaser                              Amount of Notes      Warrants         Total Issue
                                           Purchased          Issued             Price          Note Price       Warrant Price
-------------------------------------------------------------------------------------------------------------------------------

Avenue Special Situations               $   153,000,000       10732779.00   $   130,050,000   $119,424,548.79   $ 10,625,451.21
Fund IV, L.P.

Avenue Investments, L.P.                $    12,000,000         841787.00   $    10,200,000   $  9,366,630.87   $    833,369.13

DK Acquisition Partners, L.P.           $    70,000,000        4910422.00   $    59,500,000   $ 54,638,682.22   $  4,861,317.78

Silver Oak Capital, L.L.C               $    58,000,000        4068635.00   $    49,300,000   $ 45,272,051.35   $  4,027,948.65

Highbridge International LLC            $    30,000,000        2104466.00   $    25,500,000   $ 23,416,578.66   $  2,083,421.34

Polygon Debt Holdings Limited           $    21,000,000        1473127.00   $    17,850,000   $ 16,391,604.27   $  1,458,395.73

Investcorp Interlachen Multi-Strategy   $     6,000,000         420893.00   $     5,100,000   $  4,683,315.93   $    416,684.07
Master Fund Limited

 Total                                  $   350,000,000       24552109.00   $   297,500,000   $273,193,412.09   $ 24,306,587.91
-------------------------------------------------------------------------------------------------------------------------------

                                                   Schedule 1.2B

                                                    Purchasers


Purchaser                                                       Purchase Price                 Pro Rata
--------------------------------------------------------------------------------------------------------
Avenue Special Situations Fund IV, L.P.                     $        153,000,000.00               43.7%

Avenue Investments, L.P.                                    $         12,000,000.00                3.4%

DK Acquisition Partners, L.P.                               $         70,000,000.00               20.0%

Silver Oak Capital, L.L.C                                   $         58,000,000.00               16.6%

Highbridge International LLC                                $         30,000,000.00                8.6%

Polygon Debt Holdings Limited                               $         21,000,000.00                6.0%

Investcorp Interlachen Multi-Strategy Master Fund Limited   $          6,000,000.00                1.7%


                                  Schedule 4.3

                         Corporate and Capital Structure

Persons holding 5% or more of the issued and outstanding interests of the Issuer

1.    Allen Salmasi

2. Navation Inc. (Allen Salmasi and Nicole Salmasi are stockholders and directors of Navation, Inc.)

3. Manchester Financial Group, LP (the general partner of Manchester Financial Group, LP is Manchester Financial Group, Inc., which is a wholly-owned subsidiary of M Resorts Limited, whose general partner is M Resorts, Inc., of which Douglas Manchester is the sole stockholder)

4.    Resurgence Asset Management, LLC

5.    Midtown Acquisitions LLC

Corporate Structure
-------------------


-----------------------------------------------------------------------------------------------------------
                      Entity Name                                             Owner(s)

                                                                   (100% unless otherwise stated)
NextWave Wireless LLC                                                           N/A

NextWave Broadband Inc.                                   Issuer

Tele*code                                                 Issuer

Cygnus Communications, Inc.                               Issuer*

PacketVideo Corporation                                   NextWave Broadband Inc.

Inquam Broadband Holdings Limited                         NextWave Broadband Inc. (51%)
                                                          The 49% holder is Inquam BMR, GP

NW Spectrum Co.                                           NextWave Broadband Inc.

AWS Wireless Inc.                                         NextWave Broadband Inc.

PacketVideo Japan Corporation (KK)                        PacketVideo Corporation

PacketVideo France SARL                                   PacketVideo Corporation

PacketVideo India Private Limited                         PacketVideo Corporation

PacketVideo Finland                                       PacketVideo Corporation

Tusonic Corporation                                       PacketVideo Corporation

Inquam Broadband GmbH                                     Inquam Broadband Holding Limited

WCS I Acquisition Corp.                                   NW Spectrum Co.

Cygnus Multimedia Communications, Inc.                    Cygnus Communications, Inc.

Cygnus Communications Canada Co.**                        Cygnus Acquisition Co.

Cygnus Multimedia Communications, Limited                 Cygnus Communications, Inc.

Cygnus Acquisition Co.                                    Cygnus Multimedia Communications, Inc.

NextWave Wireless Inc.                                    **

NextWave Merger LLC                                       NextWave Wireless Inc.


* 186,596 shares are held by certain individuals who exercised their options in Cygnus Communications, Inc. At the time of the NextWave Wireless Inc.'s listing on The Nasdaq National Market, these shares will be converted into shares of NextWave Wireless Inc. pursuant to the Company's agreement with these individuals.

** 607,318 shares of NextWave Wireless LLC membership interests are held in escrow, pursuant to that certain Amendment to the Share Purchase Agreement, by and among Cygnus Acquisition Co., the shareholders and beneficial owners of Cygnus Communications Canada Co., Roger Bertschmann, as the Shareholder Representative, the optionholders who executed the Joinder Page to the Agreement, NextWave Wireless LLC and Cygnus Communications, Inc., as a result of the Company's acquisition of Cygnus Communications, Inc., which had previously acquired SiWorks, Inc.

*** NextWave Wireless Inc. is not a Subsidiary of the Company. NextWave Wireless Inc. will be the NASDAQ listed corporation upon the consummation of the corporate conversion.

Issuer maintains a 33% equity interest in Systique Corporation, a Delaware corporation.

Preemptive Rights
-----------------

None.

Options
-------

1. In the event that Station 4, LLC makes a significant contribution to a transaction in which the Company acquires the use of a substantial amount of certain types of spectrum, the Company would issue 5,000,000 membership interests upon the completion of such transaction to Station 4, LLC.

2.    See below under "Employee Stock Plans."

3. Option Agreement between NextWave Wireless LLC and Andrew J. Viterbi, providing for 1,000,000 membership interests, which vests over four years, unless Mr. Viterbi is terminated other than for a material breach, in which case the option vests over 12 months. The option is subject to approval by the Company's board of managers.

Warrants


1. 3,000,000 held by Station 4, LLC to acquire the Company's membership interests.

Conversion Rights

1. It is intended that upon NextWave Wireless Inc.'s listing on The Nasdaq National Market, all options and capital stock in Cygnus Communications, Inc. will convert to options to purchase NextWave Wireless Inc.'s common stock at the ratio of 0.30584 per share of the Company's common stock for each Cygnus share, subject to adjustments for stock splits and similar events, other than those already held by the Company or its Subsidiaries.

2. Upon consummation of a public offering of common stock by the Company using a Form S-1 or replacement form registration statement, each outstanding PacketVideo Corporation option is converted into an equivalent option to purchase shares of common stock to be issued by the Company. At the time of conversion, the exchange will be accounted for as a modification under SFAS 123R and could result in additional compensation expense.

Stock Appreciation Rights

None.

Employee Stock Plans

1.    NextWave 2005 Units Plan

2.    CYGNUS 2004 Stock Option Plan

3.    PacketVideo 2005 Equity Incentive Plan

                                  Schedule 4.8

                               Material Contracts

Material Contracts

1. Third Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of NextWave Personal Communications Inc., NextWave Power Partners Inc., NextWave Partners Inc., NextWave Wireless Inc. and NextWave Telecom Inc., dated January 21, 2005.

2. Agreement and Plan of Merger, dated as of May 25, 2005, by and among NextWave Wireless LLC, PVC Acquisition Corp., PacketVideo Corporation and William D. Cvengros, as the Stockholder Representative.

3. Indenture, dated April 13, 2005, by and between NextWave Wireless LLC and JPMorgan Chase Bank, N.A., as trustee (with respect to $149,000,000 Non-Recourse Secured Notes).

4. Acquisition Agreement by and among NextWave Telecom Inc., Cellco Partnership D/B/A Verizon Wireless and VZW Corp., dated as of November 4, 2004.

5. Option Agreement between NextWave Wireless LLC and Manchester Financial Group LP.

6. Acquisition Agreement, dated as of May 9, 2006, by and among (i) NextWave Wireless LLC, (ii) NW Spectrum Co., (iii) WCS Wireless, Inc., (iv) Columbia WCS III, Inc., (v) TKH Corp., (vi) Columbia Capital Equity Partners III (Cayman), L.P., the sole stockholder of Columbia WCS III, Inc., (vii) each of the stockholders of TKH Corp., namely, Aspen Partners Series A, Series of Aspen Capital Partners, L.P., Oak Foundation USA, Inc., Enteraspen Limited, and The Reed Institute dba Reed College and
      (viii) Columbia Capital, LLC, as the Stockholder Representative.

7. Spectrum Acquisition Agreement, dated as of October 13, 2005, between NextWave Broadband Inc. and Bal-Rivgam, LLC.

8. Assignment and Assumption Agreement, dated July 7, 2006, between NextWave Broadband Inc. and NW Spectrum Co. (assigning Spectrum Leases).

9. Assignment and Assumption Agreement, dated July 7, 2006, between NextWave Broadband Inc. and NW Spectrum Co. (assigning FCC Licenses).

Spectrum Leases

10. Lease Agreement by and between Department of Education, Archdiocese of New York and NextWave Broadband Inc., dated December 2, 2004.

            *Agreement assigned to NW Spectrum Co. pursuant to a July 7, 2006 Assignment and Assumption Agreement. Simultaneous notice provided to licensee.

11. ITFS Lease Agreement, dated October 16, 1995, between Saint Rose Church and Magnavision Corporation.

            * Agreement assigned to NextWave Broadband Inc. on March 17, 2005, pursuant to an Assignment and Assumption Agreement with Magnavision Corporation.

            * Agreement assigned to NW Spectrum Co. pursuant to a July 7, 2006 Assignment and Assumption Agreement. Simultaneous notice provided to licensee.

            * Item 3 of Schedule 4.15 is incorporated herein by reference.

12. Amended and Restated ITFS Lease Agreement, dated November 5, 1996, between Sea Girt School District and Magnavision Corporation.

            * Agreement assigned to NextWave Broadband Inc. on March 17, 2005, pursuant to an Assignment and Assumption Agreement with Magnavision Corporation.

            * Agreement assigned to NW Spectrum Co. pursuant to a July 7, 2006 Assignment and Assumption Agreement. Simultaneous notice provided to licensee.

            * Item 3 of Schedule 4.15 is incorporated herein by reference.

13. Lease Agreement by and between The Orange Catholic Foundation and NextWave Broadband Inc., dated December 19, 2005

            * Agreement assigned to NW Spectrum Co., subject to filing a pro-forma assignment of the long term de facto spectrum lease with the FCC, pursuant to a July 7, 2006 Assignment and Assumption Agreement. Simultaneous notice provided to licensee.

14. Spectrum Lease Agreement, dated December 1, 2004 between Bal\Rivgam, LLC and Troy City Internet Exchange, Inc.

            * Agreement assigned to NextWave Broadband Inc. pursuant to an Instrument of Assignment and Assumption Agreement, dated January 10, 2006.

            * Agreement assigned to NW Spectrum Co. pursuant to a July 7, 2006 Assignment and Assumption Agreement. Simultaneous notice provided to licensee.

15. Long Term De Facto Transfer EBS Spectrum Lease Agreement, dated June 20, 2006 between Educational Broadcasting Corporation and NW Spectrum Co.

            * An application for FCC consent to the de facto transfer of control contemplated in the agreement is pending under File No. 0002669147.

                                  Schedule 4.13

       FCC Licenses, Underlying Licenses and Material Pending Applications

                              Company FCC Licenses*

       City, State/License Type/Call Sign                            Holder

o  Phoenix, AZ/WCS/KNLB219                                       NW Spectrum Co.

o  Los Angeles-San Diego, CA/WCS/KNLB220                         NW Spectrum Co.

o  Jacksonville, FL/WCS/KNLB213                                  NW Spectrum Co.

o  Des Moines-Quad Cities, IA/WCS/KNLB293                        NW Spectrum Co.

o  Boston, MA/WCS/KNLB200                                        NW Spectrum Co.

o  Minneapolis-St. Paul, MN/WCS/KNLB292                          NW Spectrum Co.

o  Minneapolis-St. Paul, MN/WCS/KNLB218                          NW Spectrum Co.

o  St. Louis, MO/WCS/KNLB322                                     NW Spectrum Co.

o  Omaha, NE/WCS/KNLB294                                         NW Spectrum Co.

o  Albuquerque, NM/BRS/WHT662                                    NW Spectrum Co.

o  Albuquerque, NM/BRS/WHT661                                    NW Spectrum Co.

o  Henderson, NV/BRS/WHT722                                      NW Spectrum Co.

o  Las Vegas, NV/BRS/WHT724                                      NW Spectrum Co.

o  Houston, TX/WCS/KNLB323                                       NW Spectrum Co.

o  San Antonio, TX/WCS/KNLB255                                   NW Spectrum Co.

o  San Antonio, TX/WCS/KNLB215                                   NW Spectrum Co.

o  Milwaukee, WI/WCS/KNLB206                                     NW Spectrum Co.

o  Milwaukee, WI/WCS/KNLB217                                     NW Spectrum Co.

o  East Las Vegas, NV/PTPM/WQDA586                               NW Spectrum Co.

o  Henderson, NV/PTPM/WQBB256                                    NW Spectrum Co.

o  Henderson, NV/PTPM/WQCD316                                    NW Spectrum Co.

o  Henderson, NV/PTPM/WQCD320                                    NW Spectrum Co.

o  Henderson, NV/PTPM/WQDA595                                    NW Spectrum Co.

o  Henderson, NV/PTPM/WQDA596                                    NW Spectrum Co.

o  Henderson, NV/PTPM/WQDA597                                    NW Spectrum Co.

o  Henderson, NV/PTPM/WQDA603                                    NW Spectrum Co.

o  Henderson, NV/PTPM/WQDA607                                    NW Spectrum Co.

o  Henderson, NV/PTPM/WQDA608                                    NW Spectrum Co.

o  Henderson, NV/PTPM/WQDA613                                    NW Spectrum Co.

o  Las Vegas, NV/PTPM/WQBB253                                    NW Spectrum Co.

o  Las Vegas, NV/PTPM/WQBB255                                    NW Spectrum Co.

o  Las Vegas, NV/PTPM/WQDA591                                    NW Spectrum Co.

o  Las Vegas, NV/PTPM/WQDA592                                    NW Spectrum Co.

o  Las Vegas, NV/PTPM/WQDA593                                    NW Spectrum Co.

o  Las Vegas, NV/PTPM/WQDA598                                    NW Spectrum Co.

o  Las Vegas, NV/PTPM/WQDA599                                    NW Spectrum Co.

o  Las Vegas, NV/PTPM/WQDA600                                    NW Spectrum Co.

o  Las Vegas, NV/PTPM/WQDA601                                    NW Spectrum Co.

o  Las Vegas, NV/PTPM/WQDA602                                    NW Spectrum Co.

o  Las Vegas, NV/PTPM/WQDA604                                    NW Spectrum Co.

o  Las Vegas, NV/PTPM/WQDA605                                    NW Spectrum Co.

o  Las Vegas, NV/PTPM/WQDA606                                    NW Spectrum Co.

o  Las Vegas, NV/PTPM/WQDA609                                    NW Spectrum Co.

o  Las Vegas, NV/PTPM/WQDA610                                    NW Spectrum Co.

o  Las Vegas, NV/PTPM/WQDA611                                    NW Spectrum Co.

o  Las Vegas, NV/PTPM/WQDA612                                    NW Spectrum Co.

o  Las Vegas, NV/PTPM/WQEY396                                    NW Spectrum Co.

o  Las Vegas, NV/PTPM/WQEY397                                    NW Spectrum Co.

* The Company FCC Licenses were assigned from NextWave Broadband Inc. to NW Spectrum Co. on July 7, 2006. A post-notification was filed with the FCC for the pro-forma assignment pursuant to the FCC's forbearance procedures pursuant to Sections 1.948(c) and (d) of the FCC's rules (FCC File No. 0002679538). No prior FCC approval is required. Notification to the FCC is required within 30 days after consummation of the pro-forma assignment.

                               Underlying Licenses

    City, State/License Type/Call Sign                          Holder

o  Modeska Peak, CA/EBS/WHG396                          The Orange Catholic
                                                        Foundation

o  Toms River, NJ/EBS/WND374                            Saint Rose Church
                                                        Schools. Item 3 of
                                                        Schedule 4.15 is
                                                        incorporated herein
                                                        by reference.

o  Toms River, NJ/EBS/WND596                            The Sea Girt School
                                                        District. Item 3 of
                                                        Schedule 4.15 is
                                                        incorporated herein by
                                                        reference.

o  Beacon, Dutchess County, NY/EBS/KRS85                New York Archdiocese

o  Haverstraw, Rockland County, NY/EBS/KRS84            New York Archdiocese

o  Loomis, Sullivan County, NY/EBS/KRW67                New York Archdiocese

o  New York, NY/EBS/KRS81                               New York Archdiocese

o  New York, Richmond, NY/EBS/KRS82                     New York Archdiocese

o  Rhinecliff, Dutchess County, NY/EBS/KRS86            New York Archdiocese

o  Yonkers, Westchester County, NY/EBS/KRS83            New York Archdiocese

o  New  York, NY/EBS/WHR828                             Educational Broadcasting
                                                        Corporation**

** Application for approval of long term de facto lease is pending before the FCC, as described as a "Material Pending Application" in this Schedule 4.13.

                          Material Pending Applications

o NextWave Broadband Inc. - File No. 0002539537 (Request for Extension of Substantial Service Deadline for KNLB200)

o NextWave Broadband Inc. - File No. 0002539538 (Request for Extension of Substantial Service Deadline for KNLB206)

o NextWave Broadband Inc. - File No. 0002539539 (Request for Extension of Substantial Service Deadline for KNLB213)

o NextWave Broadband Inc. - File No. 0002539540 (Request for Extension of Substantial Service Deadline for KNLB215)

o NextWave Broadband Inc. - File No. 0002539541 (Request for Extension of Substantial Service Deadline for KNLB217)

o NextWave Broadband Inc. - File No. 0002539542 (Request for Extension of Substantial Service Deadline for KNLB218)

o NextWave Broadband Inc. - File No. 0002539543 (Request for Extension of Substantial Service Deadline for KNLB219)

o NextWave Broadband Inc. - File No. 0002539544 (Request for Extension of Substantial Service Deadline for KNLB220)

o NextWave Broadband Inc. - File No. 0002539545 (Request for Extension of Substantial Service Deadline for KNLB255)

o NextWave Broadband Inc. - File No. 0002539546 (Request for Extension of Substantial Service Deadline for KNLB292)

o NextWave Broadband Inc. - File No. 0002539547 (Request for Extension of Substantial Service Deadline for KNLB293)

o NextWave Broadband Inc. - File No. 0002539548 (Request for Extension of Substantial Service Deadline for KNLB294)

o NextWave Broadband Inc. - File No. 0002539549 (Request for Extension of Substantial Service Deadline for KNLB322)

o NextWave Broadband Inc. - File No. 0002539550 (Request for Extension of Substantial Service Deadline for KNLB323)

o NW Spectrum Co. - File No. 0002669147 (De Facto Spectrum Lease Application for WHR828, New York, NY, Educational Broadcasting Corporation)

o        Post-Notification of Pro-Forma Assignment - File No. 0002679538.


               FCC Consent Received; Consummation to be Scheduled

o NW Spectrum Co. - File No. 0002621531 (Transfer of Control of WCS Wireless License Subsidiary, LLC from WCS Wireless, Inc. to NW Spectrum Co.) FCCLicenses to be transferred to NW Spectrum Co. after consummation listed below.

o        Denver, CO/WCS/KNLB307

o        Hawaii, HI/WCS/KNLB308

o        Chicago, IL/WCS/KNLB305

o        Detroit, MI/WCS/KNLB304

o        Kansas City, KS-MO/WCS/KNLB306

o        St. Louis, MO/WCS/KNLB207

o        Buffalo, NY/WCS/KNLB208

o        Cleveland, OH/WCS/KNLB302

o        Cleveland, OH/WCS/KNLB303

o        Portland, OR/WCS/KNLB295

o        Central, US/WCS/KNLB298

o        Central, US/WCS/KNLB299

o        Northeast, US/WCS/KNLB297

o        West, US/WCS/KNLB300

o        West, US/WCS/KNLB301

o        Seattle, WA/WCS/KNLB296

                                 Schedule 4.13B

                          Additional Existing Licenses


o        Philadelphia, PA/EBS/WAU29                           Temple University*

* A long term de facto spectrum lease agreement is under negotiation between NW Spectrum Co. and Temple University. The agreement is not finalized and has not been approved or executed.

                                 Schedule 4.14

                                               Intellectual Property

1.       Trademarks and Service Marks

PacketVideo Corporation Marks

Mark                    Class    Country      Serial No.          Filing Date          Reg. No.         Reg Date       Status
---------------------------------------------------------------------------------------------------------------------------------
PACKETVIDEO             9        USA          76/110,922          8-17-00              2,805,921        1-13-04        Registered

OVERLAPPING RECTANGLES  42       USA          76/110,921          8-17-00              2,679,613        1-28-03        Registered
AND CIRCLE Design

OVERLAPPING RECTANGLES  38       USA          76/110,920          8-17-00              2,676,213        1-21-03        Registered
AND CIRCLE Design

OVERLAPPING RECTANGLES  35       USA          76/110,919          8-17-00              2,676,212        1-21-03        Registered
AND CIRCLE Design

OVERLAPPING RECTANGLES  9        USA          76/110,918          8-17-00              2,798,240        12-23-03       Registered
AND CIRCLE Design

PACKETVIDEO & Design    42       USA          76/110,917          8-17-00              2,676,211        1-21-03        Registered

PACKETVIDEO & Design    38       USA          76/110,916          8-17-00              2,676,210        1-21-03        Registered

PACKETVIDEO & Design    35       USA          76/110,915          1-21-03              2,676,209        1-21-03        Registered

PACKETVIDEO & Design    9        USA          76/110,914          7-8-03               2,735,177        7-8-03         Registered

PV & Design             9        USA          76/110,910          8-17-00              2,830,336        4-6-04         Registered


Mark                          Class        Country                  Appln. No.    Filing Date  Reg. No.   Reg. Date    Status
------------------------------------------------------------------------------------------------------------------------------------
PV&DESIGN                     9,38         Australia                              6-26-00      866236     2-15-01      Registered

PV & DESIGN                   9,38,42      European                               2-16-01      2091478    10-23-03     Registered

PACKETVIDEO                   9,35,38,42   European Community                     3-5-01       1755628

PV & DESIGN                   9,38         Japan                    12972/2001    2-16-01      4650450    3-7-03       Registered

PACKETVIDEO & DESIGN          9,38         Japan                    12961/2001    2-16-01      4650049    3-7-2003     Registered

PACKETVIDEO                   42           Mexico                   435259                     666988     7-7-00       Registered

PACKETVIDEO                   38           Mexico                   435258        7-7-00       666987     7-7-00       Registered

PACKETVIDEO                   9            Mexico                   435255        7-7-00       666988     7-7-00       Registered

PACKETVIDEO                   9,35,38,42   South Korea              2000-2473     5-22-00      4655       2-6-02       Registered

PACKETVIDEO & Design          9, 38        South Korea              2001-587      2-16-01      4886       3-11-02      Registered



------------------------------------------------------------------------------------------------------------------------------------
Trademark          Country    Status      Serial No.   Filing Date   Reg. No.  Issue Date  Notice of      Class          Publication
                                                                                           Allowance                     Date
------------------------------------------------------------------------------------------------------------------------------------

                        The Company's Trademarks

IBRIDGE               US      Pending     78/388758    3/22/2004                                             38          12/26/00

LIVING IN MOTION      US      Pending     78/840,456   3/17/2006                                      9,36,38,42

WINMAXPLUS            US      Pending     78/845,560   3/24/2006                                      9,36,38,42

NEXTWAVE BROADBAND    US      Pending     78/843,093   3/22/2006                                      9,36,38,42

NEXTWAVE WIRELESS     US      Pending     78/843,098   3/22/2006                                      9,36,38,42

MAXPLUS               US      Pending     78/805,514   5/10/2006                                      9,36,38,42

------------------------------------------------------------------------------------------------------------------------------------
 Cygnus Communications, Inc. Trademarks
------------------------------------------------------------------------------------------------------------------------------------

Cygnus                US      Pending     78/478,894    9/3/04                             11/29/05           9         9/6/05

Cygnus              Canada    Pending     1,256,694     5/5/05                                                9

Cygnus               CTM      Pending     4529491       7/7/05                                                9         2/20/06

Cygnus              Japan     Pending     072093/2005   8/3/05                                                9

Cygnus            Hong Kong   Issued      300431829     6/2/05   300431829      6/2/05                        9         6/30/05

Cygnus            So. Korea   Pending     2005-35884   7/30/05                                                9         5/10/06

Cygnus              Taiwan    Pending     094021618     5/6/05                                                9


------------------------------------------------------------------------------ -----------------------------------------------------
Trademark        Country      Status   Serial No.      Filing Date Reg. No.    Issue Date  Notice of      Class          Publication
                                                                                           Allowance                     Date
------------------------------------------------------------------------------ -----------------------------------------------------
Cygnus            China       Pending   4848623         8/22/05                                            9

Swan Design         US        Pending   78/480,542       9/8/04                            12/20/05        9             Published
                                                                                                                         9/27/05
Swan Design       Canada      Pending   1256695          5/5/05                                            9

Swan Design        CTM        Pending   452624           7/7/05                                            9             1/9/06

Swan Design       Japan       Pending   072094/2005      8/3/05                                            9

Swan Design     Hong Kong     Issued    300431856        6/2/05    300431856   6/2/05                      9             6/30/05

Swan Design     So. Korea     Pending   2005-35883      7/30/05                                            9

Swan Design       China       Pending   4848624         8/22/05                                            9

Swan Design       Taiwan      Pending   094021617        5/6/05                                            9
------------------------------------------------------------------------------ -----------------------------------------------------
Cygnus Communications Canada Co. (formerly SiWorks Inc.)
------------------------------------------------------------------------------ -----------------------------------------------------

SIWORKS             US        Issued    78/112,255       3/4/02    2,741,824   7/29/03                    42
(service mark)

SIWORKS             US        Issued    78/112,256       3/4/02    2,802,236   1/6/04                     42
INNOVATION IN
SILICON
and Design


2.    Patents

The Company's Patents
---------------------

 Title and Brief                 Filing Date,                       S/N                  Date            Patent           Issue Date
   Description                   Publication Number
------------------------------------------------------------------------------------------------------------------------------------

Distributed Cache for           US                                   09/388,236          9/1/1999       6,941,338           9/6/2005
a Wireless
Communication
System
                                Foreign:

                                Australia                               71075/00         9/1/2000         774027           9/30/2004

                                Brazil                               PI0013379-5         9/1/2000

                                Canada                                   2384040         9/1/2000

                                China                                 00815331.0         9/1/2000

                                Czech Republic                          2002-676         9/1/2000

                                Europe:  Belgium, Switzerland,        00959815.2         9/1/2000         1216445          4/28/2004
                                Germany, Denmark,
                                Finland, France, UK,
                                Hellenic Rep, Ireland, Italy,
                                Portugal, Spain, Sweden

                                Israel                                 148231            9/1/2000

                                India                               200200203DEL         9/1/2000

                                Japan                                2001-520672         9/1/2000

                                Korea                              1020027002615         9/1/2000


 Title and Brief                 Filing Date,                       S/N                  Date            Patent           Issue Date
   Description                   Publication Number
------------------------------------------------------------------------------------------------------------------------------------
                                Mexico                            PAA/2002002219         9/1/2000

                                Norway                                  20021017         9/1/2000

                                New Zealand                               517326         9/1/2000

                                Poland                                  P-353270         9/1/2000

                                Romania                               A200200223         9/1/2000

                                Russian Fed                           2002104354         9/1/2000

                                Singapore                            200200886-0         9/1/2000         86849            3/31/2004

Digital Wireless                US                                     08/690036         7/31/1996      5,883,927          3/16/1999
Telecommunication Device for
Reduced Interference with
Hearing Aids

Modulation Dependent            US                                    11/381,959         5/5/2006
Automatic Gain Control

Mode Switching ASIC and         US                                    11/419,188         5/18/2006
Wireless Communications
Equipment
                                PCT                               PCT/US06/19569         5/19/2006

Extended Wireless               US                                    11/447,466         6/6/2006
Communication System and
Method

A System and Process for        US                                    11/427,651         6/28/2006
Packet Delineation

Early Energy Measurement        US                                                       6/29/2006

Cygnus Communications Canada Co.'s Patents


 Title and Brief               Filing Date, Publication Number          S/N                  Date        Patent           Issue Date
   Description
------------------------------------------------------------------------------------------------------------------------------------
PIPELINE FFT PROCESSOR WITH            US Provisional:                60/524,879         11/26/2003
 MEMORY ADDRESS INTERLEAVING

                                         US filed:                    10/844,316         5/13/2004

     INTERLEAVING MEMORY                 US filed                     10/844,486         5/13/2004

  RECORDED RADIX-2 PIPELINED           US Provisional                 60/487,975         7/18/2003
        FFT PROCESSOR
                                         US filed:                    10/760,379         1/21/2004

  RECORDED RADIX-2 PIPELINED                PCT                PCT/CA2004/000923         6/21/2004
        FFT PROCESSOR
                                           Canada                    2,532,710           6/21/2004

PacketVideo Corporation Patents

   PV Case #        U.S. Serial #           Issue Status                                    Title
------------------------------------------------------------------------------------------------------------------------------------
PVC-P-99-002        09/614,371      Patent Awarded #7,006,631     Method and System for Embedding Binary Data Sequences into
                                            2/28/2006                                   Video Bitstreams

MLI-P-99-004        09/373,150      Patent Awarded #6,167,092      Method and Device for Variable Complexity Decoding of
                                           12/26/2000              Motion-Compensated Block-Based Compressed Digital Video.

  PV99-101          09/226,227      Patent Awarded #6,536,661      Method and Device for Robust Decoding of Header Information
                                            3/12/2002                           in Macroblock Based Compressed Video Data

                                     Provisional Application
                                          filed 7/11/05
PVC-P-05-002        60/698,107          Regulation Patent                          System and Method for transmitting data.
                                     Application filed 7/706

PVC-P-05-003        60/719,381       Provisional Application        A system and method for transferring multiple data channels filed 9/22/05

PVC-P-05-005        60/727,911       Provisional Application       System and Method for controlling and/or managing metadata of
                                            10/18/05                                         multimedia

PVC-P-05-006        60/736,410       Provisional Application    System and Method for accessing electronic program guide information
                                           11/14/2005            and media content from multiple locations using mobile devices

PVC-P-05-007        60/786,749       Provisional Application        System and Method for transferring information between terminals
                                            3/28/2006

PVC-P-05-008        60/786,974       Provisional Application                System and method for securing content ratings
                                            3/29/2006

PVC-P-05-009        60/772,161       Provisional Application                System and method for connecting mobile devices
                                         Filed 2/10/2006

PVC-P-06-002        60/783,282       Provisional Application         System and method for Delivering Media Content Based on Content
                                            3/17/206                                             Subscription

PVC-P-06-003        60/786,221       Provisional Application                  System and Method Identifying Common Media Content
                                            3/27/2006

PVC-P-06-004        60/786,222       Provisional Application    System and Method for accessing electronic program guide information
                                               3/27/2006              and media content from multiple locations using mobile devices

3.    Tradenames

None.

4.    Copyrights

None filed.

5.    More than 20 companies have submitted letters of assurance related to IEEE
      802.16 and amendments stating that they may hold or control patents or patent applications, the use of which would be unavoidable to create a compliant implementation of either mandatory or optional portions of the standard. In such letters, the patent holder typically asserts that it is prepared to grant a license to its essential intellectual property to an unrestricted number of applicants on a worldwide, non-discriminatory basis and on reasonable terms and conditions. The Company has submitted one or more Letters of Assurance to the IEEE 802.22 and other standards bodies indicating that Company will grant licenses to essential patents under reasonable rates, terms and conditions for compliant products and services.

                                  Schedule 4.15

                             Claims and Proceedings

1. United States of America, ex rel. Finney v. NextWave Telecom Inc., et. al., Case No. 05-CIV-3317 (CM)

2.    Item 5 of Schedule 4.14 is incorporated by reference.

3. The Company is currently engaged in two separate disputes, Saint Rose Church and Sea Girt School District, relating to leases of EBS spectrum covering approximately 1 million POPs in the Toms River, New Jersey geographic area. In each case, the lessor has claimed that the Company is in breach of the terms of the lease and, in one case, has claimed that the lease has been terminated. The Company believes that these claims are without merit.

                                  Schedule 4.18

                             Affiliate Transactions

On July 5, 2006, the Company issued 500,000 LLC interests to Manchester Financial Group LP ("Manchester Financial") as consideration for services rendered in connection with the Company's acquisition of certain licensed spectrum leases. The LLC interests were issued in connection with options issued on July 18, 2005, which had a one year term and an exercise price of $1.00 per interest. Douglas (Papa Doug) Manchester, a member of the Company's Board of Directors, is the controlling shareholder of the general partner of Manchester Financial.

                                  Schedule 4.21

                     Qualified Plans and Multiemployer Plans

1.    NextWave Broadband, Inc. 401(k) Retirement and Savings Plan.

2.    PacketVideo Corporation 401(k) Plan.

                                  Schedule 4.22

                                  Broker's Fees

1.       UBS Securities LLC

                                  Schedule 4.23

                              Environmental Matters

None.

                                  Schedule 4.26

                                  Indebtedness


Long Term Obligations
     (in thousands)
                                                                             Pro Forma
                                                            April 1, 2006   April 1, 2006
                                                            ------------    ------------
     Notes Due 2010                                                          $    350,000
     Wireless spectrum lease, imputed interest at 8%, due
     2019, net of unamortized discounts of $8,885 and
     $9,353, respectively, with three renewal options for
     15 years each                                          $     15,315    $     15,315

     Wireless spectrum lease, imputed interest at 8%, due
     2015, net of unamortized discount of $1,033, with
     five renewal options for 10 years each                        2,484           2,484

      Industrial research assistance contribution from
     the Canadian government, due 2010                                87              87
                                                            $     17,886    $    367,886
      Less current portion                                        (2,575)        (14,911)
                                                            ============    ============
                                                            $     15,311    $    352,975

                                Schedule 5.10(a)

                                Certain Payments

1.    UBS Securities LLC: $1,500,000

2.    Weil, Gotshal & Manges LLP: $239,000

3.    O'Melveny & Myers LLP: $434,014

4.    Covington & Burling LLP: $49,000

5.    FTI Consulting, Inc.: $26,022.56

6.    The Bank of New York: $25,000

7.    McGuire, Craddock & Strother P.C.: $12,500

8.    Patton Boggs LLP: $89,608

                                  Schedule 5.12

                                      Liens

1. Item 3 of Schedule 4.8, and the related escrow agent, is incorporated herein by reference.



                   Debtor                        Secured Party               Filing No.        Date Filed        Collateral

2.    Cygnus Communications Inc.         Dell Financial Services, L.P.       53947455          12/50/05          Equipment lien

3.    NextWave Wireless LLC              CIT Technology Financing            06-7060012092     02/24/06          Equipment Lease
                                         Services, Inc.

4.    NextWave Wireless LLC              Cellco Partnership d/b/a            51118406          4/12/05           Blanket lien on
                                         Verizon Wireless, as Agent                                              escrow agreement

5.    NextWave Wireless LLC              JPMorgan Chase Bank, N.A.,          51144261          04/13/05          Escrow agreement
                                         as Trustee

6.    PacketVideo Corporation            Dell Financial Services, L.P.       32673948          10/14/03          Equipment lien


                                  Schedule 5.13

                              Existing Indebtedness

1. Indenture, dated April 13, 2005, by and between NextWave Wireless LLC and JPMorgan Chase Bank, N.A., as trustee (with respect to $149,000,000 Non-Recourse Secured Notes).

2.    Item 10 of Schedule 4.8 is incorporated herein by reference.

3. Repayable industrial research assistance contribution from the Canadian government totaling $87,000, due in 2010.

                                Schedule 5.14(c)

                            Lease or Sublease Markets

                                                        NextWave
CMA   Market                           Population          POPs       % Covered
---- ------------------------------    ----------      ----------     ---------
490    Minnesota 9 - Pipestone            248,881         248,881        100.0%
175    Santa Cruz, CA                     248,188         248,188        100.0%
669    Texas 18 - Edwards                 247,499         247,499        100.0%
714    Wisconsin 7 - Wood                 245,479         245,477        100.0%
668    Texas 17 - Newton                  242,004         242,004        100.0%
141    Duluth, MN-WI                      241,764         235,551         97.4%
212    Bremerton, WA                      241,196         241,196        100.0%
588    Ohio 4 - Mercer                    240,701         240,701        100.0%
679    Vermont 1 - Franklin               240,548         240,548        100.0%
610    Oregon 5 - Coos                    239,754         239,754        100.0%
547    Nevada 5 - White Pine              239,360         239,360        100.0%
186    Green Bay, WI                      238,745         231,733         97.1%
464    Maine 2 - Somerset                 237,074         237,074        100.0%
587    Ohio 3 - Ashtabula                 235,159         235,159        100.0%
559    New York 1 - Jefferson             233,634         233,634        100.0%
608    Oregon 3 - Umatilla                233,151         233,151        100.0%
243    Greeley, CO                        230,927         230,927        100.0%
399    Illinois 6 - Montgomery            230,040         230,040        100.0%
242    Olympia, WA                        229,615         229,615        100.0%
191    Yakima, WA                         229,489         229,489        100.0%
188    Amarillo, TX                       228,559         228,559        100.0%
678    Utah 6 - Piute                     226,741         226,741        100.0%
381    Georgia 11 - Toombs                226,147         124,743         55.2%
600    Oklahoma 5 - Roger Mills           224,770         224,770        100.0%
281    Laredo, TX                         224,090         224,090        100.0%
194    Waco, TX                           222,871         222,871        100.0%
214    Richland-Kennewick-Pasco, WA       221,911         221,911        100.0%
597    Oklahoma 2 - Harper                218,855         218,855        100.0%
485    Minnesota 4 - Lake                 217,642         217,642        100.0%
491    Minnesota 10 - Le Sueur            217,373          19,997          9.2%
158    Lima, OH                           217,168         217,168        100.0%
402    Illinois 9 - Clay                  216,589         216,589        100.0%
215    Chico, CA                          215,701         215,701        100.0%
665    Texas 14 - Loving                  214,593         214,593        100.0%
396    Illinois 3 - Mercer                214,318          54,225         25.3%
603    Oklahoma 8 - Jackson               213,406         213,406        100.0%
598    Oklahoma 3 - Grant                 213,389         213,389        100.0%
526    Montana 4 - Daniels                212,060         212,060        100.0%
564    New York 6 - Columbia              210,022         210,022        100.0%
179    Topeka, KS                         207,981         207,981        100.0%

                                                        NextWave
CMA   Market                           Population          POPs       % Covered
---- ------------------------------    ----------      ----------     ---------
176    Springfield, IL                    206,554         206,554        100.0%
322    Arizona 5 - Gila                   205,055         205,055        100.0%
390    Idaho 3 - Lemhi                    204,654         204,654        100.0%
181    Muskegon, MI                       203,761         203,761        100.0%
398    Illinois 5 - Mason                 201,954         201,954        100.0%
177    Battle Creek, MI                   199,512         199,512        100.0%
471    Massachusetts 2 - Barnstable       199,124         199,124        100.0%
195    Cedar Rapids, IA                   198,433         198,433        100.0%
521    Missouri 18 - Perry                196,916         196,916        100.0%
659    Texas 8 - Gaines                   196,893         196,893        100.0%
320    Arizona 3 - Navajo                 196,496         196,496        100.0%
229    Medford, OR                        196,037         196,037        100.0%
189    Racine, WI                         194,714         187,378         96.2%
403    Indiana 1 - Newton                 194,043         194,043        100.0%
697    Washington 5 - Kittitas            193,506         193,506        100.0%
442    Kansas 15 - Elk                    193,447         193,447        100.0%
611    Oregon 6 - Crook                   193,131         193,131        100.0%
223    Elkhart-Goshen, IN                 192,641         192,641        100.0%
395    Illinois 2 - Bureau                192,077         192,077        100.0%
356    Colorado 9 - Costilla              191,953         191,953        100.0%
237    Tyler, TX                          189,098         189,098        100.0%
285    Las Cruces, NM                     187,344         187,344        100.0%
591    Ohio 7 - Tuscarawas                186,599         186,599        100.0%
196    Champaign-Urbana-Rantoul, IL       186,128         186,128        100.0%
405    Indiana 3 - Huntington             185,651         185,651        100.0%
420    Iowa 9 - Ida                       185,549         185,549        100.0%
619    Pennsylvania 8 - Union             185,188         185,188        100.0%
254    Redding, CA                        183,311         183,311        100.0%
197    Lake Charles, LA                   183,192         183,192        100.0%
317    Alaska 3 - Haines                  182,371         182,393        100.0%
221    Fargo-Moorehead, ND-MN             181,524         181,524        100.0%
270    Bellingham, WA                     180,960         180,960        100.0%
458    Louisiana 5 - Beauregard           180,756         180,756        100.0%
206    Longview-Marshall, TX              178,021         178,021        100.0%
475    Michigan 4 - Cheboygan             177,515         177,515        100.0%
345    California 10 - Sierra             176,956         176,956        100.0%
319    Arizona 2 - Coconino               176,636         176,636        100.0%
487    Minnesota 6 - Hubbard              176,561         176,561        100.0%
509    Missouri 6 - Marion                173,917         173,917        100.0%
391    Idaho 4 - Elmore                   173,199         173,199        100.0%

                                                        NextWave
CMA   Market                           Population          POPs       % Covered
---- ------------------------------    ----------      ----------     ---------
332    Arkansas 9 - Polk                  172,521         172,521        100.0 %
440    Kansas 13 - Edwards                172,151         172,151        100.0 %
380    Georgia 10 - Bleckley              169,277          89,856         53.1 %
379    Georgia 9 - Marion                 168,931          39,992         23.7 %
239    Joplin, MO                         166,065         166,065        100.0 %
522    Missouri 19 - Stoddard             165,854         165,854        100.0 %
670    Texas 19 - Atascosa                165,291         165,291        100.0 %
207    Jackson, MI                        164,663         164,663        100.0 %
337    California 2 - Modoc               163,552         163,552        100.0 %
386    Hawai 2 - Maui                     162,980         162,980        100.0 %
193    Benton Harbor, MI                  162,895         162,895        100.0 %
513    Missouri 10 - Benton               162,179         162,179        100.0 %
416    Iowa 5 - Jackson                   160,793         160,793        100.0 %
607    Oregon 2 - Hood River              160,547         160,547        100.0 %
250    Bloomington-Normal, IL             160,500         160,500        100.0 %
244    Kenosha, WI                        160,195         160,195        100.0 %
382    Georgia 12 - Liberty               159,238         124,963         78.5 %
283    Panama City, FL                    159,016         155,171         97.6 %
267    Sioux Falls, SD                    158,996         158,996        100.0 %
248    Burlington, VT                     157,993         157,993        100.0 %
220    Abilene, TX                        156,761         156,761        100.0 %
287    Bryan-College Station, TX          156,701         156,701        100.0 %
216    Janesville-Beloit, WI              156,413         156,413        100.0 %
343    California 8 - Tehama              156,143         156,143        100.0 %
551    New Jersey 2 - Ocean               155,522         155,522        100.0 %
675    Utah 3 - Juab                      154,400         154,400        100.0 %
232    Eau Claire, WI                     154,339         154,339        100.0 %
274    Yuba City, CA                      153,829         153,829        100.0 %
241    Pueblo, CO                         153,579         153,579        100.0 %
341    California 6 - Mono                153,486         153,486        100.0 %
476    Michigan 5 - Manistee              151,623         151,623        100.0 %
414    Iowa 3 - Monroe                    151,438         151,438        100.0 %
228    Vineland-Millville, NJ             151,222         151,222        100.0 %
544    Nevada 2 - Lander                  150,582         150,582        100.0 %
441    Kansas 14 - Reno                   149,782         149,782        100.0 %
224    Bangor, ME                         149,572         149,572        100.0 %
719    Wyoming 2 - Sheridan               149,405         149,405        100.0 %
536    Nebraska 4 - Grant                 148,954         148,954        100.0 %
201    Waterloo-Cedar Falls, IA           148,792         148,792        100.0 %
219    Monroe, LA                         147,380         147,380        100.0 %

                                                        NextWave
CMA   Market                           Population          POPs        % Covered
---- ------------------------------    ----------      ----------      ---------
401    Illinois 8 - Washington            146,154         146,154        100.0%
240    Texarkana, AR-TX                   146,116         146,116        100.0%
709    Wisconsin 2 - Bayfield             145,995         145,995        100.0%
205    Alexandria, LA                     145,923         145,923        100.0%
455    Louisiana 2 - Morehouse            145,908         145,908        100.0%
672    Texas 21 - Chambers                145,756         145,756        100.0%
346    California 11 - El Dorado          145,358         145,358        100.0%
404    Indiana 2 - Kosciusko              145,023         145,023        100.0%
696    Washington 4 - Grays Harbor        144,436         144,436        100.0%
474    Michigan 3 - Emmet                 143,805         143,805        100.0%
278    Columbia, MO                       143,663         143,663        100.0%
363    Florida 4 - Citrus                 143,071          72,512         50.7%
693    Washington 1 - Clallam             142,142         142,142        100.0%
463    Maine 1 - Oxford                   142,082         142,082        100.0%
720    Wyoming 3 - Lincoln                140,215         140,215        100.0%
680    Vermont 2 - Addison                138,579         138,579        100.0%
368    Florida 9 - Calhoun                138,418          47,160         34.1%
385    Hawaii 1 - Kauai                   138,197         138,197        100.0%
233    Wichita Falls, TX                  137,388         137,388        100.0%
480    Michigan 9 - Cass                  136,926         136,926        100.0%
514    Missouri 11 - Moniteau             135,941         135,941        100.0%
268    Billings, MT                       135,786         135,786        100.0%
288    Rochester, MN                      135,286         332,662        245.9%
517    Missouri 14 - Barton               134,698         134,698        100.0%
653    Texas 2 - Hansford                 133,423         133,423        100.0%
549    New Hampshire 2 - Carroll          132,426         132,426        100.0%
434    Kansas 7 - Trego                   131,918         131,918        100.0%
213    Pittsfield, MA                     131,537         131,537        100.0%
510    Missouri 7 - Saline                131,390         131,390        100.0%
716    Wisconsin 9 - Columbia             130,578         122,072         93.5%
489    Minnesota 8 - Lac qui Parle        130,143         130,143        100.0%
365    Florida 6 - Dixie                  129,776         129,776        100.0%
658    Texas 7 - Fannin                   129,149         129,149        100.0%
266    Glens Falls, NY                    128,728         128,728        100.0%
263    Wausau, WI                         127,787         127,787        100.0%
231    Mansfield, OH                      127,695         127,695        100.0%
430    Kansas 3 - Jewell                  127,693         127,693        100.0%
601    Oklahoma 6 - Seminole              127,583         127,583        100.0%
710    Wisconsin 3 - Vilas                127,038         125,891         99.1%
520    Missouri 17 - Shannon              126,600         126,600        100.0%

                                                        NextWave
CMA   Market                           Population          POPs        % Covered
---- ------------------------------    ----------      ----------      ---------
699    Washington 7 - Skamania            124,704         124,704         100.0%
255    Odessa, TX                         124,317         124,317         100.0%
695    Washington 3 - Ferry               124,162         124,162         100.0%
712    Wisconsin 5 - Pierce               123,860         123,860         100.0%
707    West Virginia 7 - Raleigh          123,764         123,764         100.0%
253    Sioux City, IA-NE                  122,945         122,945         100.0%
431    Kansas 4 - Marshall                122,692         122,692         100.0%
295    Midland, TX                        120,848         120,848         100.0%
238    Sharon, PA                         119,696         119,696         100.0%
289    Rapid City, SD                     118,082         118,082         100.0%
251    Williamsport, PA                   117,742         117,742         100.0%
292    Sherman-Denison, TX                117,508         117,508         100.0%
296    Iowa City, IA                      117,207         117,207         100.0%
516    Missouri 13 - Washington           116,469         116,469         100.0%
436    Kansas 9 - Morris                  115,242         115,242         100.0%
357    Connecticut 1 - Litchfield         115,160         115,160         100.0%
534    Nebraska 2 - Cherry                114,441         114,441         100.0%
421    Iowa 10 - Humboldt                 114,109         114,109         100.0%
537    Nebraska 5 - Boone                 113,988         113,988         100.0%
277    Sheboygan, WI                      113,987         113,987         100.0%
478    Michigan 7 - Newaygo               113,798         113,798         100.0%
422    Iowa 11 - Hardin                   113,784         113,784         100.0%
641    South Dakota 8 - Kingsbury         113,036         113,036         100.0%
563    New York 5 - Otsego                112,924         112,924         100.0%
512    Missouri 9 - Bates                 112,373         112,373         100.0%
518    Missouri 15 - Stone                111,503         111,503         100.0%
472    Michigan 1 - Gogebic               111,394          50,732          45.5%
454    Louisiana 1 - Claiborne            110,146         110,146         100.0%
290    La Crosse, WI                      109,383         109,383         100.0%
230    Decatur, IL                        109,127         109,127         100.0%
260    Lawton, OK                         109,026         109,026         100.0%
342    California 7 - Imperial            108,722         108,722         100.0%
415    Iowa 4 - Muscatine                 108,521         108,521         100.0%
529    Montana 7 - Fergus                 108,263         108,263         100.0%
273    Kankakee, IL                       107,823         107,823         100.0%
279    Lewiston-Auburn, ME                107,665         107,665         100.0%
615    Pennsylvania 4 - Bradford          105,930         105,930         100.0%
554    New Mexico 2 - Colfax              104,278         104,278         100.0%
515    Missouri 12 - Maries               104,168         104,168         100.0%
294    San Angelo, TX                     103,626         103,626         100.0%

                                                        NextWave
CMA   Market                           Population          POPs        % Covered
---- ------------------------------    ----------      ----------      ---------
301    Lawrence, KS                       103,269         103,269         100.0%
586    Ohio 2 - Sandusky                  103,083         103,083         100.0%
426    Iowa 15 - Dickinson                102,692         102,693         100.0%
344    California 9 - Mendocino           102,212         102,212         100.0%
275    St. Joseph, MO                     101,987         101,987         100.0%
424    Iowa 13 - Mitchell                 101,987         101,987         100.0%
711    Wisconsin 4 - Marinette            101,724         101,724         100.0%
298    Bismarck, ND                        98,306          98,306         100.0%
613    Pennsylvania 2 - McKean             97,083          97,083         100.0%
614    Pennsylvania 3 - Potter             97,078          97,078         100.0%
579    North Carolina 15 - Cabarrus        95,732          95,732         100.0%
656    Texas 5 - Hardeman                  95,207          95,207         100.0%
350    Colorado 3 - Garfield               94,967          94,967         100.0%
538    Nebraska 6 - Keith                  94,801          94,801         100.0%
276    Grand Forks, ND-MN                  94,523          94,523         100.0%
397    Illinois 4 - Adams                  93,672          93,672         100.0%
508    Missouri 5 - Linn                   91,974          91,974         100.0%
437    Kansas 10 - Franklin                91,509          91,509         100.0%
286    Dubuque, IA                         91,187          91,153         100.0%
602    Oklahoma 7 - Beckham                90,377          90,377         100.0%
284    Elmira, NY                          90,054          90,054         100.0%
413    Iowa 2 - Union                      89,299          89,299         100.0%
541    Nebraska 9 - Adams                  87,605          87,605         100.0%
532    Montana 10 - Prairie                87,597          87,597         100.0%
352    Colorado 5 - Elbert                 87,032          87,032         100.0%
462    Louisiana 9 - Plaquemines           86,686          86,686         100.0%
465    Maine 3 - Kennebec                  86,263          86,263         100.0%
300    Victoria, TX                        86,169          86,169         100.0%
718    Wyoming 1 - Park                    86,116          86,116         100.0%
708    Wisconsin 1 - Burnett               86,100          84,649          98.3%
323    Arizona 6 - Graham                  85,510          85,510         100.0%
623    Pennsylvania 12 - Lebanon           85,071          85,071         100.0%
652    Texas 1 - Dallam                    84,688          84,688         100.0%
511    Missouri 8 - Callaway               84,066          84,066         100.0%
612    Pennsylvania 1 - Crawford           83,952          83,952         100.0%
604    Oklahoma 9 - Garvin                 83,603          83,603         100.0%
581    North Dakota 2 - Bottineau          83,362          83,362         100.0%
606    Oregon 1 - Clatsop                  81,793          81,793         100.0%
425    Iowa 14 - Kossuth                   81,468          81,468         100.0%
676    Utah 4 - Beaver                     81,340          81,340         100.0%

                                                        NextWave
CMA   Market                           Population          POPs        % Covered
---- ------------------------------    ----------      ----------      ---------
540    Nebraska 8 - Chase                  80,233          80,233         100.0%
297    Great Falls, MT                     79,412          79,412         100.0%
700    Washington 8 - Whitman              77,102          77,102         100.0%
433    Kansas 6 - Wallace                  76,791          76,791         100.0%
506    Missouri 3 - Schuyler               75,277          75,277         100.0%
388    Idaho 1 - Boundary                  75,038          75,038         100.0%
303    Aurora-Elgin, IL                    74,957          74,957         100.0%
655    Texas 4 - Briscoe                   74,238          74,238         100.0%
640    South Dakota 7 - Sully              71,651          71,651         100.0%
348    Colorado 1 - Moffat                 71,145          71,145         100.0%
456    Louisiana 3 - De Soto               70,257          70,257         100.0%
624    Rhode Island 1 - Newport            69,932          69,932         100.0%
299    Casper, WY                          69,347          69,347         100.0%
507    Missouri 4 - De Kalb                68,946          68,946         100.0%
482    Minnesota 1 - Kittson               67,733          67,733         100.0%
364    Florida 5 - Putnam                  67,190          67,174         100.0%
636    South Dakota 3 - McPherson          66,980          66,980         100.0%
639    South Dakota 6 - Haakon             66,440          66,440         100.0%
336    California 1 - Del Norte            65,701          65,701         100.0%
488    Minnesota 7 - Chippewa              64,701          64,701         100.0%
674    Utah 2 - Morgan                     64,519          64,519         100.0%
423    Iowa 12 - Winneshiek                64,365          64,364         100.0%
527    Montana 5 - Mineral                 62,606          62,606         100.0%
694    Washington 2 - Okanogan             61,577          61,577         100.0%
411    Indiana 9 - Decatur                 60,795          60,795         100.0%
673    Utah 1 - Box Elder                  60,780          60,780         100.0%
366    Florida 7 - Hamilton                60,752          60,150          99.0%
556    New Mexico 4 - Santa Fe             60,257          60,257         100.0%
419    Iowa 8 - Monona                     58,949          58,949         100.0%
582    North Dakota 3 - Barnes             58,901          56,510          95.9%
435    Kansas 8 - Ellsworth                58,621          58,621         100.0%
483    Minnesota 2 - Lake of the Wood      58,277          58,277         100.0%
599    Oklahoma 4 - Nowata                 57,392          57,392         100.0%
302    Enid, OK                            56,755          56,755         100.0%
353    Colorado 6 - San Miguel             55,971          55,971         100.0%
347    California 12 - Kings               55,691          55,691         100.0%
505    Missouri 2 - Harrison               55,635          55,635         100.0%
519    Missouri 16 - Laclede               55,516          55,516         100.0%
580    North Dakota 1 - Divide             55,306          55,306         100.0%
418    Iowa 7 - Audubon                    54,900          54,900         100.0%

                                                        NextWave
CMA   Market                           Population          POPs        % Covered
---- ------------------------------    ----------      ----------      ---------
417    Iowa 6 - Iowa                       54,836          54,836         100.0%
539    Nebraska 7 - Hall                   54,648          54,648         100.0%
412    Iowa 1 - Mills                      50,978          50,978         100.0%
635    South Dakota 2 - Corson             50,347          50,347         100.0%
543    Nevada 1 - Humboldt                 49,492          49,492         100.0%
481    Michigan 10 - Tuscola               48,841          48,841         100.0%
429    Kansas 2 - Norton                   48,493          48,493         100.0%
438    Kansas 11 - Hamilton                48,379          48,379         100.0%
542    Nebraska 10 - Cass                  47,686          47,686         100.0%
596    Oklahoma 1 - Cimarron               47,414          47,414         100.0%
354    Colorado 7 - Saguache               45,555          45,555         100.0%
367    Florida 8 - Jefferson               44,181          40,044          90.6%
583    North Dakota 4 - McKenzie           43,917          43,917         100.0%
545    Nevada 3 - Storey                   43,142          43,142         100.0%
503    Mississippi 11 - Lamar              41,656           6,231          15.0%
304    Joliet, IL                          40,849          40,849         100.0%
654    Texas 3 - Parmer                    39,835          39,835         100.0%
351    Colorado 4 - Park                   39,033          39,033         100.0%
664    Texas 13 - Reeves                   38,739          38,739         100.0%
638    South Dakota 5 - Custer             38,291          38,291         100.0%
525    Montana 3 - Phillips                35,670          35,670         100.0%
523    Montana 1 - Lincoln                 35,045          35,045         100.0%
504    Missouri 1 - Atchison               34,743          34,743         100.0%
535    Nebraska 3 - Knox                   33,015          32,359          98.0%
530    Montana 8 - Beaverhead              32,887          32,887         100.0%
340    California 5 - San Luis Obispo      31,444          31,444         100.0%
355    Colorado 8 - Kiowa                  31,005          31,005         100.0%
698    Washington 6 - Pacific              30,487          30,487         100.0%
466    Maine 4 - Washington                30,327          30,327         100.0%
528    Montana 6 - Deer Lodge              29,704          29,704         100.0%
671    Texas 20 - Wilson                   28,206          28,206         100.0%
663    Texas 12 - Hudspeth                 28,149          28,149         100.0%
595    Ohio 11 - Columbiana                27,994          27,994         100.0%
533    Nebraska 1 - Sioux                  27,543          27,543         100.0%
677    Utah 5 - Daggett                    27,503          27,503         100.0%
428    Kansas 1 - Cheyenne                 27,254          27,254         100.0%
439    Kansas 12 - Hodgeman                26,840          26,840         100.0%
662    Texas 11 - Cherokee                 25,363          25,363         100.0%
553    New Mexico 1 - San Juan             23,471          23,471         100.0%
634    South Dakota 1 - Harding            22,505          22,505         100.0%

                                                        NextWave
CMA   Market                           Population          POPs        % Covered
---- ------------------------------    ----------      ----------      ---------
305    Alton-Granite City, IL               22,432        22,432          100.0%
389    Idaho 2 - Idaho                      19,311        19,311          100.0%
531    Montana 9 - Carbon                   18,187        18,187          100.0%
432    Kansas 5 - Brown                     17,333        17,333          100.0%
484    Minnesota 3 - Koochiching            16,382        16,382          100.0%
546    Nevada 4 - Mineral                   12,583        12,583          100.0%
721    Wyoming 4 - Niobrara                 12,447        12,447          100.0%
524    Montana 2 - Toole                    12,366        12,366          100.0%

                                  Schedule 5.22

                                  Inquam Option

      NextWave Broadband Inc. has an option to acquire a 51% equity interest in Inquam Deutschland GmbH ("Inquam Deutschland") for an exercise price of EUR 9,690,000, subject to certain adjustments. Under certain circumstances provided for in that certain Subscription and Shareholder Agreement, dated as of December 29, 2005, by and between Inquam BMR GP and NextWave Broadband, Inc., NextWave Broadband, Inc. would be required to acquire a 51% equity interest in Inquam-BMR Sarl, which holds all the issued and outstanding shares of Inquam Deutschland, in lieu of a 51% equity interest in Inquam Deutschland. Inquam Deutschland possess a Foreign License (subject to ongoing litigation).

                                                                       EXHIBIT A
                                                                       ---------

                                  FORM OF NOTE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER MAY NOT OFFER, SELL, TRANSFER, ASSIGN, PLEDGE, HYPOTHECATE, OR OTHERWISE DISPOSE OF OR ENCUMBER THE SECURITIES REPRESENTED BY THIS CERTIFICATE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE ISSUER OF THESE SECURITIES MAY REQUEST AN OPINION OF LEGAL COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO THE ISSUER THAT ANY SUCH OFFER, SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION, OR OTHER DISPOSITION OR ENCUMBRANCE IS EXEMPT FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, IF SUCH OFFER, SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OR ENCUMBRANCE IS NOT PURSUANT TO RULE 144, RULE 144A OR AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.


THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR FURTHER INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE, THE HOLDER OF THIS NOTE SHOULD CONTACT THE OFFICE OF THE CHIEF FINANCIAL OFFICER OF NEXTWAVE WIRELESS LLC AT 12670 High Bluffs Drive, San Diego, CA 92130, WHO WILL PROMPTLY MAKE SUCH INFORMATION AVAILABLE.

                              NEXTWAVE WIRELESS LLC

                                                                    July17, 2006

                               SENIOR SECURED NOTE
                                    DUE 2010

No: |_|                                                             U.S. $|_|

      NextWave Wireless LLC, a Delaware limited liability company (and its permitted successors and assigns, the "Company"), for value received, promises to pay to [ ], or its permitted assigns, on the 15th day of July, 2010, the principal amount of $[ ] (the "Principal Amount"), and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the then outstanding Principal Amount at the rate of 7% per annum, payable in cash: provided that, if the Conversion Date shall not have occurred on or prior to the Conversion Target Date, interest shall accrue at the rate of 12% per annum during the period from the Target Conversion Target Date to the Conversion Date. Interest shall be payable semi-annually in arrears on January 15 and July 15 of each year, commencing January 15, 2007 (each such date, an "Interest Payment Date"), and upon any repayment, prepayment or redemption of any principal evidenced hereby, whether at stated maturity or otherwise, on the principal amount so paid. During any period during which there has occurred and is continuing any default in the payment when due of interest on, principal of, or premium, if any, or fees with respect to this Note (a "Payment Default"), the principal amount of this Note will accrue interest payable on demand in cash at a rate per annum equal to the sum of 2% plus the interest rate otherwise in effect on this Note (to the extent that the payment of such interest shall be legally enforceable).

                                   Exhibit A-1                Purchase Agreement

      This Note is a duly authorized issue of Senior Secured Notes of the Company, designated as "Senior Secured Notes due 2010" (the "Notes"), in the aggregate principal amount of U.S. $350,000,000 issued under the Purchase Agreement, dated as of July 17, 2006, by and among the Company, the guarantors named therein (the "Guarantors"), the Purchasers named therein and The Bank of New York, as Collateral Agent (as amended, restated, modified or supplemented from time to time, the "Purchase Agreement"). All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement. This Note shall at all times be secured by the Collateral Documents, guarantied by the Guarantors pursuant to the Guaranty and, from and after the Conversion Date, the Parent Guaranty, and subject to the terms and conditions of the Purchase Agreement.


      The Company shall treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes. The principal, premium, if any, and interest on this Note is payable when due in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts in the manner set forth in the Purchase Agreement.


      The Holder's determination of the principal amount of this Note shall be conclusive and binding, absent manifest error.

      1.    Optional Redemption

      This Note is subject to optional  redemption by the Company as provided in
Article VIIIof the Purchase Agreement.

      2.    Asset Sales


      This Note is subject to mandatory redemption in connection with certain asset sales as provided in Section 5.14 and Section 8.1(b) of the Purchase Agreement.

      3.    Change of Control Offers

      This Note is subject to mandatory offers to redeem in connection with a Change of Control as provided in Section 5.18 of the Purchase Agreement.

      4.    Guaranties

      Pursuant to the Guaranty, dated as of the date hereof (the "Guaranty"), each Guarantor has unconditionally and jointly and severally guarantied the payment of all obligations of the Company under the Notes; and pursuant to and the Parent Guaranty, dated as of the date hereof and effective as of the Conversion Date, the Parent has unconditionally and jointly and severally guarantied the payment of all obligations of the Company under the Notes.

      5.    Collateral Documents.

                         Exhibit A-2                          Purchase Agreement

      Pursuant to the Collateral Documents, the Company has secured its obligations under the Note and the Note Documents, each Guarantor has secured its obligations under the Guaranty by granting to the Holders of the Notes, a First Priority Lien on substantially all of their right, title and interest in and to the Collateral (as defined in the Security Agreement) and Parent will secure its obligations under the Guaranty by granting to the Holders of the Notes, a First Priority Lien on substantially all of its right, title and interest in and to the Collateral (as defined in the Security Agreement) as of the Conversion Date. Collateral shall be held by the Collateral Agent for the benefit of the Holders pursuant to the terms of the Collateral Agency Agreement.

      6.    Purchase Agreement

      The Company issued this Note under the Purchase Agreement. The terms of this Note include those stated in the Purchase Agreement, including, without limitation, the provisions in the Purchase Agreement respecting covenants, Events of Default and remedies.

      7.    Modification of Notes

      The Notes may be modified as provided in Section 10.3 of the Purchase Agreement.

      8.    Transfer

      This Note is subject to certain transfer restrictions as set forth in the Purchase Agreement.

      9.    Non-Waiver

      No course of dealing between the Company and the Holder of this Note or any delay or failure on the part of the Holder hereof in exercising any rights hereunder shall operate as a waiver of any rights of any Holder hereof, except to the extent expressly waived in writing by the Holder hereof.

      10.   Governing Law

      This Note shall be construed in accordance with and governed by the laws of the State of New York.

      11.   Successors and Assigns

      All of the covenants, promises and agreements in this Note shall bind the Company's successors and assigns, whether so expressed or not.

      12.   Headings

      The headings of the sections and paragraphs of this Note are inserted for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                                   Exhibit A-3                Purchase Agreement

                           [Signature Page to Follow]


































                                   Exhibit A-4                Purchase Agreement

      IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by a duly authorized officer and to be dated as of the day and year first above written.

                                                           NEXTWAVE WIRELESS LLC


                                                           By:
                                                              ------------------
                                                              Name:
                                                              Title:


                                  Exhibit A-5                 Purchase Agreement

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Company pursuant to Section 5.18 of the Purchase Agreement, check the box below:

                        ? Yes

      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 5.18 of the Purchase Agreement, state the amount you elect to have purchased (if no amount is set forth below you will have elected to have the full amount of the Note purchase by the Company):

                            $
                             --------------------

Date:
     ----------------
                                          Your Signature:
                                                         -----------------------
                                          (Sign exactly as your name appears on
                                           the face of this Note)

                                          Tax Identification No.:
                                                                 ---------------

                                  Exhibit A-6                 Purchase Agreement

                                                                       EXHIBIT B
                                                                       ---------


[PATTON BOGGS LLP LETTERHEAD]

July 17, 2006

The Bank of New York,
as Collateral Agent, under the Purchase
Agreement referred to below and for
itself and for each of the Purchasers referred to therein

Re: Purchase Agreement, dated as of July 17, 2006, by and among NextWave Wireless LLC ("Company"), the current Material and Lcense Subsidiaries of the Company as Guarantors (the "Guarantors"), the Purchaser parties thereto (the "Purchasers) and the Collateral Agent ("Purchase Agreement"); the Pledge and Security Agreement, dated as of July 17, 2006 (the "Security Agreement") and the other related Note Documents (as defined in the Purchase Ameement.

Ladies and Gentlemen:

We have served as special federal communications regulatory counsel to the Company and Guarantors in connection with the transactions contemplated by the Note Documents. Except as otherwise defined in this opinion, the capitalized terms used in this opinion shall have the same meanings herein as in the Purchase Agreement. This opinion is being delivered to you at the request of the Company pursuant to Section 2.2 of the Purchase Agreement.


This opinion is based, as to matters of law, solely upon the Communications Act of 1934, as amended, and the relevant rules, regulations, published policies, published decisions, and published orders of the FCC promulgated thereunder (the Communications Act of 1934, as amended, and such rules, regulations, published policies, published decisions, and published orders are referred to collectively hereinafter as the "Communications Laws") as of the date of this opinion. We express no opinion with respect to any other law, statute, rule, regulation, ordinance, policy, decision, judgment, decree, legal requirement or legal authority whatsoever. Our opinion does not address the effect, if any, of any pending legislation of any federal, state, local or other jurisdiction, pending FCC rulemaking proceedings, or any other pendig proceedings or matters before the FCC or any other Governmental Authority to whch the Company or any Guarantor is not a specific party of record. We express no opinion with respect to any Foreign License or Foreign Spectrum Lease.


For purposes of rendering this opinion, with respect to factual matters we relied solely upon (a) an examination of the publicly accessible electronic files of the FCC that were available for our

[PATTON BOGGS LLP LETTERHEAD]


July 17, 2006
Page 2

inspection on July 12, 2006 relating to (i) the FCC Licensis currently held by the Company and the Guarantors and (ii) the Underlying Lcenses (whch files may not include all of the records of the FCC pertaining to the FCC Licenses currently held by the Company and the Guarantors or the Underlying Licenses (b) the representations and warranties and covenants of the Company and the Guarantors set forth in the Note Documents and (c) the Spectrum Leases. We also relied upon the responses to our due diligence requests from the Investigations and Hearings Division, Enforcement Bureau, FCC, with respect to the existence of formal complaints, notices of apparent liability, hearings, investigations, petitions (other than with respect to specific applications), and other proceedings against the Company and the Guarantors within the responsibility of that Division.

Apart from the materials described in the immediately preceding paragraph, we did not examine, nor have we been asked to examine, any other document or instrument in connection with the preparation and delivery of this opinion, and no inference to the contrary should be drawn from the fact of our representation of the Company or Guarantors.

We assume, without independent verification, (a) the accuracy and completeness of all statements of fact contained in the documents that we examined; (b) the genuineness of all signatures appearing on the documents that we examined; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to authentic original documents of any documents submitted to us as certified, conformed, or photostatic copies; and (e) the legal capacity of all persons purporting to execute the documents examined by us. We further assume the due authorization, execution, and delivery of each of such documents by, or on behalf of, all parties thereto, the validity and binding effect of the Note Documents, the enforceability thereof against all parties thereto, and that there is no course of dealing between or among the parties to the Note Documents or the Spectrum Leases that could be construed to modify the terms and provisions set forth therein, except as disclosed on Schedule 4.15 to the Purchase Agreement. We also assume that the files of the FCC that we examined on July 12, 2006, were current, accurate and complete in all respects material to the opinions hereinafter set forth. We also assume that the versions of the Note Documents and the Spectrum Leases as executed by the parties thereto conform to the versions presented to us as final versions for our review.

We made no inspection or independent investigation of the assets or the operations of the Company or any of its Subsidiaries, and our understanding of the nature and extent of those assets and operations is based solely upon representations made by the Company and the Guarantors in the Note Documents. We did not examine the docket files of any court or any paper file of the FCC or any other Governmental Authority in connection with our preparation and delivery of this opinion.

As used herein, the expression "to our knowledge" or expressions of similar import mean the actual, present knowledge (that is, the conscious awareness of facts or other information) of

[PATTON BOGGS LLP LETTERHEAD]

July 17, 2006
Page 3

those attorneys currently in this law firm who have devoted substantive legal attention to the representation of Company and Guarantors with respect to the transactions contemplated by the Note Documents.


As used herein, the term "full force and effect" with respect to any FCC Lcense or Underlying License means that to our knowledge based upon the above described review of certain FCC electronic files: (a) the order issuing the FCC License or Underlying License has become effective; (b) no stay of effectiveness of such order has been issued by the FCC; and (c) the FCC License or Underlying License has not been invalidated by any subsequent published FCC action.


Based upon and subject to the foregoing, and subject to the other limitations, reservations, assumptions, exceptions, and qualifications set forth elsewhere herein, we are of the opinion that:


1. The execution and delivery by the Company and Guarantors, and the performance by Company and Guarantors of their obligations under and in accordance with the terms, of the Note Documents do not cause Company or the Guarantors to violate the Communications Laws or the FCC Licenses and do not require any prior consent or approval of, or registration or with, or any other prior action by, the FCC.


2. The Company or License Subsidiaries hold the FCC Licenses identified on Attachment 1. Attachment 1 also sets forth each Underlying License and the holder thereof as reflected on the face of such Underlying License. The FCC Licenses and the Underlying Licenses are in full force and effect and were issued for the full license duration customarily applicable to wireless licenses of similar character. The FCC Licenses and the Underlying Licensees, are not subject to any conditions other than those that: (a) appear on the Licenses or
(b) are imposed by the FCC in the ordinary course upon wireless licenses of similar character.


3. To our knowledge, except for any FCC proceedings affecting the wireless services authorized to be provided by the FCC Licenses industries in general, there are no actions, suits, investigations, complaint, order to show cause, notice of violation, notice of apparent liability, notice of forfeiture or other administrative proceedings outstanding, pending or overtly threatened in writing by or before the FCC against the Company, its License Subsidiaries, the FCC Licenses or the Underlying Licenses , except as otherwise set forth in Schedules
4.13 and 4.15 to the Purchase Agreement.

4. To our knowledge, there is no outstanding adverse decree, order or other ruling of the FCC that has been issued against the Company, the Guarantors, the FCC Licenses, the Underlying Licenses or the holder of an Underlying License.

[PATTON BOGGS LLP LETTERHEAD]

July 17, 2006
Page 4

5. To our knowledge, the Company and each of its License Subsidiaries have timely filed with the FCC all material reports, applications, documents, instruments and information as are required under the Communications Laws.


6. To our knowledge, including a review of the publicly accessible electronic files of the FCC on July 12, 2006, there is no action pending or threatened by or before the FCC with respect to radio frequency interference as a result of the Company or any Guarantor's operations under any FCC License or Underlying License.


7. To our knowledge the terms and conditions of each Spectrum Lease, and the performance by each party of its obligations thereunder, do not violate or conflict with the Communications Laws.


Our   opinions  set  forth   herein  are  subject  to  the   following   further
qualifications:


(a) To the extent that the exercise of any rights and remedies by the Collateral Agent, the Purchasers, or a Holder under the Note Documents would result in a voluntary or an involuntary dejure or de facto assignment of any FCC License, or a voluntary or involuntary transfer of dejure or de facto control of any holder of any License, such assignment or transfer would require the prior consent of the FCC. While we are unaware of any FCC decision or ruling that has held that the particular combination of covenants and provisions in the Note Documents constitutes a de facto transfer to a lender or to a secured party of the control of an FCC authorization or the holder thereof that would require the FCC's prior consent thereto, we express no opinion as to whether the exercise by any Purchaser, Holder or the Collateral Agent of any of their rights, powers, privileges, and remedies pursuant to various provisions of the Note Documents, in any particular circumstance, might represent the kind of activity in the affairs of the holder of an FCC authorization that would be found by the FCC to constitute a de facto transfer of the control of such holder and that would require the FCC's prior consent thereto.


(b) To the extent that the Note Documents purport to appoint a Purchaser, Holder or the Collateral Agent as the attorney-in-fact for the Company or the Guarantors, with certain rights, privileges, and powers to execute documents in the place and stead of the Company or the Guarantors, we express no opinion as to whether the Communications Laws permit the grantee of a power of attorney to execute any application, report, document, or other instrument to be filed with the FCC on behalf of and in the place of the party granting such power of attorney, except in the case of the grantor's absence from the United States, or in the case of the grantor's physical disability, and then only subject to certain further restrictions and limitations.


      (c) Under the Communications Laws, the FCC will not recognize, will not enforce, will not permit the enforcement of, and is not bound to recognize the purported enforcement by any Governmental Authority of, any pledge, security interest, lien, mortgage, hypothecation, or other

[PATTON BOGGS LLP LETTERHEAD]

July 17, 2006
Page 5

encumbrance directly upon any license, permit, or authorization issued by the FCC. The Communications Laws do not accord to a private party a right of "ownership" of the radio frequency or radiofrequencies used or to be used by such party's station pursuant to a license, permit, or authorization issued by the FCC; nor do the Communications Laws enable the holder of any such license, permit, or authorization to assert a property right in such radiofrequency or radiofrequencies.


      (d) This letter expresses our legal opinion as to the foregoing matters based on our professional judgment at this time; it is not, however, to be construed as a guaranty. Nor is it a warranty that a court considering such matters would not rule in a manner contrary to the opinions set forth above.


This opinion is rendered solely to you in connection with the transactions contemplated in the Note Documents. This opinion may not be relied upon by you for any other purpose, or furnished to, filed with, quoted to, or relied upon by, any other person or entity without our prior written consent; provided, however, that our prior written consent shall not be required in order for you to furnish a copy of this opinion upon request to (a) any bank examiner, insurance examiner or any other regulatory authority with jurisdiction over the business of any Purchaser, or (b) any prospective or actual assignees of, and prospective or actual participants in the interests of, any Purchaser, and their respective accountants and counsel. Any Person who is, or who shall hereafter become, a Holder or Collateral Agent may rely upon this opinion without our prior written consent, provided that at and as of the time that such Person is or becomes a Holder or Collateral Agent (y) such Person is not then, nor has been, in any matter substantially related to the transactions contemplated by the Note Documents or to the Company or to the Guarantors, a client of this firm, or (z) if such Person then is, or has been, in any matter substantially related to the transactions contemplated by the Note Documents or to the Company, a client of this s firm, any actual or potential professional conflicts of interest on the part of this firm resulting from our representation of such Person and our role as the giver of this opinion shall be waived in writing by such Person as a condition precedent to such Person being allowed to rely upon this opinion. Any disclosure of this opinion, in whole or in part, to any Person pursuant to this paragraph shall be on the condition and with the understanding that (i) this opinion speaks only as of the date hereof, (ii) we have no responsibility or obligation to update this opinion, to consider its facts or any other developments of which we may later become aware, and (iii) any reliance by such Person who is or becomes a Holder or Collateral Agent must be actual and reasonable under the circumstances existing at the time such Person becomes a Holder or Collateral Agent, including any changes in law, facts or any other developments known to or reasonably knowable by such Person at such time.


This opinion is rendered as of the date hereof, and we do not undertake to advise you of any matters or facts whch occur or which may come to our attention subsequent to the date hereof and whch may affect the opinions expressed herein.

[PATTON BOGGS LETTERHEAD]

July 17, 2006
Page 6




Very truly yours,

PATTON BOGGS LLP

By: /s/ Paul C. Besozzi
    -------------------
    Paul C. Besozzi

PCB:tmc

                                  ATTACHMENT 1

                      FCC Licenses And Underlvinp Licenses

                                  FCC Licenses*

    City, State/License Type/Call Sign                              Holder

o  Phoenix, AZ/WCS/KNLB219                                       NW Spectrum Co.

o  Los Angeles-San Diego, CA/WCS/KNLB220                         NW Spectrum Co.

o  Jacksonville, FL/WCS/KNLB213                                  NW Spectrum Co.

o  Des Moines-Quad Cities, IA/WCS/KNLB293                        NW Spectrum Co.

o  Boston, MA/WCS/KNLB200                                        NW Spectrum Co.

o  Minneapolis-St. Paul, MN/WCS/KNLB292                          NW Spectrum Co.

o  Minneapolis-St. Paul, MN/WCS/KNLB218                          NW Spectrum Co.

o  St. Louis, MO/WCS/KNLB322                                     NW Spectrum Co.

o  Omaha, NE/WCS/KNLB294                                         NW Spectrum Co.

o  Albuquerque, NM/BRS/WHT662                                    NW Spectrum Co.

o  Albuquerque, NM/BRS/WHT661                                    NW Spectrum Co.

o  Henderson, NV/BRS/WHT722                                      NW Spectrum Co.

o  Las Vegas, NV/BRS/WHT724                                      NW Spectrum Co.

o  Houston, TX/WCS/KNLB323                                       NW Spectrum Co.

o  San Antonio, TX/WCS/KNLB255                                   NW Spectrum Co.

o  San Antonio, TX/WCS/KNLB215                                   NW Spectrum Co.

o  Milwaukee, WI/WCS/KNLB206                                     NW Spectrum Co.

o  Milwaukee, WI/WCS/KNLB217                                     NW Spectrum Co.

    City, State/License Type/Call Sign                             Holder

o  East Las Vegas, NV/PTPM/WQDA586                               NW Spectrum Co.

o  Henderson, NV/PTPM/WQBB256                                    NW Spectrum Co.

o  Henderson, NV/PTPM/WQCD316                                    NW Spectrum Co.

o  Henderson, NV/PTPM/WQCD320                                    NW Spectrum Co.

o  Henderson, NV/PTPM/WQDA595                                    NW Spectrum Co.

o  Henderson, NV/PTPM/WQDA596                                    NW Spectrum Co.

o  Henderson, NV/PTPM/WQDA597                                    NW Spectrum Co.

o  Henderson, NV/PTPM/WQDA603                                    NW Spectrum Co.

o  Henderson, NV/PTPM/WQDA607                                    NW Spectrum Co.

o  Henderson, NV/PTPM/WQDA608                                    NW Spectrum Co.

o  Henderson, NV/PTPM/WQDA613                                    NW Spectrum Co.

o  Las Vegas, NV/PTPM/WQBB253                                    NW Spectrum Co.

o  Las Vegas, NV/PTPM/WQBB255                                    NW Spectrum Co.

o  Las Vegas, NV/PTPM/WQDA591                                    NW Spectrum Co.

o  Las Vegas, NV/PTPM/WQDA592                                    NW Spectrum Co.

o  Las Vegas, NV/PTPM/WQDA593                                    NW Spectrum Co.

o  Las Vegas, NV/PTPM/WQDA598                                    NW Spectrum Co.

o  Las Vegas, NV/PTPM/WQDA599                                    NW Spectrum Co.

o  Las Vegas, NV/PTPM/WQDA600                                    NW Spectrum Co.

o  Las Vegas, NV/PTPM/WQDA601                                    NW Spectrum Co.

o  Las Vegas, NV/PTPM/WQDA602                                    NW Spectrum Co.

    City, State/License Type/Call Sign                             Holder

o  Las Vegas, NV/PTPM/WQDA604                                    NW Spectrum Co.

o  Las Vegas, NV/PTPM/WQDA605                                    NW Spectrum Co.

o  Las Vegas, NV/PTPM/WQDA606                                    NW Spectrum Co.

o  Las Vegas, NV/PTPM/WQDA609                                    NW Spectrum Co.

o  Las Vegas, NV/PTPM/WQDA610                                    NW Spectrum Co.

o  Las Vegas, NV/PPM/WQDA611                                     NW Spectrum Co.

o  Las Vegas, NV/PTPM/WQDA612                                    NW Spectrum Co.

o  Las Vegas, NV/PTPM/WQEY396                                    NW Spectrum Co.

o  Las Vegas, NV/PTPM/WQEY397                                    NW Spectrum Co.

* The Company FCC Licenses were assigned from NextWave Broadband Inc. to NW Spectrum Co. on July 7, 2006. A post-notification was filed with the FCC for the pro-foma assignment pursuant to the FCC's forbearance procedures pursuant to Sections 1.948(c) and (d) of the FCC's rules (FCC File No.0002679538). No prior FCC approval is required. Notification to the FCC is required within 30 days after consummation of the pro-forma assignment.

                              Underlying Licenses

    City, State/License Type/Call Sign                      Holder

o  Modeska Peak, CA/EBS/WHG396                      The Orange Catholic
                                                    Foundation

o  Toms River, NJ/EBS/WND374                           Saint Rose Church Schools

o  Toms River, NJ/EBS/WND596                        The Sea Girt School District

o  Beacon, Dutchess County, NY/EBS/KRS85                     New York Archdocese

o  Haverstraw, Rockland County, NY/EBS/KRS84                New York Archdiocese

o  Loomis, Sullivan County, NY/EBS/KRW67                     New York ArchQocese

           City, State/License TypeICall Sign               Holder

o  New York, NY/EBS/KRS81                           New York Archdiocese

o  New York, Richmond, NY/EBS/KRS82                 New York Archdocese

o  Rhinecliff, Dutchess County, NY/EBS/KRS86        New York Archdiocese

o  Yonkers, Westchester County, NY/EBS/KRS83        New York Archdiocese

o  Philadelphia, PA/EBS/WAU29                       Temple University

o  New York, NY/EBS/WHR828**                        Educational Broadcasting
                                                    Corporation

** Application for approval of long term de facto lease is pending before the FCC, as described as a "Material Pending Application" in this Schedule 4.13

                                                                       EXHIBIT C
                                                                       ---------

                               FORM OF CERTIFICATE
                                       OF
                                    [HOLDER]

                                 [_______], 2006

      Reference is made to the Purchase Agreement dated as of [______], 2006 (the "Purchase Agreement ") among NextWave Wireless LLC ("Issuer"), each Guarantor named therein and each Purchaser named therein.


      This Certificate is being delivered by [Holder] pursuant to Section 1.7(e)(3)(D) of the Purchase Agreement.


      The undersigned hereby certifies that [he/she] is the duly appointed and acting [_________] of [Holder], a [______________] ("Holder"), and hereby certifies as follows:


Holder is not (i) a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (ii) a ten-percent shareholder (within the meaning of Sections 881(c)(3)(B) or 871(h)(3)(B) of the Internal Revenue Code) of the Issuer, or (iii) a controlled foreign corporation described in Section 881(c)(3)(C) of the Internal Revenue Code.

                           [Signature Page to Follow]

      IN WITNESS WHEREOF, I have hereunto subscribed my name as of the date first above written.


                                                     [HOLDER]



                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:

                                                                       EXHIBIT D
                                                                       ---------


                                                               EXECUTION VERSION






                           COLLATERAL AGENCY AGREEMENT

                                TABLE OF CONTENTS
                                                                            Page


SECTION I.    DEFINITIONS; INTERPRETATION......................................1

    1.01  Definitions..........................................................1

    1.02  Headings.............................................................2

    1.03  Plural Terms.........................................................2

    1.04  Time.................................................................2

    1.05  Construction.........................................................2

    1.06  Conflicts............................................................2

    1.07  Other Interpretive Provisions........................................2

SECTION II.   COLLATERAL AND REMEDIES..........................................2

    2.01  Priority of Liens....................................................2

    2.02  Custody of Collateral................................................2

    2.03  Additional Collateral or Guaranties..................................3

    2.04  Enforcement of Remedies..............................................3

    2.05  Remedies of the Holders..............................................3

    2.06  Holder Information...................................................3

SECTION III.  DISTRIBUTION OF PROCEEDS.........................................4

    3.01  Collateral Proceeds Account..........................................4

    3.02  Distribution of Proceeds.............................................4

    3.03  Distributions Recovered..............................................4

SECTION IV.   THE COLLATERAL AGENT AND RELATIONS AMONG SECURED CREDITORS.......5

    4.01  Appointment, Powers and Immunities...................................5

    4.02  Reliance by the Collateral Agent.....................................5

    4.03  Collateral Agent Fees; Expenses; Interest............................5

    4.04  Resignation or Removal of the Collateral Agent.......................5

    4.05  Appointment of Co-Collateral Agent...................................6

    4.06  Authorization; Liability of Collateral Agent and Reliance............6

    4.07  Free Exercise of Rights..............................................7

    4.08  Indemnification by the Holders With Respect to Section 2.05..........8

SECTION V.    MISCELLANEOUS....................................................8

    5.01  Third Party Beneficiaries............................................8

                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page


    5.02  Notices..............................................................8

    5.03  Amendments; Waivers..................................................8

    5.04  Releases of Collateral...............................................9

    5.05  Successors and Assigns...............................................9

    5.06  Counterparts.........................................................9

    5.07  Governing Law........................................................9

    5.08  Merger...............................................................9

    5.09  Partial Invalidity...................................................9

    5.10  Jury Trial..........................................................10

EXHIBIT A     GLOSSARY.........................................................I

                           COLLATERAL AGENCY AGREEMENT

      This COLLATERAL AGENCY AGREEMENT (this "Agreement") dated as of July 17, 2006 is entered into among The Bank of New York, as collateral agent ("Collateral Agent"), and the undersigned Purchasers (together with their successors and assigns and any subsequent holder of Notes under the Purchase Agreement referred to below, the "Holders").

                                 R E C I T A L S

            A. The Holders are the purchasers and holders of Notes under the Purchase Agreement dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement") by and among NextWave Wireless LLC, a Delaware limited liability company (the "Company"), the Guarantors from time to time party thereto (the "Guarantors"), the Purchasers named therein and the Collateral Agent.

            B. The Guarantors and the Collateral Agent, in its capacity as collateral agent and representative for the Holders, have entered into that certain Guaranty dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Guaranty") pursuant to which the Guarantors have guaranteed the payment and performance of the Notes and the obligations of the Company under the Purchase Agreement and other Note Documents (the "Obligations").

            C. Pursuant to the terms and conditions of the Collateral Documents, the Company and the Guarantors have provided collateral security for all of the Obligations.

            D. Pursuant to the terms and conditions of the Collateral Documents, among other things, the Company and the Guarantors have granted to the Collateral Agent for the benefit of Holders, a security interest in, and a lien on the Collateral.

            E. The Collateral Agent and the Holders wish to enter into this Agreement to, among other things, set forth their understandings and agreements regarding the Holders' and the Collateral Agent's respective rights, obligations and priorities with respect to the Collateral and all proceeds thereof.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and the mutual covenants and promises set forth herein, each of the parties to this Agreement agrees as follows:

SECTION I. DEFINITIONS; INTERPRETATION.


                  1.01 Definitions. Unless otherwise indicated in this Agreement each term set forth in Exhibit A when used in this Agreement shall have the respective meaning given to that term in Exhibit A. Initially capitalized terms used in this Agreement without definition are defined in the Purchase Agreement unless the context requires otherwise.

                  1.02 Headings. Headings in this Agreement are for convenience of reference only and are not part of the substance hereof or thereof.

                  1.03 Plural Terms. All terms defined in this Agreement in the singular form shall have comparable meanings when used in the plural form and vice versa.

                  1.04 Time. All references in this Agreement to a time of day means New York City time, unless otherwise indicated.

                  1.05 Construction. This Agreement is the result of negotiations among, and has been reviewed by the Holders, the Collateral Agent and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all parties hereto and no ambiguity shall be construed in favor of or against any Holder or the Collateral Agent.

                  1.06 Conflicts. In the event of a conflict between the terms of this Agreement and the terms of any of the Collateral Documents or the Note Documents with respect to the matters related to the Collateral contained herein, as among the Collateral Agent and the Holders the terms of this Agreement shall control.

                  1.07 Other Interpretive Provisions. References in this Agreement to "Recitals," "Sections," "Exhibits" and "Schedules" are to recitals, sections, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement shall (a) include all exhibits, schedules and other attachments thereto, (b) include all documents, instruments or agreements issued or executed in replacement thereof, and (c) mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "include" and "including" and words of similar import when used in this Agreement shall not be construed to be limiting or exclusive.

SECTION II. COLLATERAL AND REMEDIES.

                  2.01 Priority of Liens. The Collateral Agent and the Holders hereby agree that the security interests and liens granted to the Collateral Agent under the Collateral Documents and any claims of the Collateral Agent and/or Holders under guaranties executed by Guarantors shall be treated, as among the Holders, as having equal priority and shall, except to the extent otherwise provided in Section 3.02, at all times be shared by the Holders as provided herein regardless of any claim or defense (including any claims under the fraudulent transfer, preference or similar avoidance provisions of applicable bankruptcy, insolvency or other applicable Governmental Rules affecting the rights of creditors generally) to which the Collateral Agent or any Holders may be entitled or subject.

                  2.02 Custody of Collateral. From and after the occurrence and during the continuation of an Event of Default, if any Holder acquires custody, control or possession of any Collateral other than any proceeds thereof distributed to such Holder pursuant to the terms of the Purchase Agreement, the Security Agreement or this Agreement, then such Holder shall promptly cause such Collateral to be delivered to, or put in the custody, possession or control of, the Collateral Agent for disposition or distribution in accordance with the provisions of this Agreement. From and after the occurrence and during the continuation of an Event of Default and until such time as the provisions of the immediately preceding sentence have been complied with, such Holder shall be deemed to hold such Collateral in trust for the parties entitled thereto under this Agreement.

                  2.03 Additional Collateral or Guaranties. None of the Holders shall accept a security interest in, or a Lien on, any collateral for the Obligations other than such Holder's beneficial interest in the security interest in, and Lien on, the Collateral granted to the Collateral Agent under the Collateral Documents; provided, however, that nothing contained in the foregoing shall be construed as prohibiting the opening and maintenance of deposit accounts for the account of the Company or Guarantors in the ordinary course of business. No Holder shall accept any guaranty of its Obligations from any Person unless such Person has previously or simultaneously guaranteed the Obligations held by each of the other Holders.

                  2.04 Enforcement of Remedies. Upon the occurrence and during the continuation of any Event of Default, the Collateral Agent shall, subject to the other provisions of this Agreement, take such action with respect to such Event of Default as shall be directed by the Required Holders (a "Direction Notice"); provided, however, that, in the absence of a Direction Notice, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interests of the Holders (other than the exercise of foreclosure remedies). Upon receipt by the Collateral Agent of a Direction Notice, the Collateral Agent shall seek to enforce the Collateral Documents and to realize upon the Collateral in accordance with such Direction Notice; provided, however, that the Collateral Agent shall not follow any Direction Notice if the Collateral Agent reasonably determines on the basis of an opinion of counsel that such Direction Notice is in conflict with any provisions of any applicable Governmental Rule, this Agreement or any of the relevant Collateral Documents, and the Collateral Agent shall not, under any circumstances, be liable to any Holder, the Company or any other Person for following a Direction Notice.

                  2.05 Remedies of the Holders. Unless otherwise consented to in writing by the Required Holders, no Holder, individually or together with any other Holder, shall have the right to, nor shall it, exercise or enforce any of the rights, powers or remedies which the Collateral Agent is authorized to exercise or enforce under this Agreement or any of the Collateral Documents.

                  2.06 Holder Information.

            (a) Collateral Agent shall provide a copy of the Register to any Holder, when and if requested by such Holder.

            (b) If the Collateral Agent proceeds to foreclose upon, collect, sell or otherwise dispose of or take any other action with respect to any or all of the Collateral or to enforce any provisions of the Collateral Documents or takes any other action pursuant to this Agreement or any provision of the Collateral Documents or requests directions from the Holders as provided herein, upon the request of the Collateral Agent, each of the Holders (or any agent of or representative for such Holder) shall promptly deliver a written notice to the Collateral Agent and each of the other Holders setting forth (a) the aggregate amount of principal, interest, fees, and other Obligations owing to such Holder under the applicable Note Documents as of the date specified by the Collateral Agent in such request and (b) such other information as the Collateral Agent may reasonably request.

SECTION III. DISTRIBUTION OF PROCEEDS.

                  3.01 Collateral Proceeds Account.

            (a) Upon receipt of a Direction Notice, the Collateral Agent shall establish a collateral proceeds account subject to the Lien created by the Collateral Documents in the name of the Collateral Agent into which the Proceeds (as defined below) shall be deposited and from which only the Collateral Agent may effect withdrawals (the "Collateral Proceeds Account"). Such amounts shall be held by the Collateral Agent in the Collateral Proceeds Account and shall be distributed from time to time by the Collateral Agent in accordance with Section 3.02.

            (b) Following the occurrence and during the continuation of an Event of Default, the following proceeds, payments and amounts (collectively, the "Proceeds") shall be deposited and held by the Collateral Agent in the Collateral Proceeds Account and shall be distributed from time to time by the Collateral Agent to the Holders in accordance with Section 3.02:

                  (i) any proceeds of any collection, recovery, receipt, appropriation, realization or sale of any or all of the Collateral through the enforcement of the Collateral Documents received by the Collateral Agent or any Holder; and

                  (ii) any amounts held in the Collateral Proceeds Account at the time an Event of Default occurs.

Each Holder agrees to deliver any Proceeds to the Collateral Agent within three
(3) Business Days after receipt of such Proceeds, or if later (in the case of clause (ii)), within three (3) Business Days of being advised of the occurrence of an Event of Default. Until such time as the provisions of the immediately preceding sentence have been complied with, such Holder shall be deemed to hold such Proceeds in trust for the parties entitled thereto under this Agreement.

                  3.02 Distribution of Proceeds. The Collateral Agent, at the request of the Holders, shall distribute the Proceeds which are held in the Collateral Proceeds Account in accordance with Section 12 of the Security Agreement, it being understood, however, that the Collateral Agent may deduct from any distribution the amount of all Collateral Agent's reimbursable fees and expenses that have not been paid by the Company or the Holders pursuant to
Section 4.03 or otherwise. The Collateral Agent shall make such distributions as promptly as reasonably practicable after the deposit of any Proceeds into the Collateral Proceeds Account and in any event within five (5) Business Days of receipt thereof.

                  3.03 Distributions Recovered Notwithstanding anything to the contrary contained in this Agreement, in each case in which any proceeds (or the value thereof) or payments are recovered as a preferential or otherwise voidable payment (whether by a trustee in bankruptcy or otherwise) from the party which distributed those proceeds to another party or parties under this Agreement (the "Distributor"), each party to whom any of those proceeds were ultimately distributed (a "Distributee") shall, upon the Distributor's notice of the recovery to the Distributee, return to the Distributor an amount equal to the Distributee's ratable share of the amount recovered, together with a ratable share of interest thereon to the extent the Distributor is required to pay interest thereon computed on the amount to be returned from the date of the recovery. For purposes of this Agreement, "proceeds" means any payment (whether made voluntarily or involuntary) from any source, including any offset of any deposit or other indebtedness, any security (including any guaranty or any collateral) or otherwise.

SECTION IV. THE COLLATERAL AGENT AND RELATIONS AMONG SECURED CREDITORS.

                  4.01 Appointment, Powers and Immunities. Each Holder has appointed and authorized the Collateral Agent to act as its agent hereunder and under the Security Agreement, the other Collateral Documents and the Guaranty with such powers as are expressly delegated to the Collateral Agent by the terms of the Purchase Agreement, this Agreement, the Security Agreement, the other Collateral Documents, and the Guaranty, together with such other powers as are reasonably incidental thereto. The Collateral Agent shall not have any duties or responsibilities except those expressly set forth in the Purchase Agreement, this Agreement, the Security Agreement, any of the other Collateral Documents or the Guaranty. Notwithstanding anything to the contrary contained herein, the Collateral Agent shall not be required to take any action which is contrary to this Agreement, any of the other Collateral Documents or any applicable Governmental Rule. The Collateral Agent may employ agents and attorneys-in-fact and shall not be responsible to the Holders or any Holder for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

                  4.02 Reliance by the Collateral Agent.

            As to any other matters not expressly provided for by this Agreement, the Purchase Agreement, the Security Agreement, any of the other Collateral Documents or the Guaranty, the Collateral Agent shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Required Holders and shall in all cases be fully protected by the Holders in acting, or in refraining from acting, hereunder or under the Purchase Agreement, the Security Agreement, the Guaranty or any of the Collateral Documents in accordance with the instructions of the Required Holders, and such instructions of the Required Holders and any action taken or failure to act pursuant thereto shall be binding on all of the Holders.

                  4.03 Collateral Agent Fees; Expenses; Interest.

            The Collateral Agent shall not be obliged to expend its own funds in performing its obligations under this Agreement, the Purchase Agreement, the Security Agreement, the Guaranty, or the Collateral Documents.

                  4.04 Resignation or Removal of the Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent in accordance with this Section 4.05, the Collateral Agent may resign as collateral agent by delivering not less than thirty (30) days prior written notice to the Holders and the Collateral Agent may be removed at any time with or without cause by the Required Holders. Upon any such resignation or removal, the Required Holders shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been appointed by the Required Holders and shall have accepted such appointment within sixty (60) days after the retiring Collateral Agent's giving of notice of resignation or the Required Holders' removal of the retiring Collateral Agent, then the retiring Collateral Agent's resignation or removal shall nonetheless be effective, and the Required Holders shall assume and perform all duties of the Collateral Agent until such time, if any, as the Required Holders appoint a successor agent. Unless an Event of Default has occurred and is continuing, any succession or appointment of a Collateral Agent or co-Collateral Agent pursuant to the provisions of this
Section 4.04 shall require the prior written consent of the Company, such consent not to be unreasonably withheld or delayed. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Section 4 and the provisions of Section 1.5 of the Purchase Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent.

                  4.05 Appointment of Co-Collateral Agent. The Collateral Agent may and, upon the request of the Required Holders, shall by an instrument in writing delivered to the Company and Holders, appoint a bank or trust company or an individual to act as separate Collateral Agent or co-Collateral Agent in a jurisdiction where the Collateral Agent is disqualified from acting or for any other purpose deemed by the Collateral Agent or the Required Holders to be advantageous to their respective interests, such separate Collateral Agent or co-Collateral Agent to exercise only such rights and to have only such duties as shall be specified in the instrument of appointment. The Company will pay the reasonable out-of-pocket cost and expenses of any such separate Collateral Agent or co-Collateral Agent and, if requested by the Collateral Agent, such separate Collateral Agent or co-Collateral Agent or the Required Holders, the Company will enter into an amendment to this Agreement, satisfactory in substance and form to the Collateral Agent, the Required Holders, the Company (whose satisfaction shall not be unreasonably withheld or delayed) and such separate Collateral Agent or co-Collateral Agent, confirming the rights and duties of such separate Collateral Agent or co-Collateral Agent.

                  4.06 Authorization; Liability of Collateral Agent and
Reliance.

            (a) Each Holder hereby authorizes the Collateral Agent to (i) execute, deliver and perform the Security Agreement, each of the other Collateral Documents (including releases) and the Guaranty to which the Collateral Agent is or is intended to be a party, (ii) subject to the other terms and provisions hereof, exercise and enforce any or all rights, powers and remedies provided to the Collateral Agent by the Security Agreement, this Agreement, any other Collateral Documents, the Guaranty, any applicable Governmental Rule or any other document, instrument or agreement, whether before or after the occurrence of an Event of Default, and (iii) subject to the other terms and provisions hereof, take any other action under the Security Agreement, any other Collateral Document and the Guaranty which it shall deem advisable in the best interests of the Holders. Each Holder shall be bound by all of the agreements of the Collateral Agent contained in this Agreement, the Security Agreement, the other Collateral Documents and the Guaranty and by all other actions taken by the Collateral Agent pursuant to this Agreement, the Security Agreement, the other Collateral Documents and the Guaranty.

            (b) Collateral Agent shall not (i) be liable for any action taken or omitted to be taken by it under or in connection with the Purchase Agreement, or any other Note Document or the transactions contemplated hereby, except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein, (ii) be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error, other than an error resulting from its own gross negligence or willful misconduct, the sole recourse of any Holder to whom payment was due but not made shall be to recover from other Holders any payment in excess of the amount to which they are determined to be entitled (and such other Holders hereby agree to return to such Holder any such erroneous payments received by them), or (iii) be responsible in any manner to any Holder or its transferees for any recital, statement, representation or warranty made by the Company or the Guarantors or any officer thereof, contained herein or in any other Note Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, the Purchase Agreement or any other Note Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of the Purchase Agreement or any other Note Document, or for any failure of the Company or the Guarantors or any other party to any Note Document to perform its obligations hereunder or thereunder. In no event shall the Collateral Agent be liable for punitive, special, consequential, incidental, exemplary or other similar damages. In performing its functions and duties hereunder, the Collateral Agent shall exercise the same care that it would in dealing with loans for its own account. The Collateral Agent shall be under no obligation to any Holder or transferee to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Purchase Agreement or any other Note Document or the existence or possible existence of any Default or Event of Default, or to inspect the properties, books or records of the Company or the Guarantors or any Affiliate thereof. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Note Document, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein and shall not have or be deemed to have any fiduciary relationship with any Holder or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Note Document or otherwise exist against the Collateral Agent.

            (c) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company or the Guarantors), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by such Person in its sole discretion. The Collateral Agent shall have no obligation to take any action if it believes, in good faith, that such action is deemed to be illegal or exposes the Collateral Agent to any liability for which the Collateral Agent has not received satisfactory indemnification. The Collateral Agent shall be fully justified in failing or refusing to take any action under the Note Document unless it shall first receive such advice or concurrence of the Required Holders as it deems reasonably appropriate. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Note Documents in accordance with a request of the Required Holders, and such a request and any action taken or any failure to act pursuant thereto shall be binding upon all of the Holders.

                  4.07 Free Exercise of Rights. Except as specifically provided herein and in the Purchase Agreement and the Note Documents, (a) each Holder may exercise its rights and remedies under this Agreement, the Purchase Agreement, its Note Documents and all related documents, instruments and agreements for its sole benefit and (b) no Holder shall have any obligation or duty to exercise any such rights or duties for the benefit of any other Holder.

                  4.08 Indemnification by the Holders With Respect to Section
2.05. Without limiting the obligations of the Company under any Note Document, each Holder hereby agrees to indemnify each other Holder (any such Holder, a "Harmed Holder") for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any Harmed Holder in any way relating to or arising out of an action that would cause a breach by such Holder of Section 2.05 of this Agreement. The provisions of this Section 4.08 shall survive the payment in full of all the Obligations and the termination of this Agreement and all other Note Documents, and shall continue to apply to any Holder which ceases to be a Holder hereunder.

SECTION V. MISCELLANEOUS.


                  5.01 Third Party Beneficiaries. Nothing expressed n or to be implied from this Agreement is intended to give, or shall be construed to give, any Person (including the Company and its Subsidiaries), other than the Holders and the Collateral Agent, their permitted successors and assigns hereunder any benefit or legal or equitable right, remedy ore claim under or by virtue of this Agreement or under or by virtue of any provision herein.

                  5.02 Notices. All notices and other communications provided for herein, (including any modifications of, or waivers or consents under this Agreement) shall be sent in accordance with Section 10.1 of the Purchase Agreement.

                  5.03 Amendments; Waivers. Any term, covenant, agreement or condition of this Agreement or any of the Collateral Documents may be amended or waived if such amendment or waiver is in writing and is signed by the Required Holders; provided, however that:

            (a) Any amendment or waiver which affects the rights or duties of the Collateral Agent must be in writing and be signed also by the Collateral Agent;

            (b) Any amendment or waiver which waives or amends this Section 5.03 or Section 5.04 must be in writing and signed by all Holders and the Company; and

            (c) Any amendment to this Agreement which by its terms increases or modifies the obligations of the Company hereunder must be in writing and acknowledged and agreed to by the Company.

No failure or delay by the Collateral Agent or the Holders in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

                  5.04 Releases of Collateral. The parties hereto agree that the Collateral Agent shall release (and hereby authorize the Collateral Agent to release) all or any portion of the Collateral, (other than in connection with the exercise of its rights and remedies pursuant to Section 2.04) upon the receipt by the Collateral Agent of a written notice from the Required Holders (or in the case of a release of all or substantially all of the Collateral, all Holders) stating that such Holders have approved the release of all of the Collateral or such portion of the Collateral specified in such notice. Upon receipt of such written notice, the Collateral Agent shall, at the Company's expense, execute and deliver such releases of its security interest in, or Lien on, such Collateral to be released, and provide a copy of such releases to the Holders.

      In addition, the parties hereto agree that the Collateral Agent shall release Collateral without the written approval of the Required Holders or Holders, as applicable, in accordance with Section 10.4 of the Purchase Agreement.

                  5.05 Successors and Assigns. This Agreement and the Collateral Documents shall be binding upon and inure to the benefit of the Holders and the Collateral Agent and their respective successors and permitted assigns permitted under the Purchase Agreement, except that no Person other than a Holder (including any Person which becomes a holder of Notes after the date hereof in accordance with the Purchase Agreement) and the Collateral Agent (including any Person which becomes a successor Collateral Agent pursuant to Section 4.05) shall have any rights and remedies under this Agreement or any other Collateral Document. Any purported assignment that does not comply with the Purchase Agreement shall be null and void. Subject to the foregoing limitations, all references in this Agreement to any Person shall be deemed to include all successors and permitted assigns of such Person.

                  5.06 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together will constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  5.07 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK.

                  5.08 Merger. This Agreement and the Note Documents supersede all prior agreements, written or oral, among the parties with respect to the subject matter of such agreements.

                  5.09 Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any applicable Governmental Rule of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the Governmental Rules of any other jurisdiction shall in any way be affected or impaired thereby.

                  5.10 Jury Trial. EACH OF THE COLLATERAL AGENT AND THE HOLDERS TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH OF THE COLLATERAL AGENT AND THE HOLDERS HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE COLLATERAL AGENT AND THE HOLDERS TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


THE BANK OF NEW YORK,
as the Collateral Agent


By:  /s/  Stephen C. Jerard
   -----------------------------------------
Name:   Stephen C. Jerard
      --------------------------------------
Title:  Vice President
       -------------------------------------

AVENUE INVESTMENTS, L.P.
By: Avenue Partners, LLC, its General Partner


By:  /s/  Sonia Gardner
   ---------------------------------
Name:   Sonia Gardner
Title:  Member


Address: Avenue Capital Group
            535 Madison Avenue
            14th Floor
            New York, NY 10022
            Tel: (212) 878-3568
            Email: rsymington@avenuecapital.com; bmulhern@avenuecapital.com
                   ----------------------------
            Attn: Robert Symington
                  Brian Mulhern
                  James Resvanis
                  Esther Posner




Initial Bank Account: JP Morgan Chase Bank
                      ABA #:  021-000-021
                      FBO:  Citigroup Global Markets, Inc.
                      Acct:  066-645-646
                      F/F/C:  Avenue Capital Mgmt, II LP
                      Acct #:  522-36818-2-5
                      Attn:  Prime Broker Group

AVENUE SPECIAL SITUATIONS FUND IV, L.P.
By: Avenue Capital Partners IV, LLC, its General Partner
By: GL Partners IV, LLC, its Managing Member


By:  /s/  Sonia Gardner
   ---------------------------------
Name:   Sonia Gardner
Title:  Member


Address: Avenue Capital Group
            535 Madison Avenue
            14th Floor
            New York, NY 10022
            Tel: (212) 878-3568
            Email: rsymington@avenuecapital.com; bmulhern@avenuecapital.com
                   ----------------------------
            Attn: Robert Symington
                  Brian Mulhern
                  James Resvanis
                  Esther Posner



Initial Bank Account: JP Morgan Chase Bank
                      ABA #:  021-000-021
                      FBO:  Citigroup Global Markets, Inc.
                      Acct:  066-645-646
                      F/F/C:  Avenue Capital Mgmt, II LP
                      Acct #:  522-36818-2-5
                      Attn :  Prime Broker Group
                      US Dollars

DK ACQUISITION PARTNERS, L.P.
By: M.H. Davidson & Co., its General Partner


By:  /s/  Anthony Yoseloff
   ---------------------------------
Name:   Anthony Yoseloff
Title:  General Partner


Address:

Credit Contact:         DK Acquisition Partners, L.P.
                        c/o Davidson Kempner Capital Management
                        65 East 55th Street, 19th Floor
                        New York, New York 10022
                        Attention: Michael Leffell
                        Telephone: 212-446-4090
                        Facsimile: 212-371-4318
                        E-Mail: mleffell@dkpartners.com
                                -----------------------

Operations Contact:     DK Acquisition Partners, L.P.
                        c/o Davidson Kempner Capital Management
                        65 East 55th Street, 19th Floor
                        New York, New York 10022
                        Attention: Donna Glynn
                        Telephone: 212-446-4022
                        Facsimile: 212-446-4033
                        E-Mail: dglynn@dkpartners.com
                                ---------------------


Initial Bank Account:   Citibank
                        ABA No.:  021-000-089
                        F/C:  Bear Stearns
                        Acct. No.:  09253186
                        F/B/O:  DK Acquisition Partners, L.P.
                        Acct. No.:  102-28500-26
                        USD

HIGHBRIDGE INTERNATIONAL LLC
By: Highbridge Capital Management, LLC


By:  /s/  Adam Chill
   ---------------------------------
Name:   Adam Chill
Title:  Managing Director


Address:          c/o Highbridge Capital Management, LLC
                  9 West 57th Street, 27th Floor
                  New York, NY 10019
                  Attn:  Ari J. Storch/Adam J. Chill
                  Tel: (212) 287-4720
                  Fax: (212) 751-0755
                  Email: ari.storch@hcmny.com/adam.chill@hcmny.com
                         -----------------------------------------


Initial Bank Account:      Citibank
                           ABA #: 021-000-089
                           A/C: Bears Stearns Securities Corp.
                           A/C #: 09253186
                           FBO: Highbridge International LLC
                           A/C #: 102-07954

INVESTCORP INTERLACHEN MULTI-STRATEGY MASTER FUND LIMITED
By: Interlachen Capital Group LP, an Authorized Signatory


By:  /s/  Gregg T. Colburn
   ---------------------------------
Name:     Gregg T. Colburn
Title:    Authorized Signatory


Address:   800 Nicollet Mall, Suite 2500
           Minneapolis, MN 55402
           Tel: (612) 659-4450
           Fax: (612) 659-4401
           Attn: Greg Colburn and Legal Department


Initial Bank Account:


Fed Wire:  Citibank, N.A. New York
           ABA#: 021000089
           Account: Morgan Stanley & Co., NY
           Account #:38890774
           Subaccounts:Investcorp Interlachen Multi-Strategy Master Fund Limited Subaccount #: 038-C0961

Check:     Payable to same

Deliver to:Morgan Stanley & Co.
           1221 Ave. of the Americas - 28th Fl.
           New York, NY 10020
           Attn:  Vince Camileri, Prime Brokerage

POLYGON DEBT HOLDINGS LIMITED
By: Polygon Investment Partners LLP, its investment manager



By:  /s/  A. Mattena
   ---------------------------------
Name:   A. Mattena
Title:  PM?


Address:          10 Duke of York Square
                  London, SW3 4LY, U.K.


Initial Bank Account:

             Bank:                              UBS AG London
             Correspondent Bank:                UBS AG Stamford Branch
             Account No.:                       101-WA-377104-000
             Swift BIC:                         UBSWUS33
             Beneficiary BIC:                   UBSWGB2LPBS
             Name:                              NextWave Wireless LLC

SILVER OAK CAPITAL, L.L.C.,
as agent for and on behalf of the entities attached hereto


By:  /s/  Joe Wekselblatt
   -----------------------------------------
Name:    Joe Wekselblatt
Title:   Chief Financial Officer


Address:

Operational/Administrative Contract:       Angelo, Gordon, & Co., L.P.
                                           Accounting Department
                                           245 Park Avenue
                                           26th Floor
                                           New York, NY 10167
                                           Tel: (212) 692-2032
                                           Fax: (212) 867-1388
                                           Attn: Christopher Brescio

Closing Documentation/Credit Contract:     Angelo, Gordon, & Co., L.P.
                                           Accounting Department
                                           245 Park Avenue
                                           26th Floor
                                           New York, NY 10167
                                           Tel: (212) 692-2285
                                           Fax: (212) 867-6395
                                           Attn: Thomas Fuller


Initial Bank Account:      Citibank, N.A.
                           New York, NY
                           ABA #:  021-000089
                           A/C:  Bear Stearns Securities Corp.
                           A/C #:  09253186
                           Sub A/C:  Silver Oak Capital, L.L.C.
                           Sub A/C #:  102-74048-2
                           Attn:  George Fink and Leigh Waltzer
                           Ref:  {Credit Name}

THE UNDERSIGNED HEREBY ACKNOWLEDGE AND CONSENT TO THE FOREGOING:





COMPANY:                          NEXTWAVE WIRELESS LLC
-------


                                  By:           /s/  Frank Cassou
                                           ------------------------------------
                                           Name:  Frank Cassou
                                           Title: Executive Vice President





GUARANTORS:                       NEXTWAVE BROADBAND INC.,
----------                        NW SPECTRUM CO.,
                                  AWS WIRELESS INC.,
                                  PACKETVIDEO CORPORATION,


                                  Each By:      /s/  Frank Cassou
                                           ------------------------------------
                                           Name:  Frank Cassou
                                           Title: Executive Vice President

                                    Exhibit A

                                    Glossary


      "Collateral" has the meaning given to that term in the Security Agreement.

      "Collateral Agent" has the meaning given to that term in the introductory paragraph of this Agreement.

      "Collateral Documents" has the meaning given to that term in the Purchase Agreement.

      "Collateral Proceeds Account" has the meaning given to that term in
Section 3.01(a) of this Agreement.

      "Company" has the meaning given to that term in Recital A to this Agreement.

      "Direction Notice" has the meaning given to that term in Section 2.04 of this Agreement.

      "Distributee" has the meaning given to that term in Section 3.04 of this Agreement.

      "Distributor" has the meaning given to that term in Section 3.04 of this Agreement.

      "Event of Default" has the meaning given such term in the Purchase Agreement.

      "Governmental Authorization" means any permit, license, registration, approval, finding of suitability, authorization, plan, directive, order, consent, exemption, waiver, consent order or consent decree of or from, or notice to, action by or filing with, any Governmental Authority.

      "Governmental Rule" means any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, Governmental Authorization guidelines, policy or similar form of decision of any Governmental Authority.

      "Guarantors" has the meaning given to that term in Recital B to this Agreement.

      "Guaranty" has the meaning given to that term in Recital B to this Agreement.

      "Holders" has the meaning given to that term in the introductory paragraph of this Agreement.

      "Obligations" has the meaning given to that term in Recital B to this Agreement.

      "Proceeds" has the meaning given to that term in Section 3.01(b) of this Agreement.

      "Purchase Agreement" has the meaning given to that term in Recital A of this Agreement.

      "Purchaser" has the meaning given to that term in the introductory paragraph of this Agreement.

      "Security Agreement" has the meaning given to that term in the Purchase Agreement.

      "Securities Collateral" has the meaning given to that term in the Security Agreement.

                                                                       EXHIBIT E
                                                                       ---------

                        See Exhibit 10.1 to the Company's
                 Current Report on Form 8-K dated July 17, 2006

                                                                       EXHIBIT F
                                                                       ---------

                        See Exhibit 10.3 to the Company's
                 Current Report on Form 8-K dated July 17, 2006

                                                                       EXHIBIT G
                                                                       ---------

                              Intentionally Omitted

                                                                       EXHIBIT H
                                                                       ---------

                        See Exhibit 4.2 to the Company's
                 Current Report on Form 8-K dated July 17, 2006

                                                                       EXHIBIT I
                                                                       ---------


                           UBS FINANCIAL SERVICES INC.
                           ---------------------------
                       CORPORATE CASH MANAGEMENT SERVICES

                                          ACCOUNT CONTROL AGREEMENT
========================================================================================================================
                 FULL ACCOUNT TITLE                                BRANCH           ACCOUNT NUMBER     FINANCIAL ADVISOR
-------------------------------------------------------           ---------      ---------------------      ---------
|                                                     |           |   |   |      |   |   |   |   |   |      |   |   |
|  Nextwave Wireless LLC - Asset Sale Proceeds Accnt  |           |   |   |      |   |   |   |   |   |      |   |   |
|  -------------------------------------------------  |     -     | C | P |      | 0 | 1 | 3 | 7 | 0 |      | D | E |
|                        at                           |           |   |   |      |   |   |   |   |   |      |   |   |
|            UBS Financial Services Inc.              |           |   |   |      |   |   |   |   |   |      |   |   |
-------------------------------------------------------           ---------      ---------------------      ---------

ACCOUNT TRADING PERMITTED?            YES |X|  NO |_|
(See Section 3 below)
========================================================================================================================

      This Agreement is between UBS Financial Services Inc. (the "Firm"), the party signing this Agreement as Client where indicated below ("Client") and the party signing this Agreement as Creditor where indicated below ("Creditor").

      WHEREAS, pursuant to a separate security agreement between Client and Creditor, Client has granted Creditor a security interest in the above-referenced account (the "Account") and in the "security entitlements" (within the meaning of the Uniform Commercial Code as in effect in the State of New York ("UCC")) carried in the Account; and

      WHEREAS, Creditor, Client and the Firm are entering into this Agreement to provide for the control of the Account and of the security entitlements from time-to-time carried in the Account, and to perfect Creditor's security interest in the Account and in such security entitlements;

      NOW THEREFORE, the parties hereby agree as follows:

      SECTION 1. THE ACCOUNT.

            (a) The Firm hereby represents and warrants to Creditor and Client that (i) the Account has been established in the name and with the account number recited above; (ii) the Firm has established the Account pursuant to a Corporate Cash Management Account Agreement or other account agreement between Client and the Firm (the "Account Agreement"), as a "securities account" within the meaning of Section 8-501 of the UCC and the Account is an account to which "financial assets" (within the meaning of the UCC) are or may be credited; and
(iii) except for the claims and interests of Creditor and Client in the Account, and except for any claim in favor of the Firm permitted under Section 2, the Firm does not know of any claim to or interest in the Account.

            (b) All property now or hereafter credited by the Firm to the Account will be treated as financial assets under Article 8 of the UCC. No property credited to the Account shall be invested in assets held directly by Client and/or by Client's third party custodian or in any other asset that is not held in and credited to the Account.

      SECTION 2. PRIORITY OF LIEN. The Firm hereby acknowledges the security interest granted to Creditor by Client. The Firm hereby confirms that the Account is a cash account and that it will not advance any margin or other credit to Client with respect to the assets carried in the Account. The Firm acknowledges that any claim to, security interest in or lien upon the Account that the Firm has or hereafter acquires in the Account shall be junior and subordinate to the security interest of the Creditor, except for liens, encumbrances, claims and rights of setoff for the payment of the Firm's customary fees, commissions and charges pursuant to the Account

Agreement, for the payment for financial assets purchased for the Account and for delivery of financial assets liquidated for the Account. The Firm will not agree with any third party that the Firm will comply with "entitlement orders" (within the meaning of the UCC) concerning the Account originated by such third party without the prior written consent of Creditor and Client.

      SECTION 3. CONTROL; TRADING IN THE ACCOUNT. The Firm will comply with entitlement orders originated by Creditor concerning the Account without further consent by Client. Unless "ACCOUNT TRADING PERMITTED?" at the top of this Agreement is marked "NO," and except as otherwise provided in Section 4, the Firm also will comply with entitlement orders concerning the Account originated by Client or Client's authorized representatives, until such time as Creditor delivers a written notice, in the form set forth as EXHIBIT A hereto, to the Firm that Creditor is thereby exercising exclusive control over the Account (a "Notice of Exclusive Control"). As soon as commercially practicable, but in any event no later than three (3) business days, after receipt by the Firm of a Notice of Exclusive Control, the Firm will cease complying with entitlement orders or other directions concerning the Account that are originated by Client or its representatives until such time as the Firm receives a written notice from Creditor rescinding the Notice of Exclusive Control. The Firm will settle any transactions entered into by Client prior to the effectiveness of Creditor's Notice of Exclusive Control. The parties agree that the Firm is entitled to rely upon any Notice of Exclusive Control received from Creditor and shall have no duty to investigate or make any determination as to whether Creditor is entitled, or has been authorized. to give any such Notice of Exclusive Control.

      SECTION 4. WITHDRAWALS FROM THE ACCOUNT. (a) Prior to the second anniversary of the date hereof and (b) any time after the Firm has received and is complying with a Notice of Exclusive Control pursuant to Section 3 above, then notwithstanding the provisions of Section 3, the Firm will neither accept nor comply with any entitlement order from the Client or its authorized representatives withdrawing or making a free delivery of any financial assets from the Account nor deliver any such financial assets to Client nor pay any amount owing from the Firm to Client with respect to the Account without the specific prior written consent of Creditor. The prohibition on withdrawals prior to the second anniversary hereof pursuant to clause (a) in this Section 4, will not limit the obligation of the Firm to comply with other entitlement orders concerning the Account that are originated by Client of Client's authorized representatives in accordance with Section 3.

      SECTION 5. COURT ORDERS. In case any assets in the Account shall be attached, garnished or levied upon pursuant to any court order, or the delivery thereof shall be stayed or enjoined by any order of court, or any order, judgment or decree shall be made or entered by any court order affecting the assets held by the Firm under this Agreement, or any part thereof, the Firm is hereby expressly authorized in its reasonable discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its choosing are binding upon it, and in case the Firm obeys or complies with any such writ, order or decree, it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree being subsequently reversed, modified, annulled, set aside or vacated.

      SECTION 6. STATEMENTS AND CONFIRMATIONS. The Firm will send copies of all official Firm monthly or quarterly Account statements and all confirmations of transactions required by applicable law concerning the Account to Creditor at the address set forth below; the Firm shall not be required to provide to Creditor copies of any other reports or communications concerning the Account issued by the Firm or any of its agents, employees or associated persons.

      SECTION 7. INDEMNIFICATION OF THE FIRM. Client hereby agrees to indemnify and hold harmless the Firm, its affiliates and their respective directors, officers, agents and employees against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including without limitation, any and all court costs and reasonable attorneys' fees, in any way related to or arising out of or in connection with this Agreement or any action taken or not taken pursuant hereto, except to the extent caused by the Firm's material breach of its obligations hereunder. Creditor, in its capacity as collateral agent for certain third-party lenders, hereby agrees to indemnify and hold harmless the Firm, its affiliates and their respective directors, officers, agents and employees against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including, without limitation, any and all court costs and reasonable attorneys' fees, in any way related to or arising out of or in connection with (a) honoring or following any entitlement order or other instruction the Firm receives from Creditor, or (b) not honoring or following any entitlement order or other instruction the Firm receives from Client after the Firm's receipt of a Notice of Exclusive Control, except, in each case, to the extent caused by the Firm's material breach of its obligations hereunder. This Agreement does not create any obligation or duty of the Firm other than those expressly set forth herein and the Firm shall bear no liability or responsibility for failure to take any action not expressly required hereunder or for taking any action that is expressly permitted hereunder. Under no circumstances shall the Firm or any of its affiliates or their respective directors, officers, agents or employees, be liable or responsible (x) for any consequential, indirect, incidental, special, exemplary or punitive damages, or lost profits, arising from this Agreement; or (y) to Creditor or any third-party with respect to increases or decreases in the value of the Account or the assets held therein.

      SECTION 8. CLIENT ACCOUNT AGREEMENT. This Agreement supplements the Account Agreement, and except as otherwise expressly provided herein, does not supersede or abridge any rights or obligations of any of the parties to the Account Agreement. In the event of a conflict between the express terms of this Agreement and the Account Agreement or any other agreement between the Firm and Client relative to the Account, the terms of this Agreement will prevail.

      SECTION 9. INVESTMENT OF ACCOUNT PROPERTY. All property credited to the Account, subject to Section 1(b), shall be invested solely in (i) marketable securities (a) issued or directly and unconditionally guarantied as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date;
(ii) marketable direct obligations (including auction rate securities and variable rate demand obligations) issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's ("S&P") or Moody's Investors Service, Inc. ("MOODY'S") (with respect to any such security that has an auction or put feature, the next auction, put or reset date, and not final maturity, constitutes such security's maturity for all purposes hereunder); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-l from S&P or at least P-1 from Moody's; and
(iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia.

      SECTION 10. TERMINATION. The rights and powers granted herein to the Creditor have been granted in order to perfect its security interests in the Account, are powers coupled with an interest and will neither be affected by the bankruptcy, insolvency or assignment for the benefit of creditors of Client nor by the lapse of time. This Agreement shall continue in effect until terminated:
(a) by Creditor upon five (5) business days advance written notice to the Firm that the Agreement is to be terminated or that Creditor's security interest in the Account has terminated; or (b) by the Firm upon thirty (30) days advance written notice to Client and Creditor. Termination shall not, however, affect liabilities or obligations incurred or arising from entitlement orders, directions or transactions initiated under this Agreement prior to such termination date. Sections 7, 10, 11, 12, 13, 14 and 16 hereof, and any provisions which by their terms are intended to survive termination, shall survive termination of this Agreement.

      SECTION 11. CHOICE OF LAW; ENTIRE AGREEMENT; AMENDMENTS. This Agreement, its enforcement and the relationship between the parties hereto shall be governed by the laws of the State of New York, without giving effect to the choice of law or conflict of laws provisions thereof. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof. No amendment or modification of this Agreement, nor any assignment of any rights hereunder, shall be binding on any party hereto unless it is in writing and is signed by each party hereto (which consent will not be unreasonably withheld) provided, however, Creditor may, upon written notice to the Firm in accordance with Section 14 below, assign the Agreement without the written approval of Client or Firm to a successor Creditor duly appointed as a successor "Collateral Agent" under the Collateral Agency Agreement between Client and Creditor dated as of the date hereof. No waiver of any rights hereunder shall be binding on any party hereto unless such waiver is in writing and signed by the party against whom enforcement is sought.

      SECTION 12. SEVERABILITY. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such teiuis or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed (to the maximum extent possible) in such a way as to give effect to the intent of the invalid, void, or unenforceable provision in question.

      SECTION 13. SUCCESSORS. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives.

      SECTION 14. NOTICES. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by facsimile and electronic confirmation of error free receipt is received, or upon receipt of notice sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to that party at the addresses) set forth below; notice to the Firm shall not be deemed effective until given (as defined above) to both

Firm recipients set forth below. Any party may change its address(es) for notices in the manner set forth above.

      SECTION 15. COUNTERPARTS; EFFECTIVE DATE. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts. This Agreement shall become effective upon written acceptance by the Firm.

      SECTION 16. JURISDICTION; WAIVER OF JURY TRIAL. Creditor and Client each agrees that unless it timely demands arbitration pursuant to the rules of the National Association of Securities Dealers, Inc., any actions or proceedings with respect to any controversy arising out of or related to this Agreement shall be litigated by bench trial before a court of competent jurisdiction in any of the following forums: (a) the United States District Court for the Southern District of New York; or (b) the Supreme Court of the State of New York, New York County. The parties hereby submit to jurisdiction in the foregoing forums and waive any rights they may have to transfer or change the venue of any litigation brought in any such forum. Client and Creditor each consent to service of process by certified mail to the applicable address below. THE PARTIES HEREBY IRREVOCABLY WAIVE THEIR RIGHTS TO A JURY TRIAL.

      IN WITNESS WHEREOF, the parties have signed this Agreement, or caused it to be signed on their behalf by their duly authorized representatives, as of the date indicated below.

CLIENT NAME: NextWave Wireless LLC            CREDITOR NAME: THE BANK OF NEW YORK, AS
             Asset Sale Proceeds Acct.                       COLLATERAL AGENT FOR LENDERS
             ------------------------------                  ------------------------------

By:      /s/ George Alex
         ----------------------------------   By:      /s/ Stephen C. Jerard
Name:    George Alex                                   ------------------------------------
         ----------------------------------   Name:    Stephen C. Jerard
Date:    7/13/06                                       ------------------------------------
         ----------------------------------   Date:    July 13, 2006
Title:   EVP CFO                                       ------------------------------------
         ----------------------------------   Title:   Vice President
Address: 75 Holly Hill                                 ------------------------------------
         ----------------------------------   Address: 600 East Las Colinas Blvd.
         Greenwich, CT                                 ------------------------------------
         ----------------------------------            Suite 1300
         06830                                         ------------------------------------
         ----------------------------------            Irving, TX 75039
                                                       ------------------------------------
Facsimile No.: 203-742-2562
               ----------------------------   Facsimile No.: 972-401-8556
                                                             ------------------------------
UBS FINANCIAL SERVICES INC.

By:      /s/ Nancy A. Moser
         ----------------------------------
Name:    Nancy A. Moser
         ----------------------------------
Date:    7-14-06
         ----------------------------------
Title:   Director / Admin. Mgr.
         ----------------------------------

Address:   499 WASHINGTON BOULEVARD         AND    UBS FINANCIAL SERVICES INC.
           10TH FLOOR                              ATTN: YOUR FINANCIAL ADVISOR
           JERSEY CITY, NEW JERSEY 07310           {STREET/CITY/STATE INDICATED ON YOUR
           ATTN: LEGAL VERIFICATION GROUP          MOST RECENT ACCOUNT STATEMENT}
Facsimile: (201) 318-2890

                                    EXHIBIT A

                           [ON CREDITOR'S LETTERHEAD]

UBS Financial Services Inc.
499 Washington Boulevard
10th Floor
Jersey City, New Jersey 07310
Attn: Legal Verification Group
Facsimile: (201) 318-2890

RE:   NOTICE OF EXCLUSIVE CONTROL; ACCOUNT NO. ____________ (THE "ACCOUNT")

Please take notice, pursuant to the terms of that Account Control Agreement (the "Control Agreement") among the undersigned ("Creditor"), [CLIENT'S NAME] ("Client"), and UBS Financial Services Inc. (the "Firm"), that the undersigned is hereby exercising exclusive control over the Account and that the Firm should no longer follow instructions or entitlement orders concerning the Account, or any assets held in the Account, from Client, except to the extent consented to in writing and in advance by Creditor.

Very truly yours,

[NAME OF CREDITOR]


By:
      ----------------------------------

cc:   [CLIENT]
      [UBS FINANCIAL ADVISOR RESPONSIBLE FOR THE ACCOUNT, BY FACSIMILE OR IN-PERSON DELIVERY]

                           UBS FINANCIAL SERVICES INC.
                           ---------------------------
                       CORPORATE CASH MANAGEMENT SERVICES

                                          ACCOUNT CONTROL AGREEMENT
================================================================================================================
             FULL ACCOUNT TITLE                            BRANCH           ACCOUNT NUMBER     FINANCIAL ADVISOR
-----------------------------------------------           ---------      ---------------------      ---------
|                                             |           |   |   |      |   |   |   |   |   |      |   |   |
|  Nextwave Wireless LLC - Cash Reserve Acct  |           |   |   |      |   |   |   |   |   |      |   |   |
|  -----------------------------------------  |     -     | C | P |      | 0 | 1 | 3 | 7 | 4 |      | D | E |
|                    at                       |           |   |   |      |   |   |   |   |   |      |   |   |
|        UBS Financial Services Inc.          |           |   |   |      |   |   |   |   |   |      |   |   |
-----------------------------------------------           ---------      ---------------------      ---------

ACCOUNT TRADING PERMITTED?            YES |X|  NO |_|
(See Section 3 below)
================================================================================================================

      This Agreement is between UBS Financial Services Inc. (the "Firm"), the party signing this Agreement as Client where indicated below ("Client") and the party signing this Agreement as Creditor where indicated below ("Creditor").

      WHEREAS, pursuant to a separate security agreement between Client and Creditor, Client has granted Creditor a security interest in the above-referenced account (the "Account") and in the "security entitlements" (within the meaning of the Uniform Commercial Code as in effect in the State of New York ("UCC")) carried in the Account; and

      WHEREAS, Creditor, Client and the Firm are entering into this Agreement to provide for the control of the Account and of the security entitlements from time-to-time carried in the Account, and to perfect Creditor's security interest in the Account and in such security entitlements;

      NOW THEREFORE, the parties hereby agree as follows:

      SECTION 1. THE ACCOUNT.

            (a) The Firm hereby represents and warrants to Creditor and Client that (i) the Account has been established in the name and with the account number recited above; (ii) the Firm has established the Account pursuant to a Corporate Cash Management Account Agreement or other account agreement between Client and the Firm (the "Account Agreement"), as a "securities account" within the meaning of Section 8-501 of the UCC and the Account is an account to which "financial assets" (within the meaning of the UCC) are or may be credited; and
(iii) except for the claims and interests of Creditor and Client in the Account, and except for any claim in favor of the Firm permitted under Section 2, the Firm does not know of any claim to or interest in the Account.

            (b) All property now or hereafter credited by the Firm to the Account will be treated as financial assets under Article 8 of the UCC. No property credited to the Account shall be invested in assets held directly by Client and/or by Client's third party custodian or in any other asset that is not held in and credited to the Account.

      SECTION 2. PRIORITY OF LIEN. The Firm hereby acknowledges the security interest granted to Creditor by Client. The Firm hereby confirms that the Account is a cash account and that it will not advance any margin or other credit to Client with respect to the assets carried in the Account. The Firm acknowledges that any claim to, security interest in or lien upon the Account that the Firm has or hereafter acquires in the Account shall be junior and subordinate to the security interest of the Creditor, except for liens, encumbrances, claims and rights of setoff for the payment of the Firm's customary fees, commissions and charges pursuant to the Account

Agreement, for the payment for financial assets purchased for the Account and for delivery of financial assets liquidated for the Account. The Firm will not agree with any third party that the Firm will comply with "entitlement orders" (within the meaning of the UCC) concerning the Account originated by such third party without the prior written consent of Creditor and Client.

      SECTION 3. CONTROL; TRADING IN THE ACCOUNT. The Firm will comply with entitlement orders originated by Creditor concerning the Account without further consent by Client. Unless "ACCOUNT TRADING PERMITTED?" at the top of this Agreement is marked "NO," and except as otherwise provided in Section 4, the Firm also will comply with entitlement orders concerning the Account originated by Client or Client's authorized representatives, until such time as Creditor delivers a written notice, in the form set forth as EXHIBIT A hereto, to the Firm that Creditor is thereby exercising exclusive control over the Account (a "Notice of Exclusive Control"). As soon as commercially practicable, but in any event no later than three (3) business days, after receipt by the Firm of a Notice of Exclusive Control, the Firm will cease complying with entitlement orders or other directions concerning the Account that are originated by Client or its representatives until such time as the Firm receives a written notice from Creditor rescinding the Notice of Exclusive Control. The Firm will settle any transactions entered into by Client prior to the effectiveness of Creditor's Notice of Exclusive Control. The parties agree that the Firm is entitled to rely upon any Notice of Exclusive Control received from Creditor and shall have no duty to investigate or make any determination as to whether Creditor is entitled, or has been authorized, to give any such Notice of Exclusive Control.

      SECTION 4. WITHDRAWALS FROM THE ACCOUNT. (a) If the Firm has received and is complying with a Notice of Exclusive Control pursuant to Section 3 above, then notwithstanding the provisions of Section 3, the Firm will neither accept nor comply with any entitlement order from Client or its authorized representatives withdrawing or making a free delivery of any financial assets from the Account nor deliver any such financial assets to Client nor pay any amount owing from the Firm to Client with respect to the Account without the specific prior written consent of Creditor. (b) If no Notice of Exclusive Control is in effect, then the Firm may accept and comply with entitlement orders from Client or its authorized representatives withdrawing or making a free delivery of financial assets from the Account, may deliver any such financial assets to Client and may pay any amount owing from the Firm to Client with respect to the Account, provided that no such action is permitted if such withdrawal, delivery or payment would, after giving effect thereto, reduce the amount on deposit in such Account to less than $75,000,000 (unless the Creditor provides specific prior written consent). Creditor will execute and provide to the Firm a standing letter of authorization, in a form acceptable to the Firm, consistent with this Section 4. The prohibition on a withdrawal pursuant to this clause (b) will not otherwise limit the obligation of the Firm to comply with entitlement orders concerning the Account that are originated by Client or Client's authorized representatives in accordance with Section 3.

      SECTION 5. COURT ORDERS. In case any assets in the Account shall be attached, garnished or levied upon pursuant to any court order, or the delivery thereof shall be stayed or enjoined by any order of court, or any order, judgment or decree shall be made or entered by any court order affecting the assets held by the Firm under this Agreement, or any part thereof, the Firm is hereby expressly authorized in its reasonable discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its choosing are binding upon it, and in case the Firm obeys or complies with any such writ, order or decree, it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree being subsequently reversed, modified, annulled, set aside or vacated.

      SECTION 6. STATEMENTS AND CONFIRMATIONS. The Firm will send copies of all official Firm monthly or quarterly Account statements and all confirmations of transactions required by applicable law concerning the Account to Creditor at the address set forth below; the Firm shall not be required to provide to Creditor copies of any other reports or communications concerning the Account issued by the Firm or any of its agents, employees or associated persons.

      SECTION 7. INDEMNIFICATION OF THE FIRM. Client hereby agrees to indemnify and hold harmless the Firm, its affiliates and their respective directors, officers, agents and employees against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including without limitation, any and all court costs and reasonable attorneys' fees, in any way related to or arising out of or in connection with this Agreement or any action taken or not taken pursuant hereto, except to the extent caused by the Firm's material breach of its obligations hereunder. Creditor, in its capacity as collateral agent for certain third-party lenders, hereby agrees to indemnify and hold harmless the Firm, its affiliates and their respective directors, officers, agents and employees against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including, without limitation, any and all court costs and reasonable attorneys' fees, in any way related to or arising out of or in connection with (a) honoring or following any entitlement order or other instruction the Firm receives from Creditor, or (b) not honoring or following any entitlement order or other instruction the Firm receives from Client after the Firm's receipt of a Notice of Exclusive Control, except, in each case, to the extent caused by the Firm's material breach of its obligations hereunder. This Agreement does not create any obligation or duty of the Firm other than those expressly set forth herein and the Firm shall bear no liability or responsibility for failure to take any action not expressly required hereunder or for taking any action that is expressly permitted hereunder. Under no circumstances shall the Firm or any of its affiliates or their respective directors, officers, agents or employees, be liable or responsible (x) for any consequential, indirect, incidental, special, exemplary or punitive damages, or lost profits, arising from this Agreement; or (y) to Creditor or any third-party with respect to increases or decreases in the value of the Account or the assets held therein.

      SECTION 8. CLIENT ACCOUNT AGREEMENT. This Agreement supplements the Account Agreement, and except as otherwise expressly provided herein, does not supersede or abridge any rights or obligations of any of the parties to the Account Agreement. In the event of a conflict between the express terms of this Agreement and the Account Agreement or any other agreement between the Firm and Client relative to the Account, the terms of this Agreement will prevail.

      SECTION 9. INVESTMENT OF ACCOUNT PROPERTY. All property credited to the Account, subject to Section 1(b), shall be invested solely in (i) marketable securities (a) issued or directly and unconditionally guarantied as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date;
(ii) marketable direct obligations (including auction rate securities and variable rate demand obligations) issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's ("S&P") or Moody's Investors Service, Inc. ("MOODY'S") (with respect to any such security that has an auction or put feature, the next auction, put or reset date, and not final maturity, constitutes such security's maturity for all purposes hereunder); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-l from S&P or at least P-1 from Moody's; and
(iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia.

      SECTION 10. TERMINATION. The rights and powers granted herein to the Creditor have been granted in order to perfect its security interests in the Account, are powers coupled with an interest and will neither be affected by the bankruptcy, insolvency or assignment for the benefit of creditors of Client nor by the lapse of time. This Agreement shall continue in effect until terminated:
(a) by Creditor upon five (5) business days advance written notice to the Firm that the Agreement is to be terminated or that Creditor's security interest in the Account has terminated; or (b) by the Firm upon thirty (30) days advance written notice to Client and Creditor. Termination shall not, however, affect liabilities or obligations incurred or arising from entitlement orders, directions or transactions initiated under this Agreement prior to such termination date. Sections 7, 10, 11, 12, 13, 14 and 16 hereof, and any provisions which by their terms are intended to survive termination, shall survive termination of this Agreement.

      SECTION 11. CHOICE OF LAW; ENTIRE AGREEMENT; AMENDMENTS. This Agreement, its enforcement and the relationship between the parties hereto shall be governed by the laws of the State of New York, without giving effect to the choice of law or conflict of laws provisions thereof. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof. No amendment or modification of this Agreement, nor any assignment of any rights hereunder, shall be binding on any party hereto unless it is in writing and is signed by each party hereto (which consent will not be unreasonably withheld) provided, however, Creditor may, upon written notice to the Firm in accordance with Section 14 below, assign the Agreement without the written approval of Client or Firm to a successor Creditor duly appointed as a successor "Collateral Agent" under the Collateral Agency Agreement between Client and Creditor dated as of the date hereof. No waiver of any rights hereunder shall be binding on any party hereto unless such waiver is in writing and signed by the party against whom enforcement is sought.

      SECTION 12. SEVERABILITY. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such teiuis or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed (to the maximum extent possible) in such a way as to give effect to the intent of the invalid, void, or unenforceable provision in question.

      SECTION 13. SUCCESSORS. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives.

      SECTION 14. NOTICES. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by facsimile and electronic confirmation of error free receipt is received, or upon receipt of notice sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to that party at the addresses) set forth below; notice to the Firm shall not be deemed effective until given (as defined above) to both

Firm recipients set forth below. Any party may change its address(es) for notices in the manner set forth above.

      SECTION 15. COUNTERPARTS; EFFECTIVE DATE. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts. This Agreement shall become effective upon written acceptance by the Firm.

      SECTION 16. JURISDICTION; WAIVER OF JURY TRIAL. Creditor and Client each agrees that unless it timely demands arbitration pursuant to the rules of the National Association of Securities Dealers, Inc., any actions or proceedings with respect to any controversy arising out of or related to this Agreement shall be litigated by bench trial before a court of competent jurisdiction in any of the following forums: (a) the United States District Court for the Southern District of New York; or (b) the Supreme Court of the State of New York, New York County. The parties hereby submit to jurisdiction in the foregoing forums and waive any rights they may have to transfer or change the venue of any litigation brought in any such forum. Client and Creditor each consent to service of process by certified mail to the applicable address below. THE PARTIES HEREBY IRREVOCABLY WAIVE THEIR RIGHTS TO A JURY TRIAL.

      IN WITNESS WHEREOF, the parties have signed this Agreement, or caused it to be signed on their behalf by their duly authorized representatives, as of the date indicated below.

CLIENT NAME: NextWave Wireless LLC            CREDITOR NAME: THE BANK OF NEW YORK, AS
             Cash Reserve Acct.                              COLLATERAL AGENT FOR LENDERS
             ------------------------------                  ------------------------------

By:      /s/ George Alex
         ----------------------------------   By:      /s/ Stephen C. Jerard
Name:    George Alex                                   ------------------------------------
         ----------------------------------   Name:    Stephen C. Jerard
Date:    7/13/06                                       ------------------------------------
         ----------------------------------   Date:    July 13, 2006
Title:   EVP CFO                                       ------------------------------------
         ----------------------------------   Title:   Vice President
Address: 75 Holly Hill                                 ------------------------------------
         ----------------------------------   Address: 600 East Las Colinas Blvd.
         Greenwich, CT                                 ------------------------------------
         ----------------------------------            Suite 1300
         06830                                         ------------------------------------
         ----------------------------------            Irving, TX 75039
                                                       ------------------------------------
Facsimile No.: 203-742-2562
               ----------------------------   Facsimile No.: 972-401-8556
                                                             ------------------------------
UBS FINANCIAL SERVICES INC.

By:      /s/ Nancy A. Moser
         ----------------------------------
Name:    Nancy A. Moser
         ----------------------------------
Date:    7-14-06
         ----------------------------------
Title:   Director / Admin. Mgr.
         ----------------------------------

Address:   499 WASHINGTON BOULEVARD         AND    UBS FINANCIAL SERVICES INC.
           10TH FLOOR                              ATTN: YOUR FINANCIAL ADVISOR
           JERSEY CITY, NEW JERSEY 07310           {STREET/CITY/STATE INDICATED ON YOUR
           ATTN: LEGAL VERIFICATION GROUP          MOST RECENT ACCOUNT STATEMENT}
Facsimile: (201) 318-2890

                                    EXHIBIT A

                           [ON CREDITOR'S LETTERHEAD]

UBS Financial Services Inc.
499 Washington Boulevard
10th Floor
Jersey City, New Jersey 07310
Attn: Legal Verification Group
Facsimile: (201) 318-2890

RE:   NOTICE OF EXCLUSIVE CONTROL; ACCOUNT NO. ____________ (THE "ACCOUNT")

Please take notice, pursuant to the terms of that Account Control Agreement (the "Control Agreement") among the undersigned ("Creditor"), [CLIENT'S NAME] ("Client"), and UBS Financial Services Inc. (the "Firm"), that the undersigned is hereby exercising exclusive control over the Account and that the Firm should no longer follow instructions or entitlement orders concerning the Account, or any assets held in the Account, from Client, except to the extent consented to in writing and in advance by Creditor.

Very truly yours,

[NAME OF CREDITOR]


By:
      ----------------------------------

cc:   [CLIENT]
      [UBS FINANCIAL ADVISOR RESPONSIBLE FOR THE ACCOUNT, BY FACSIMILE OR IN-PERSON DELIVERY]

[LOGO] The BANK
        of NEW YORK

________________, 2006

Louis Paster
UBS Financial Services Inc.
One N. Wacker Dr., 25th Floor
Chicago, IL 60606

Re:   Nextwave Wireless LLC Account No. CP01374
      (the "Cash Reserve Account")

Dear Louis,

Please take notice that, pursuant to the terms of that Account Control Agreement (the "Control Agreement") among the undersigned ("Creditor"), NextWave Wireless LLC ("Client"), and UBS Financial Services Inc. (the "Firm"), the Firm may accept and comply with entitlement orders from Client or its authorized representatives withdrawing or making a free delivery of financial assets from the Cash Reserve Account, may deliver any such financial assets to Client and may pay any amount owing from the Firm to Client with respect to the Cash Reserve Account, provided that (1) no Notice of Exclusive Control (as defined in the Control Agreement) is in effect; and (2) no such action is permitted if such withdrawal, delivery or payment would, after giving effect thereto, reduce the amount on deposit in the Cash Reserve Account to less than $75,000,000 (unless, in each case, Creditor provides specific prior written consent).

Very truly yours,

THE BANK OF NEW YORK,
AS COLLATERAL AGENT


By:   /s/ Stephen Jerard
      ------------------------------------
Name: Steve Jerard

                           UBS FINANCIAL SERVICES INC.
                           ---------------------------
                       CORPORATE CASH MANAGEMENT SERVICES

                                          ACCOUNT CONTROL AGREEMENT
================================================================================================================
              FULL ACCOUNT TITLE                            BRANCH           ACCOUNT NUMBER     FINANCIAL ADVISOR
------------------------------------------------           ---------      ---------------------      ---------
|                                              |           |   |   |      |   |   |   |   |   |      |   |   |
|  Nextwave Wireless LLC - Spectrum Cash Acct  |           |   |   |      |   |   |   |   |   |      |   |   |
|  ------------------------------------------  |     -     | C | P |      | 0 | 1 | 3 | 7 | 3 |      | D | E |
|                    at                        |           |   |   |      |   |   |   |   |   |      |   |   |
|        UBS Financial Services Inc.           |           |   |   |      |   |   |   |   |   |      |   |   |
------------------------------------------------           ---------      ---------------------      ---------

ACCOUNT TRADING PERMITTED?            YES |X|  NO |_|
(See Section 3 below)
ACCOUNT WITHDRAWALS PERMITTED?        YES |X|  NO |_|
(See Section 4 below)
================================================================================================================

      This Agreement is between UBS Financial Services Inc. (the "Firm"), the party signing this Agreement as Client where indicated below ("Client") and the party signing this Agreement as Creditor where indicated below ("Creditor").

      WHEREAS, pursuant to a separate security agreement between Client and Creditor, Client has granted Creditor a security interest in the above-referenced account (the "Account") and in the "security entitlements" (within the meaning of the Uniform Commercial Code as in effect in the State of New York ("UCC")) carried in the Account; and

      WHEREAS, Creditor, Client and the Firm are entering into this Agreement to provide for the control of the Account and of the security entitlements from time-to-time carried in the Account, and to perfect Creditor's security interest in the Account and in such security entitlements;

      NOW THEREFORE, the parties hereby agree as follows:

      SECTION 1. THE ACCOUNT.

            (a) The Firm hereby represents and warrants to Creditor and Client that (i) the Account has been established in the name and with the account number recited above; (ii) the Firm has established the Account pursuant to a Corporate Cash Management Account Agreement or other account agreement between Client and the Firm (the "Account Agreement"), as a "securities account" within the meaning of Section 8-501 of the UCC and the Account is an account to which "financial assets" (within the meaning of the UCC) are or may be credited; and
(iii) except for the claims and interests of Creditor and Client in the Account, and except for any claim in favor of the Firm permitted under Section 2, the Firm does not know of any claim to or interest in the Account.

            (b) All property now or hereafter credited by the Firm to the Account will be treated as financial assets under Article 8 of the UCC. No property credited to the Account shall be invested in assets held directly by Client and/or by Client's third party custodian or in any other asset that is not held in and credited to the Account.

      SECTION 2. PRIORITY OF LIEN. The Firm hereby acknowledges the security interest granted to Creditor by Client. The Firm hereby confirms that the Account is a cash account and that it will not advance any margin or other credit to Client with respect to the assets carried in the Account. The Firm acknowledges that any claim to, security interest in or lien upon the Account that the Firm has or hereafter acquires in the Account shall be junior and subordinate to the security interest of the Creditor, except for liens, encumbrances, claims and rights of setoff for the payment of the Firm's customary fees, commissions and charges pursuant to the Account

Agreement, for the payment for financial assets purchased for the Account and for delivery of financial assets liquidated for the Account. The Firm will not agree with any third party that the Firm will comply with "entitlement orders" (within the meaning of the UCC) concerning the Account originated by such third party without the prior written consent of Creditor and Client.

      SECTION 3. CONTROL; TRADING IN THE ACCOUNT. The Firm will comply with entitlement orders originated by Creditor concerning the Account without further consent by Client. Unless "ACCOUNT TRADING PERMITTED?" at the top of this Agreement is marked "NO," and except as otherwise provided in Section 4, the Firm also will comply with entitlement orders concerning the Account originated by Client or Client's authorized representatives, until such time as Creditor delivers a written notice, in the form set forth as EXHIBIT A hereto, to the Firm that Creditor is thereby exercising exclusive control over the Account (a "Notice of Exclusive Control"). As soon as commercially practicable, but in any event no later than three (3) business days, after receipt by the Firm of a Notice of Exclusive Control, the Firm will cease complying with entitlement orders or other directions concerning the Account that are originated by Client or its representatives until such time as the Firm receives a written notice from Creditor rescinding the Notice of Exclusive Control. The Firm will settle any transactions entered into by Client prior to the effectiveness of Creditor's Notice of Exclusive Control. The parties agree that the Firm is entitled to rely upon any Notice of Exclusive Control received from Creditor and shall have no duty to investigate or make any determination as to whether Creditor is entitled, or has been authorized, to give any such Notice of Exclusive Control.

      SECTION 4. WITHDRAWALS FROM THE ACCOUNT. If (a) "ACCOUNT WITHDRAWALS PERMITTED?" at the top of this Agreement is marked "NO," or (b) the Firm has received and is complying with a Notice of Exclusive Control pursuant to Section 3 above, then notwithstanding the provisions of Section 3, the Firm will neither accept nor comply with any entitlement order from Client or its authorized representatives withdrawing or making a free delivery of any financial assets from the Account nor deliver any such financial assets to Client nor pay any amount owing from the Firm to Client with respect to the Account without the specific prior written consent of Creditor. The prohibition on a withdrawal pursuant to clause (a) in this Section 4 will not limit the obligation of the Firm to comply with other entitlement orders concerning the Account that are originated by Client or Client's authorized representatives in accordance with
Section 3.

      SECTION 5. COURT ORDERS. In case any assets in the Account shall be attached, garnished or levied upon pursuant to any court order, or the delivery thereof shall be stayed or enjoined by any order of court, or any order, judgment or decree shall be made or entered by any court order affecting the assets held by the Firm under this Agreement, or any part thereof, the Firm is hereby expressly authorized in its reasonable discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its choosing are binding upon it, and in case the Firm obeys or complies with any such writ, order or decree, it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree being subsequently reversed, modified, annulled, set aside or vacated.

      SECTION 6. STATEMENTS AND CONFIRMATIONS. The Firm will send copies of all official Firm monthly or quarterly Account statements and all confirmations of transactions required by applicable law concerning the Account to Creditor at the address set forth below; the Firm shall not be required to provide to Creditor copies of any other reports or communications concerning the Account issued by the Firm or any of its agents, employees or associated persons.

      SECTION 7. INDEMNIFICATION OF THE FIRM. Client hereby agrees to indemnify and hold harmless the Firm, its affiliates and their respective directors, officers, agents and employees against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including without limitation, any and all court costs and reasonable attorneys' fees, in any way related to or arising out of or in connection with this Agreement or any action taken or not taken pursuant hereto, except to the extent caused by the Firm's material breach of its obligations hereunder. Creditor, in its capacity as collateral agent for certain third-party lenders, hereby agrees to indemnify and hold harmless the Firm, its affiliates and their respective directors, officers, agents and employees against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including, without limitation, any and all court costs and reasonable attorneys' fees, in any way related to or arising out of or in connection with (a) honoring or following any entitlement order or other instruction the Firm receives from Creditor, or (b) not honoring or following any entitlement order or other instruction the Firm receives from Client after the Firm's receipt of a Notice of Exclusive Control, except, in each case, to the extent caused by the Firm's material breach of its obligations hereunder. This Agreement does not create any obligation or duty of the Firm other than those expressly set forth herein and the Firm shall bear no liability or responsibility for failure to take any action not expressly required hereunder or for taking any action that is expressly permitted hereunder. Under no circumstances shall the Firm or any of its affiliates or their respective directors, officers, agents or employees, be liable or responsible (x) for any consequential, indirect, incidental, special, exemplary or punitive damages, or lost profits, arising from this Agreement; or (y) to Creditor or any third-party with respect to increases or decreases in the value of the Account or the assets held therein.

      SECTION 8. CLIENT ACCOUNT AGREEMENT. This Agreement supplements the Account Agreement, and except as otherwise expressly provided herein, does not supersede or abridge any rights or obligations of any of the parties to the Account Agreement. In the event of a conflict between the express terms of this Agreement and the Account Agreement or any other agreement between the Firm and Client relative to the Account, the terms of this Agreement will prevail.

      SECTION 9. INVESTMENT OF ACCOUNT PROPERTY. All property credited to the Account, subject to Section 1(b), shall be invested solely in (i) marketable securities (a) issued or directly and unconditionally guarantied as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date;
(ii) marketable direct obligations (including auction rate securities and variable rate demand obligations) issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's ("S&P") or Moody's Investors Service, Inc. ("MOODY'S") (with respect to any such security that has an auction or put feature, the next auction, put or reset date, and not final maturity, constitutes such security's maturity for all purposes hereunder); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-l from S&P or at least P-1 from Moody's; and
(iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia.

      SECTION 10. TERMINATION. The rights and powers granted herein to the Creditor have been granted in order to perfect its security interests in the Account, are powers coupled with an interest and will neither be affected by the bankruptcy, insolvency or assignment for the benefit of creditors of Client nor by the lapse of time. This Agreement shall continue in effect until terminated:
(a) by Creditor upon five (5) business days advance written notice to the Firm that the Agreement is to be terminated or that Creditor's security interest in the Account has terminated; or (b) by the Firm upon thirty (30) days advance written notice to Client and Creditor. Termination shall not, however, affect liabilities or obligations incurred or arising from entitlement orders, directions or transactions initiated under this Agreement prior to such termination date. Sections 7, 10, 11, 12, 13, 14 and 16 hereof, and any provisions which by their terms are intended to survive termination, shall survive termination of this Agreement.

      SECTION 11. CHOICE OF LAW; ENTIRE AGREEMENT; AMENDMENTS. This Agreement, its enforcement and the relationship between the parties hereto shall be governed by the laws of the State of New York, without giving effect to the choice of law or conflict of laws provisions thereof. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof. No amendment or modification of this Agreement, nor any assignment of any rights hereunder, shall be binding on any party hereto unless it is in writing and is signed by each party hereto (which consent will not be unreasonably withheld) provided, however, Creditor may, upon written notice to the Firm in accordance with Section 14 below, assign the Agreement without the written approval of Client or Firm to a successor Creditor duly appointed as a successor "Collateral Agent" under the Collateral Agency Agreement between Client and Creditor dated as of the date hereof. No waiver of any rights hereunder shall be binding on any party hereto unless such waiver is in writing and signed by the party against whom enforcement is sought.

      SECTION 12. SEVERABILITY. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such teiuis or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed (to the maximum extent possible) in such a way as to give effect to the intent of the invalid, void, or unenforceable provision in question.

      SECTION 13. SUCCESSORS. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives.

      SECTION 14. NOTICES. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by facsimile and electronic confirmation of error free receipt is received, or upon receipt of notice sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to that party at the addresses) set forth below; notice to the Firm shall not be deemed effective until given (as defined above) to both

Firm recipients set forth below. Any party may change its address(es) for notices in the manner set forth above.

      SECTION 15. COUNTERPARTS; EFFECTIVE DATE. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts. This Agreement shall become effective upon written acceptance by the Firm.

      SECTION 16. JURISDICTION; WAIVER OF JURY TRIAL. Creditor and Client each agrees that unless it timely demands arbitration pursuant to the rules of the National Association of Securities Dealers, Inc., any actions or proceedings with respect to any controversy arising out of or related to this Agreement shall be litigated by bench trial before a court of competent jurisdiction in any of the following forums: (a) the United States District Court for the Southern District of New York; or (b) the Supreme Court of the State of New York, New York County. The parties hereby submit to jurisdiction in the foregoing forums and waive any rights they may have to transfer or change the venue of any litigation brought in any such forum. Client and Creditor each consent to service of process by certified mail to the applicable address below. THE PARTIES HEREBY IRREVOCABLY WAIVE THEIR RIGHTS TO A JURY TRIAL.

      IN WITNESS WHEREOF, the parties have signed this Agreement, or caused it to be signed on their behalf by their duly authorized representatives, as of the date indicated below.

CLIENT NAME: NextWave Wireless LLC            CREDITOR NAME: THE BANK OF NEW YORK, AS
             Spectrum Cash Acct.                             COLLATERAL AGENT FOR LENDERS
             ------------------------------                  ------------------------------

By:      /s/ George Alex
         ----------------------------------   By:      /s/ Stephen C. Jerard
Name:    George Alex                                   ------------------------------------
         ----------------------------------   Name:    Stephen C. Jerard
Date:    7/13/06                                       ------------------------------------
         ----------------------------------   Date:    July 13, 2006
Title:   EVP CFO                                       ------------------------------------
         ----------------------------------   Title:   Vice President
Address: 75 Holly Hill                                 ------------------------------------
         ----------------------------------   Address: 600 East Las Colinas Blvd.
         Greenwich, CT                                 ------------------------------------
         ----------------------------------            Suite 1300
         06830                                         ------------------------------------
         ----------------------------------            Irving, TX 75039
                                                       ------------------------------------
Facsimile No.: 203-742-2562
               ----------------------------   Facsimile No.: 972-401-8556
                                                             ------------------------------
UBS FINANCIAL SERVICES INC.

By:      /s/ Nancy A. Moser
         ----------------------------------
Name:    Nancy A. Moser
         ----------------------------------
Date:    7-14-06
         ----------------------------------
Title:   Director / Admin. Mgr.
         ----------------------------------

Address:   499 WASHINGTON BOULEVARD         AND    UBS FINANCIAL SERVICES INC.
           10TH FLOOR                              ATTN: YOUR FINANCIAL ADVISOR
           JERSEY CITY, NEW JERSEY 07310           {STREET/CITY/STATE INDICATED ON YOUR
           ATTN: LEGAL VERIFICATION GROUP          MOST RECENT ACCOUNT STATEMENT}
Facsimile: (201) 318-2890

                                    EXHIBIT A

                           [ON CREDITOR'S LETTERHEAD]

UBS Financial Services Inc.
499 Washington Boulevard
10th Floor
Jersey City, New Jersey 07310
Attn: Legal Verification Group
Facsimile: (201) 318-2890

RE:   NOTICE OF EXCLUSIVE CONTROL; ACCOUNT NO. ____________ (THE "ACCOUNT")

Please take notice, pursuant to the terms of that Account Control Agreement (the "Control Agreement") among the undersigned ("Creditor"), [CLIENT'S NAME] ("Client"), and UBS Financial Services Inc. (the "Firm"), that the undersigned is hereby exercising exclusive control over the Account and that the Firm should no longer follow instructions or entitlement orders concerning the Account, or any assets held in the Account, from Client, except to the extent consented to in writing and in advance by Creditor.

Very truly yours,

[NAME OF CREDITOR]


By:
      ----------------------------------

cc:   [CLIENT]
      [UBS FINANCIAL ADVISOR RESPONSIBLE FOR THE ACCOUNT, BY FACSIMILE OR IN-PERSON DELIVERY]

                                                                       EXHIBIT J
                                                                       ---------

                        See Exhibit 4.3 to the Company's
                 Current Report on Form 8-K dated July 17, 2006

                                                                       EXHIBIT K
                                                                       ---------

                        See Exhibit 10.2 to the Company's
                 Current Report on Form 8-K dated July 17, 2006